As filed with the Securities and Exchange Commission on June 27, 2005

                                      Registration Statement No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM SB-2
             Registration Statement Under The Securities Act Of 1933

                          ----------------------------

                           ASTRATA GROUP INCORPORATED
                 (Name of small business issuer in its charter)

               Nevada                                    7373                       84-140762
       (State or Jurisdiction                (Primary Standard Industrial         (IRS Employer
  of Incorporation or organization)           Classification Code Number)      Identification No.)

        1801 Century Park East, Suite 1830, Los Angeles, California 90067
                                 (310) 282-8646
          (Address and telephone number of principal executive offices and principal place of business)

                        Copies of all communications to:

                                                                       Randolf W. Katz, Esq.
                           Martin Euler                                   Bryan Cave LLP
       Chief Financial Officer, Astrata Group Incorporated          2020 Main Street, Suite 600
1801 Century Park East, Suite 1830, Los Angeles, California 90067    Irvine, California 92614
                          (310) 282-8646                                  (949) 223-7000
    (Name, address and telephone number of agent for service)           FAX (949) 223-7100

                          ----------------------------

      Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
                                                             Proposed maximum   Proposed maximum
     Title of each class of                 Amount            offering price       aggregate                 Amount of
  securities to be registered          to be registered        per share(1)      offering price          Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Common stock, $0.0001 par value       4,849,142 shares(2)          $3.40           $16,487,082                 $1,941
-------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating amount of registration fee pursuant to Rule 457(c) of the Securities Act of 1933.
(2) The shares of common stock being registered consist of (i) 2,683,626 Shares,
(ii) 1,779,450 shares underlying the Warrants and (iii) 386,066 shares of common stock issuable upon conversion of the Convertible Notes. See "Prospectus Summary" beginning on page 4 for these defined terms.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                           ASTRATA GROUP INCORPORATED
                              CROSS-REFERENCE SHEET

           Referencing Items in Part I of Form SB-2 to the Prospectus

    Item No. and Caption                                                 Heading in Prospectus
    --------------------                                                 ---------------------
1.  Forepart of the Registration Statement and Outside Front             Outside Front Cover Page
    Cover Page of Prospectus
2.  Inside Front and Outside Back Cover Pages of Prospectus              Inside Front and Outside Back Cover
3.  Summary Information and Risk Factors                                 Prospectus Summary; Risk Factors
4.  Use of Proceeds                                                      Use of Proceeds
5.  Determination of Offering Price                                      Outside Front Cover page
6.  Dilution                                                             Not Applicable
7.  Selling Security Holders                                             Selling Stockholders; Management; Security
                                                                         Ownership of Certain Beneficial Owners and Management
8.  Plan of Distribution                                                 Plan of Distribution
9.  Legal Proceedings                                                    Litigation
10. Directors, Executive Officers, Promoters and Control Persons         Management
11. Security  Ownership of Certain Beneficial Owners and Management      Security Ownership of Certain  Beneficial Owners
                                                                         and  Management
12. Description of Securities                                            Description of Capital Stock
13. Interest of Named Experts and Counsel                                Legal Matters; Experts
14. Disclosure of Commission Position  on Indemnification for            Indemnification
      Securities Act Liabilities
15. Organization Within Last Five Years Not Applicable
16. Description of Business                                              Description of Business; Where You Can Find
                                                                         More Information
17. Management's Discussion and Analysis or Plan of Operation            Management's Discussion and Analysis
18. Description of Property                                              Description of Business
19. Certain Relationships and Related Transactions                       Related Party Transactions
20. Market for Common Equity and Related Stockholder Matters             Risk Factors; Price Range of Common Stock;
                                                                         Selling Stockholders; Security Ownership of Certain
                                                                         Beneficial Owners and Management;
                                                                         Dividend Policy; Description of Capital Stock
21. Executive Compensation                                               Management
22. Financial Statements                                                 Financial Statements
23. Changes in and  Disagreements  with Accountants on Accounting and    Not Applicable
    Financial Disclosure

The information in this preliminary Prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED JUNE 27, 2005


                                4,849,142 SHARES

                           ASTRATA GROUP INCORPORATED

                                  COMMON STOCK

                      ------------------------------------

      This Prospectus relates to the public offering of 4,849,142 shares of our common stock, $0.0001 par value. These shares or interests therein may be offered and sold from time to time by the selling stockholders named herein or their transferees. We will bear the costs relating to the registration of these shares.

      The selling stockholders may dispose of their common stock through public or private transactions at prevailing market prices or at privately negotiated prices. The selling stockholders may include pledgees, donees, transferees, or other successors in interest. The selling stockholders will pay any sales commissions incurred in connection with the disposition of shares through this Prospectus.

      As described under the heading, "Selling Stockholders" and as more fully described herein, the selling security holders under this registration statement include certain officers and directors of the Company.


      Our shares are quoted on the OTC Bulletin Board under the symbol "ATTG." The closing price of the shares as quoted on the OTC Bulletin Board on June 22, 2005 was $3.40 per share.

                      ------------------------------------

      You should carefully consider "Risk Factors" beginning on page 7 for important information you should consider when determining whether to invest in our common stock.

                      ------------------------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                      ------------------------------------

                The date of this Prospectus is ___________, 2005

                                EXPLANATORY NOTES

      We have not authorized anyone to provide you with information or to represent anything not contained in this Prospectus. You must not rely on any unauthorized information or representations. The selling stockholders are offering to sell, and seeking offers to buy, only the shares of common stock covered by this Prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Prospectus is current only as of its date, regardless of the time of delivery of this Prospectus or of any sale of the shares. You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

      In this Prospectus, the words "Company," "we," "our," "ours" and "us" refer only to Astrata Group Incorporated and its subsidiaries (unless indicated otherwise), and not to any of the selling stockholders. The following summary contains basic information about this offering. It likely does not contain all of the information that is important to you. You should read carefully this entire Prospectus, including the consolidated financial statements and related notes included elsewhere herein, as well as the documents we have incorporated by reference into this Prospectus before making an investment decision.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary..........................................................  4
Risk Factors................................................................  7
Use of Proceeds............................................................. 15
Dividend Policy............................................................. 15
Capitalization.............................................................. 15
Price Range of Common Stock................................................. 15
Management's Discussion and Analysis........................................ 16
Description of Business..................................................... 22
Management.................................................................. 27
Indemnification of Officers, Directors and Others........................... 30
Related Party Transactions.................................................. 32
Security Ownership of Certain Beneficial Owners and Management.............. 33
Description of Capital Stock................................................ 35
Selling Stockholders........................................................ 35
Plan of Distribution........................................................ 42
Litigation.................................................................. 44
Legal Matters............................................................... 44
Experts..................................................................... 44
Where You Can Find More Information......................................... 44
Index to Financial Statements...............................................F-1

                               PROSPECTUS SUMMARY

      This summary highlights selected information contained elsewhere in this Prospectus. You should read the entire Prospectus carefully, including "Risk Factors" beginning on page 7 and the financial data and related notes, included elsewhere in this Prospectus, before making an investment decision.

Summary...........................    Beginning in December 2004,  Astrata Group
                                      Incorporated  ("Astrata" or the "Company")
                                      has engaged in and completed the following
                                      private  placement  transactions  for  the
                                      sale  of  the   Company's   common  stock,
                                      warrants and  convertible  debt securities
                                      (collectively, the "Private Placements"):

                                      In April 2005 and upon exercise of a green
                                      shoe   option,   in  May   2005,   Astrata
                                      completed a private placement transaction,
                                      exempt  under Rule 506 of  Regulation D of
                                      the  Securities  Act of 1933,  as  amended
                                      (the  "Securities  Act"), for the sale of,
                                      in  aggregate,  1,043,106  shares  of  the
                                      Company's  common  stock and  warrants  to
                                      purchase 1,043,106 shares of the Company's
                                      common stock,  with Rodman & Renshaw,  LLC
                                      and  Westminster  Securities  Corporation,
                                      acting as co-placement  agents, to certain
                                      institutional investors as described under
                                      the   heading    "Selling    Stockholders"
                                      beginning  on page  35.  Additionally,  in
                                      connection  with this  private  placement,
                                      the Company issued warrants to purchase an
                                      aggregate   of   108,196   shares  of  the
                                      Company's common stock to Rodman & Renshaw
                                      LLC and Westminster Securities Corporation
                                      in  connection   with  their  services  as
                                      co-placement  agents and the Watley  Group
                                      LLC  as  a  finder,   under  the   private
                                      placement. The private placement, together
                                      with  the  placement  agent  warrants,  is
                                      hereinafter    referred    to    as    the
                                      "Rodman/Westminster Private Placement."

                                      In January 2005,  the Company  completed a
                                      private  placement   transaction,   exempt
                                      under  Regulation S or Section 4(2) of the
                                      Securities  Act,  for the sale of  100,720
                                      shares of the  Company's  common stock and
                                      warrants to purchase 100,720 shares of the
                                      Company's   common   stock,   to   certain
                                      offshore investors as described under the heading "Selling Stockholders" beginning on page 35 (the "Regulation S Private Placement").

                                      In December 2004 and in February 2005, the
                                      Company    completed    various    private
                                      placement transactions,  exempt under Rule
                                      506 of Regulation D of the Securities Act,
                                      for the sale  of,  in  aggregate,  266,428
                                      shares of the  Company's  common stock and
                                      warrants to purchase 416,428 shares of the
                                      Company's   common   stock,   to   certain
                                      accredited  investors as  described  under
                                      the   heading    "Selling    Stockholders"
                                      beginning  on page 35 (the  "Regulation  D
                                      Private Placement").

                                      In  September  2004  and  subsequently  in
                                      December  2004,  the  Company  completed a
                                      private  placement   transaction,   exempt
                                      under  Rule  506  of  Regulation  D of the
                                      Securities  Act,  for the  issuance of (i)
                                      certain  convertible  demand  notes in the
                                      aggregate  principal amount of $1,884,000,
                                      convertible  upon  certain  events,   into
                                      386,066  shares  of the  Company's  common
                                      stock (subject to adjustment under certain
                                      circumstances)   and  (ii)   warrants   to
                                      purchase 92,000 shares of the Company's common stock, to an accredited investor, as described under the heading "Selling Stockholders" beginning on page 35 (the "Convertible Debt Placement").

                                      In February  2005,  in  connection  with a
                                      bridge  loan  financing  in the  aggregate
                                      amount of  $1,500,000,  the Company issued
                                      15,000  shares  of  the  Company's  common
                                      stock in a  transaction  exempt under Rule
                                      506 of Regulation D of the Securities Act,
                                      to    certain    accredited     investors.
                                      Additionally,   in  connection   with  the
                                      bridge loan financing,  the Company issued
                                      warrants to purchase  19,000 shares of the
                                      Company's  common  stock in a  transaction
                                      exempt  under Rule 506 of  Regulation D of
                                      the    Securities   Act   to   Westminster
                                      Securities  and  the  Watley  Group  as  a
                                      finder's   fee   for   the   bridge   loan
                                      financing.   The  bridge  loan  financing,
                                      together with the finder's fee warrants, are hereinafter referred to as the "Bridge Private Placement" as described under the heading "Selling Stockholders" beginning on page 35.

                                      In   connection   with   various   private
                                      placement  transactions  described  above,
                                      the Company also issued  56,500  shares of
                                      our  common  stock  as   compensation   to
                                      certain consultants for various services performed in connection with such private placements, as described under the heading "Selling Stockholders" beginning on page 35.

                                      Pursuant   to   the   private    placement
                                      transactions described above, we issued an
                                      aggregate  of  1,481,754   shares  of  our
                                      common stock (the  "Shares"),  warrants to
                                      purchase  1,779,450  shares of our  common
                                      stock  (the  "Warrants")  and  convertible
                                      demand  notes in the  aggregate  principal
                                      amount  of  $1,884,000,  convertible  upon
                                      certain events, into 386,066 shares of the
                                      Company's  common stock (the  "Convertible
                                      Notes";  together  with the Shares and the
                                      Warrants,     the    "Private    Placement
                                      Securities").

                                      We are registering 4,849,142 shares of our
                                      common  stock,  consisting  of the Shares,
                                      the shares  underlying  the  Warrants  and
                                      shares  underlying the Convertible  Notes,
                                      as well as  1,201,872  other shares of our
                                      common  stock that we  previously  issued,
                                      all for sale by the  selling  stockholders
                                      identified   under  the  heading  "Selling
                                      Stockholders"  beginning  on page 35.  The
                                      number   of   shares   subject   to   this
                                      Prospectus represents 39.5% of our issued and outstanding common stock as of June 22, 2005 and 33.6% assuming issuance of all currently unissued shares included in this Prospectus. There can be no assurance that any or all of the unissued shares will be issued.

Description of Business...........    Astrata,   with  its  principal  executive
                                      offices located at 1801 Century Park East,
                                      Suite 1830, Los Angeles, California 90067,
                                      is in the  business of  location-based  IT
                                      products  and   services.   Our  telephone
                                      number is (310) 282-8646.

Common Stock Outstanding..........    There  are  12,284,492  shares  of  common
                                      stock  issued and  outstanding  as of June
                                      22, 2005. For a more detailed discussion about our common stock, see the discussion under the heading "Description of Capital
                                      Stock" beginning on page 35.

Use of Proceeds...................    We will not receive any proceeds  from the
                                      disposition  of any of  the  Shares  being
                                      registered   on  behalf  of  the   selling
                                      stockholders.  We  will  not  receive  any
                                      proceeds in  connection  with a conversion
                                      of the Convertible Notes, when and if such
                                      conversion should occur. We will, however,
                                      reduce our total outstanding liability and
                                      experience a corresponding dilution of our
                                      common  stock in the event of a conversion
                                      of the Convertible  Notes. We will receive
                                      the  exercise  price upon  exercise of the
                                      Warrants  included in this Prospectus.  We
                                      expect to use the proceeds  received  from
                                      the exercise of the Warrants to expand our
                                      sales and  marketing  efforts  in the near
                                      future  and  for  other  general   working
                                      capital purposes.

Risk Factors......................    Purchase  of our common  stock  involves a
                                      high  degree of risk.  You should read and
                                      carefully  consider  the  information  set
                                      forth under "Risk  Factors"  beginning  on
                                      page  7  and  the  information   contained
                                      elsewhere in this Prospectus.

Forward Looking Statements........    The discussion in this Prospectus contains
                                      forward-looking  statements  that  involve
                                      risks and  uncertainties.  Actual  results
                                      could   differ   materially   from   those
                                      discussed   in   this   Prospectus.    See
                                      "Forward-Looking Statements" beginning on page 17.

Selected Financial Information....    The following selected financial data have
                                      been   derived   from   our   consolidated
                                      financial  statements.   Our  consolidated
                                      financial  statements  for the year  ended
                                      February 28, 2005 have been audited by Squar, Milner, Reehl & Williamson, LLP.
                                      Our consolidated financial statements for the year ended February 29, 2004 have been audited by BKR Logista Incorporated. Such financial statements are included in this Prospectus and the information below is qualified by reference to these financial statements and the audit reports by the forementioned accounting firms on those financial statements.

                                                                      For the year ended        For the year ended
                                                                       February 28, 2005         February 29, 2004
                                                                       -----------------         -----------------
Statement of Operations Data:
Net Sales...........................................................      $ 14,677,230             $  10,036,803
Operating income (loss).............................................      $ (6,891,307)            $      66,180
Net (loss)..........................................................      $ (7,311,460)            $     (24,747)
Basic and diluted net loss per common share.........................      $      (0.78)            $       (0.00)
Weighted-average basic and diluted common shares outstanding........         9,363,594                 6,275,000

                                                                        February 28, 2005    February 29, 2004
                                                                        -----------------    -----------------
Balance Sheet Data:
Cash and cash equivalents...........................................       $  1,281,064         $   264,067
Total assets........................................................       $ 14,331,007         $ 7,671,771
Total stockholders' equity..........................................       $  1,137,770         $ 2,499,210

                                  RISK FACTORS

      Investing in our common stock involves a high degree of risk. You should carefully review and consider the risk factors listed below, as well as the other information contained in this Prospectus, including our consolidated financial statements and related notes, before deciding to invest in shares of our common stock or to maintain or increase your investment in shares of our common stock. You should also review our annual report on Form 10-KSB, our quarterly reports on Form 10-QSB and previous and subsequent current reports on Form 8-K. The risks and uncertainties described below are not the only ones we may face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business, financial condition, and/or operating results. If any of the following risks, or any other risks not described below, actually occur, it is likely that our business, financial condition, and operating results could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to Our Business and Our Marketplace

Liquidity and Future Funding Requirements

      The consolidated financial statements included elsewhere herein have been prepared assuming the Company will continue in its present form, which contemplated, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. For the year ended February 28, 2005, the Company had a net loss of approximately $7.3 million and negative cash flow from operating activities of approximately $4.1 million. In addition, the Company had a working capital deficit of approximately $3.5 million as of February 28, 2005.

      In order for us to fund our operations and continue our business plan, substantial additional funding will be required from external sources. Management currently intends to fund operations through a combination of equity, lines of credit, and collateralized debt facilities. There can be no assurance that we will be able to secure equity financing on acceptable terms beyond the $3.6 million of gross proceeds received in April and May 2005. If not, management believes that it has the ability to access debt markets using sale and leaseback arrangements and/or collateralized debt facilities. In addition, management has the flexibility to revise our business plan and thereby reduce our cash requirements by using alternate channels to access Telematics markets in selected geographic locations. While such revisions may yield immediate improvements in short-term profitability and cash flow, this will be achieved at the cost of a reduction in our future growth rate and profitability, if any.

Our  strategic  acquisitions,   investments,  strategic  partnerships  or  other
ventures may not be successful

      Astrata intends to evaluate acquisition opportunities and opportunities to make investments in complementary businesses, technologies, services, or products or to enter into strategic partnerships with parties who can provide access to those assets, additional product or services offerings, or additional industry expertise. The Company may not be able to identify suitable acquisition, investment, or strategic partnership candidates, or if we do identify suitable candidates in the future, we may not be able to complete those transactions on commercially favorable terms, or at all.

      Acquisitions of companies, divisions of companies, or products entail numerous risks, including:

      o the difficulty of assimilating geographically dispersed operations and personnel of the acquired companies;
      o potential inability to successfully integrate acquired operations and/or products or to realize cost savings or other anticipated benefits from integration;
      o     loss of key employees of acquired operations;
      o     the potential disruption of our ongoing business;
      o     unanticipated expenses related to such integration;
      o the impairment of relationships with employees and customers of either an acquired company and/or our own business;
      o     the potential unknown liabilities associated with acquired business;
      o inability to recover strategic investments in development stage entities;
      o amortization and/or impairment of large amounts of intangible assets;
      o the diversion of management's attention from ongoing development of our business and/or other business concerns; and
      o the use of substantial amounts of our available cash or financial resources to consummate the acquisition.

We have limited experience in the geographic areas into which we expect to expand for our future operations

      Although Astrata (Pty) Limited was established in 1986, we have had limited operations in Europe and Southeast Asia, in addition to the Middle East and the United States, where we propose to expand in the future. The business plan is largely based on the accumulated knowledge developed in South Africa.

      Despite our sales volume, Astrata should still be considered an early stage company, and our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including the lack of significant operating history in various international markets. There is no certainty that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including the ability to develop a broad international customer base, enter new industries or areas of operations, and generally do business in a sufficient volume to provide sufficient revenue to cover our general and administrative, as well as operating, costs.

      Astrata's business strategy entails providing comprehensive tracking system solutions. There is no certainty Astrata will accomplish development objectives in a timely manner, if at all. Any delays in meeting development objectives could impede success. As a developing business, we have no significant operating history outside of South Africa to reflect the results of this strategy. Therefore, there is no guarantee that we will succeed in implementing our strategy or that we will obtain financial returns sufficient to justify our investment in the markets in which we plan to participate.

There are significant risks inherent in the development of new products and markets

      Our strategy includes developing new applications and entering new markets. The development of new and/or enhanced software products and services is a complex and uncertain process. We may experience design, development, testing, and other difficulties that could delay or prevent the introduction of new products or product enhancements and could increase research and development costs.

      The market for certain of our products and services is new and the markets for all of our products and services are likely to change rapidly. Our future success will depend on our ability to anticipate changing customer requirements effectively and in a timely manner and to offer products and services that meet these demands. If we are unable to anticipate changes in existing and planned markets, we may not be able to expand our business or successfully compete with other companies.

      We have limited marketing experience outside of South Africa and have conducted only limited marketing activities in the international market. We are in the early stages of development of our marketing, distribution and sales structure, organization, alliances, contracts and partnerships. Our expertise does not guarantee success or sales and there is a risk that we could be less capable in these areas of business development than in the area of product development. Further, we may experience delays in market acceptance of new products or product enhancements as we engage in marketing and education of our user base regarding the advantages and system requirements for the new products and services and as customers evaluate the advantages and disadvantages of upgrading to our new products or services.

There are significant risks associated with international operations

      We  are  subject  to  specific  risks   associated   with  doing  business
internationally and our future results could be harmed by a variety of international factors, including:

      o     changes in foreign currency exchange rates;
      o changes in a specific country's or region's political or economic conditions, particularly in emerging markets;
      o     trade   protection   measures   and   import  or  export   licensing
            requirements;
      o     potentially negative consequences from changes in tax laws;
      o     difficulty   in   managing   widespread   sales  and   manufacturing
            operations;
      o     less effective protection of intellectual property;
      o     longer sales cycles in international markets;
      o     tariffs, export controls and other trade barriers;
      o     difficulties in collecting accounts receivable in foreign countries;
      o     the burdens of complying with a wide variety of foreign laws; and
      o the need to develop internationalized versions of our products and foreign language marketing and sales materials.

Our success is dependent on our ability to manage our growth and expansion effectively

      Our ability to successfully offer products and implement our business plan in a rapidly evolving market requires, among other items, an effective planning and management process. Growth in sales or continued expansion in the scope of operations could strain our current management, financial, manufacturing and other resources, and may require us to implement and improve a variety of operating, financial and other systems, procedures, and controls.

Certain of our products are dependent on the continued availability of the Global Positioning System

      Global Positioning System ("GPS") products depend upon satellites maintained by the United States Department of Defense. If a significant number of these satellites become inoperable, unavailable, not replaced, if the policies of the United States government for the free use of the GPS are changed, or if there is interference with GPS signals, our business will suffer.

      The GPS is a satellite-based navigation and positioning system consisting of a constellation of orbiting satellites. The satellites and their ground control and monitoring stations are maintained and operated by the United States Department of Defense. The Department of Defense does not currently charge users for access to the satellite signals. These satellites and their ground support systems are complex electronic systems subject to electronic and mechanical failures and possible sabotage. The satellites were originally designed to have lives of about 7.5 years and are subject to damage by the hostile space environment in which they operate. However, some of the current satellites have been operating for more than 13 years.

      If a significant number of satellites were to become inoperable, unavailable, or are not replaced, it would impair the current utility of our GPS products and the growth of current and additional market opportunities. In addition, there can be no assurance that the U.S. government will remain committed to the operation and maintenance of GPS satellites over a long period, or that the policies of the U.S. government that provide for the use of the GPS without charge and without accuracy degradation will remain unchanged.

      Because of the increasing commercial applications of the GPS, other U.S. government agencies may become involved in the administration or the regulation of the use of GPS signals. European governments have expressed interest in building an independent satellite navigation system known as Galileo. Depending on the as yet undetermined design and operation of this system, it is possible that it could cause interference with GPS signals. Any of the foregoing factors could affect the willingness of buyers of our products to select GPS-based products instead of products that use competing technologies.

      Any reallocation of radio frequency spectrum could cause interference with the reception of GPS signals and this interference could harm our business. GPS technology is dependent on the use of the Standard Positioning Service ("SPS") provided by the U.S. Government's GPS satellites. The GPS operates in radio frequency bands that are globally allocated for radio navigation satellite services. The assignment of spectrum is controlled by an international organization known as the International Telecommunications Union ("ITU").

      The Federal Communications Commission ("FCC") is responsible for the assignment of spectrum for non-government use in the United States in accordance with ITU regulations. Any ITU or FCC reallocation of radio frequency spectrum, including frequency band segmentation or sharing of spectrum, could cause interference with the reception of GPS signals and may materially and adversely affect the utility and reliability of our products, which would, in turn, have a material adverse effect on our operating results. In addition, emissions from mobile satellite service and other equipment operating in adjacent frequency bands or in-band may materially and adversely affect the utility and reliability of our products, which could result in a material adverse effect on our operating results.

Our products are subject to rapid technological advances and may become obsolete

      Since many of our products are based upon both GPS and cellular telephone technologies, both of which experience rapid technological advances, Astrata must continue its research and development efforts or risk technological obsolescence. Our future revenue stream depends to a large degree on our ability to bring new products to market on a timely basis. We must continue to make significant investments in order to develop new products, enhance existing products and achieve market acceptance of such products. We may incur problems in the future in innovating and introducing new products. Our products in development may not be successfully completed or, if developed, may not achieve significant customer acceptance. If we are unable to successfully define, develop and introduce competitive new products, and enhance existing products, our future results of operations would be adversely affected. Development and manufacturing schedules for technology products are difficult to predict, and we might not achieve timely initial customer shipments of new products. The timely availability of these products in volume and their acceptance by customers are important to our future success.

      A delay in new product introductions could have a significant adverse impact on our results of operations. Products and services as sophisticated as ours could contain undetected errors or defects, especially when first introduced or when new models or versions are released. In general, our products may not be free from errors or defects after commercial shipments have begun, which could result in damage to our reputation, lost revenues, diverted development resources, increased customer service and support costs and warranty claims and litigation which would harm our business, results of operations, and financial condition.

      Although we have completed many technological aspects of upcoming products, there is no certainty that, even upon widespread commercial use, any of these products or services will satisfactorily perform the functions for which they have been designed. Our technology is not inherently new; many competitors use similar hardware, and we anticipate it will be well received by the marketplace. Product development, commercialization, and continued system refinement and enhancement efforts remain subject to all of the risks inherent in development of new products based on innovative technologies, including unanticipated delays, expenses, technical problems, as well as the possible insufficiency of funds to implement development efforts, which could result in abandonment or substantial change in product commercialization.

      Our success will also be largely dependent upon our products meeting performance objectives and the timely introduction of those products into the marketplace, among other things. There is no certainty that our products will satisfy current price or performance objectives.

Protection of proprietary nature of our products

      Our success will be dependent to a significant extent on our ability to protect the proprietary and confidential aspects of our products' technology. We have no patents or patent applications pending for our products. We have used non-disclosure agreements and other contractual provisions and technical measures to establish and protect our proprietary rights in our products. It is our belief that the pace of product development is so fast that long-term patent protection would be of little benefit to us. There is no guarantee that a patent, if granted, will protect our products against infringement, or that we will have the financial resources to prosecute an infringement claim.

      Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in software are uncertain and still evolving, and the future viability or value of any of our intellectual property rights is uncertain. Effective patent, trademark, copyright and trade secret protection may not be available in every country in which our products are distributed or made available. For example, patent protection within the World Trade Organization appears to permit substantial discretion to member countries.

      In addition, patent protection does not prevent independent third-party development of competitive products or services. We believe that our products and other proprietary rights do not infringe upon the proprietary rights of third parties. There can be no certainty, however, that third parties will not assert infringement claims against us in the future or that any such assertion will not require us to enter into a license agreement or royalty arrangement with the party asserting such a claim. Responding to and defending any such claims may require significant management and financial resources and otherwise have a material adverse effect on our results of operations, financial condition, or business.

      In addition, if, in the future, litigation is necessary to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others, such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on our business, operating results and/or financial condition. As a result, ultimately, we may be unable, for financial or other reasons, to enforce our rights under the various intellectual property laws described above.

If we are subject to third-party infringement claims, we could be required to pay a substantial damage award

      In recent years, there has been significant litigation in the United States involving patents, trademarks, copyrights and other intellectual property rights, particularly in the software industry. We could become subject to intellectual property infringement claims as the number of our competitors grows and our products and services increasingly overlap with competitive offerings. In addition, as part of our product licenses, we agree to indemnify our customers against claims that our products infringe upon the intellectual property rights of others. These claims, even if not meritorious, could be expensive and divert management's attention from operating our business. We could incur substantial costs in defending ourselves and our customers against infringement claims. If we become liable to third parties for infringement of their intellectual property rights, we could be required to pay a substantial damage award and to develop non-infringing technology, obtain one or more licenses for us and our customers from third parties or cease selling the products that contain the infringing intellectual property. We may be unable to develop non-infringing technology or obtain a license at a reasonable cost, or at all.

We are dependent upon a limited number of on key personnel

      Because of the technical nature of our solutions and the markets in which we compete, our success depends on the continued services of our current executive officers and our ability to attract and retain qualified personnel with expertise in wireless communications and GPS. The loss of any of them or our inability to attract and retain additional, experienced management personnel could have a substantial adverse affect on the Company. We have not obtained "key man" insurance policies on any of our management personnel and do not expect to obtain it on any of our future management personnel, as employed. Our ability to implement our strategies depends upon our ability to attract and retain highly talented managerial personnel. There can be no assurance that we will attract and retain such employees in the future. The inability to hire and/or loss of key management or technical personnel could materially and adversely affect our business, results of operations and financial condition.

We  are  in  very  competitive   markets  with  much  larger,  more  established
competitors

      Our markets are highly competitive and we expect that both direct and indirect competition will increase in the future. Our overall competitive position depends on a number of factors including the price, quality, and performance of our products, the level of customer service, the development of new technology and our ability to participate in emerging markets. Within each of our markets, we encounter direct competition from other GPS, optical and laser suppliers and competition may intensify from various larger foreign and domestic competitors and new market entrants, some of which may be our current customers. The competition in the future may, in some cases, result in price reductions, reduced margins and/or loss of market share, any of which could materially and adversely affect our business, operating results and financial condition. We believe that our ability to compete successfully in the future with existing and additional competitors will depend largely on our ability to execute our strategy to provide systems and products with significantly differentiated features compared to currently available alternatives. We may not be able to implement this strategy successfully, and our products may not be competitive with other technologies or products that may be developed by our competitors, many of whom have significantly greater financial, technical, manufacturing, marketing, sales, and other resources than we do.

      While we believe our products and services offer superior features, there is no certainty that we will establish our self in the international market. A number of companies offer products that provide some of the functionality of our products. While we do not believe that any one company has a dominant position in our market as a whole, we may not be able to maintain our competitive position against current or potential competitors, especially those with significantly greater financial, marketing, service, support, technical, and other resources. Competitors with greater resources may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, distributors, resellers or other strategic partners. We expect additional competition from other established and emerging companies as the market for our software continues to develop. We may not be able to compete successfully with current and future competitors.

Our business is subject to long sales cycles, causing high working capital requirements

      Because the anticipated sales cycle in our target markets is subject to long cycles which include potential buyers requiring an evaluation process, the Company may be required to subsidize operations pending both obtaining sales contracts and the subsequent payment of invoices, increasing the need for adequate working capital.

      Since our technology is new, prospective customers may require a longer evaluation process prior to purchasing or making a decision to include our product in their vehicles or containers. Some prospective customers may require a test installation of a customized system before making a purchase decision, which could be costly and time consuming for the Company. Each industry that we serve may have entirely different requirements, which can diminish our ability to fine tune a marketing approach. Consequently, a backlog of orders could place a significant strain on our financial and other resources. At the same time, the failure by the Company to build a backlog of orders in the future would have a material adverse effect on our financial condition.

We may experience difficulty in maintaining and expanding sales channels

      To increase our market awareness, customer base and revenues, we must expand our direct and indirect sales operations. There is strong competition for qualified sales personnel, and we may not be able to attract or retain sufficient new sales personnel to expand our operations. New sales personnel require training and it takes time for them to achieve full productivity, if at all. In addition, we believe that our success is dependent on the expansion of our indirect distribution channels, including our relationships with wireless carriers and independent sales agents. These sales channel alliances also require training in selling our solutions and it will take time for these alliances to achieve productivity, if at all. We may not be able to establish relationships with additional distributors on a timely basis, or at all. Our independent sales agents, many of which are not engaged with us on an exclusive basis, may not devote adequate resources to promoting and selling our solutions.

Any system failure or inadequacy could materially and adversely affect our business

      Any system failure could harm our reputation, cause a loss or delay in market acceptance of our products or services and could have a material adverse effect on our business, financial condition, and results of operations. There is no certainty that server failures or interruptions will not occur.

Our failure to comply with government regulations could materially and adversely affect our business

      Our products and services require compliance with many telecommunication laws and regulations, consumer safety laws and regulations, as well as compliance with governmental laws and regulations applicable to small public companies and their capital formation efforts. For example, CE certification for radiated emissions is required for most GPS receiver and data communications products sold in the European Union. An inability to obtain such certifications in a timely manner could have an adverse effect on our operating results. Also, some of our products that use integrated radio communication technology require an end user to obtain licensing from the FCC for frequency-band usage. These are secondary licenses that are subject to certain restrictions. An inability or delay in obtaining such certifications or changes in the FCC regulations could adversely affect our ability to bring our products to market which could harm our customer relationships and have a material adverse effect on our business. Although we will make every effort to comply with applicable laws and regulations, there is no certainty of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities.

Government regulations and standards could subject us to increased regulation

      In addition to regulations applicable to businesses in general, we may also be subject to direct regulation by governmental agencies. These regulations may impose licensing requirements, privacy safeguards relating to certain subscriber information, or safety standards, for example with respect to human exposure to electromagnetic radiation and signal leakage. A number of legislative and regulatory proposals under consideration by foreign and domestic governmental organizations may lead to laws or regulations concerning various aspects of the Internet, wireless communications and GPS technology, including on-line content, user privacy, consumer protection, infringement on intellectual property rights, pricing controls, access charges and liability for third-party activities. Additionally, it is uncertain how existing laws governing issues such as taxation on the use of wireless networks, intellectual property, libel, user privacy and property ownership will be applied to our solutions. The adoption of new laws or the application of existing laws may expose us to significant liabilities and additional operational requirements, which could decrease the demand for our solutions and increase our cost of doing business. Wireless communications providers who supply us with airtime are subject to regulations that could increase our costs or limit the provision of our solutions.

Defects in products could materially and adversely affect our business

      Products as complex as those we offer or are developing frequently contain undetected defects or errors. Despite internal testing and testing by our customers or potential customers, defects or errors may occur in our existing and/or future products and services. From time to time in the past, versions of our software that have been delivered to customers have contained errors. In the future, if we are not able to detect and correct errors prior to release, we may experience a loss of or delay in revenue, failure to achieve market acceptance and/or increased costs to correct errors, any of which could significantly harm our business.

      Defects or errors could also result in tort and/or warranty claims. Warranty disclaimers and liability limitation clauses in our customer agreements may not be enforceable. Furthermore, our errors and omissions insurance may not adequately cover us for such claims. If a court were to refuse to enforce the liability-limiting provisions of our contracts for any reason, or if liabilities arose that were not contractually limited or adequately covered by insurance, our business could be harmed.

We cannot consistently and accurately predict sales orders and shipments, which can contribute to high operating capital needs

      We have not been able in the past to consistently predict when our customers will place orders and request shipments so that we cannot always accurately plan our manufacturing requirements. As a result, if orders and/or shipments differ from what we predict, we may incur additional expenses and build excess inventory, which may require additional reserves and allowances. Any significant change in our customers' purchasing patterns could have a material adverse effect on our operating results for a particular quarter.

      Our operating results have fluctuated and can be expected to continue to fluctuate in the future on a quarterly and annual basis as a result of a number of factors, many of which are beyond our control. Results in any period could be affected by:

      o     changes in market demand;
      o     competitive market conditions;
      o     market acceptance of existing and/or new products;
      o     fluctuations in foreign currency exchange rates;
      o     the cost and availability of components;
      o     our ability to manufacture and ship products;
      o     the mix of our customer base and sales channels;
      o     the mix of products sold;
      o     our  ability  to  expand  our  sales  and   marketing   organization
            effectively;
      o our ability to attract and retain key technical and managerial employees;
      o     the timing of shipments of products under contracts; and
      o     general global economic conditions.

      In addition, demand for our products in any quarter or year may vary due to the seasonal buying patterns of our customers in the agricultural and engineering and construction industries. Due to the foregoing factors, our operating results in one or more future periods are expected to be subject to significant fluctuations. The price of our common stock could decline substantially in the event such fluctuations result in our financial performance failing to meet the expectations of public market analysts and investors, which are based primarily on historical models that are not necessarily accurate representations of the future.

We are subject to significant foreign currency exchange rate fluctuations

      We have many customers, suppliers and manufacturers that are located outside the United States. Some transactions relating to supply and development agreements may be conducted in currencies other than the U.S. dollar, and fluctuations in the value of foreign currencies relative to the U.S. dollar could cause us to incur currency exchange costs. In addition, some of our transactions denominated in U.S. dollars may be subject to currency exchange rate risk. We cannot predict the effect of exchange rate fluctuations on our future operating results. Should there be a sustained increase in average exchange rates for the local currencies in these countries, our suppliers and manufacturers may request a price increase at the end of the contract period.

      In the last quarter of fiscal 2005, the U.S. dollar continued to weaken against several major currencies in which we do business, adversely impacting our financial results. The weaker U.S. dollar negatively impacts our operating income due to significant manufacturing, distribution, research and development, and selling expenses incurred outside of the United States, while the weaker U.S. dollar positively impacts our revenues generated in foreign currencies, primarily the South African Rand.

      From February 28, 2005 to June 3, 2005, the South African Rand weakend against the U.S. dollar by approximately 17%.

Our gross margin fluctuates based on our quarterly product and sales mix

      Our gross margin is affected by a number of factors, including product mix, product pricing, cost of components, foreign currency exchange rates and manufacturing costs. For example, sales of Nikon-branded products generally have lower gross margins as compared to our GPS survey products. Absent other factors, a shift in sales towards Nikon-branded products would lead to a reduction in our overall gross margins. A decline in gross margin could potentially negatively impact our earnings or loss per common share.

Geopolitical, economic and military conditions, including terrorist attacks, other acts of war and acts of God, may materially and adversely affect our markets operated in, and our operations and profitability

      Terrorist attacks and other acts of war, and any response to them, may lead to armed hostilities and such developments would likely cause instability in financial markets. Armed hostilities and terrorism may directly impact our facilities, personnel and operations. Furthermore, severe terrorist attacks or acts of war may result in temporary halts of commercial activity in the affected regions, and may temporarily result in reduced demand for our products and services. These developments could have a material adverse effect on our business and the trading price of our common stock.

      Acts of God (such as tsunamis and major earthquakes) could have a similar effect on our facilities, personnel and operations in the affected geographic regions and local markets, including short-term demand for our products and services.

Largest Supplier

      The Company is a distributor in sub-Saharan Africa for Trimble Navigation Limited's ("Trimble") line of products. As such, Trimble is our largest single supplier which provided an average of approximately 50% of the Company's products during the two-year period ended February 28, 2005. Thus if our relationship with Trimble should deteriorate, or our distribution agreements with Trimble expire without being renewed, the Company's business, results of operations and/or financial condition would be adversely affected to a material extent if we were unable to promptly locate alternative suppliers on substantially similar terms. Any significant delay in doing so could disrupt our manufacturing activities, impair our ability to maintain or expand the Company's customer base, and/or have an adverse effect on our competition position in the markets that we serve.

Risks Related to Owning Our Securities

Since first being quoted on December 16, 2004, our common stock has traded only sporadically and is expected to experience significant price and volume volatility in the future which substantially increases the risk of loss to persons owning our common stock

      There was no public market for our common stock prior to December 16, 2004. At best, only a limited trading market has developed and is expected to continue to develop in the foreseeable future for our common stock. Because of the limited trading market for our common stock, and the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

      We cannot predict the extent to which investor interest in our stock will create or sustain an active and orderly trading market. If such a market were to develop, the market price of our common stock may continue to be highly volatile. The sale of a large block of shares could depress the price of our common stock to a greater degree than a company that typically has a higher volume of trading in its securities. The value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock:

      o     Disappointing results from our development efforts;
      o     Failure to meet our revenue or profit goals or operating budget;
      o     Decline in demand for our common stock;
      o Downward revisions in securities analysts' estimates or changes in general stock market conditions;
      o     Technological   innovations   by   competitors   or   in   competing
            technologies;
      o     Investor perception of our industry or our prospects;
      o     General economic trends;
      o     Variation  in  our  quarterly   operating  results,   including  our
            inability to increase revenues;
      o     Announcement of new customer relationships by our competitors;
      o     Departures of our executive officers;
      o General conditions in the worldwide economy, including fluctuations in interest rates;
      o Developments in patents or other intellectual property rights and litigation;
      o     Developments in our relationships with our customers and suppliers;
      o     Any significant acts of terrorism against the United States; and
      o Our currently limited public float of approximately $30.4 million as of June 7, 2005.

      Our common stock has traded as low as $3.40 and as high as $7.70 during a period of less than six months. In addition to volatility associated with Bulletin Board securities in general, the markets for high technology stocks have sometimes experienced extreme volatility that has often been unrelated to the operating performance of the particular companies. These broad market fluctuations may adversely affect the trading price of our common shares.

Future sales of our common stock could depress our stock price

      We have registered as part of this registration statement shares representing 39.5% of our issued and outstanding common stock as of June 22, 2005 and 33.6% assuming issuance of all currently unissued shares included in this Prospectus. If any of our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. In addition, such sales could create the perception in the public of difficulties or problems with our software products and services. As a result, these stock sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

A significant number of shares of our common stock are eligible for sale in the public markets in August 2005, which could negatively affect the price of our common stock

      In addition to the shares of our common stock that we are obligated to register for resale by the holders into the public markets, commencing in August 2005, an additional 6,873,000 shares of our common stock, which constitute "restricted securities," may be sold into the public markets in compliance with an exemption from the registration requirements of the Securities Act provided by Rule 144. Rule 144 generally provides that beneficial owners of shares who have held such shares for one year may, within a three-month period, sell a number of shares not exceeding one percent of our total outstanding shares. Any substantial sales in the public market of restricted securities under Rule 144 or otherwise could negatively impact the market price of the common stock.

Our  periodic  financial  results  are  subject  to  fluctuation,   which  could
negatively affect the price of our common stock

      Our operating results have in the past and could in the future vary significantly from quarter to quarter. Our periodic operating results are likely to be particularly affected by the number of customers entering into service agreements for our products during any reporting period and the size of each transaction. Other factors that could affect our periodic operating results include:

      o our ability to attract and retain new customers and sell additional products and services to current customers;
      o the renewal or non-renewal of service and maintenance contracts with our customers;
      o the announcement or introduction of new products or services by us or our competitors;
      o changes in the pricing of our products and services or those of our competitors;
      o variability in the mix of our product and services revenue in any quarter; and
      o the amount and timing of operating expenses and capital expenditures relating to the business.

      Due to these and other factors, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indicators of our future performance. In addition, we may be unable to forecast accurately our operating results because our business and the market in which we operate are changing rapidly. Such changes could adversely affect our forecasting ability. It is possible that, in some future periods, our revenue performance, expense levels, cash usage, and/or other operating results will be below the expectations of investors and/or analysts. If this occurs, the price of our common stock might decline.

We do not intend to pay dividends; you will not receive funds without selling shares

      We have never declared or paid any cash dividends on our capital stock and do not intend to pay any cash dividends in the foreseeable future. We intend to invest our future earnings, if any, to fund our growth. Therefore, you may not receive any funds without selling your shares.

We are not required to meet or maintain any listing standards for our common stock to be quoted on the OTC Bulletin Board, which could affect our stockholders' ability to access trading information about our common stock

      The OTC Bulletin Board is separate and distinct from the Nasdaq Stock Market. Although the OTC Bulletin Board is a regulated quotation service operated by the National Association of Securities Dealers, Inc. that displays real-time quotes, last sale prices, and volume information in over-the-counter equity securities like our common stock, we are not required to meet or maintain any qualitative or quantitative listing standards for our common stock to be quoted on the OTC Bulletin Board. Our common stock does not presently meet the minimum listing standards for listing on the Nasdaq Stock Market or any national securities exchange which could affect our stockholders' ability to access trading information about our common stock.

      The OTC Bulletin Board is generally considered to be a less efficient market than the established exchanges or the Nasdaq markets. While we anticipate seeking to be listed on the Nasdaq Stock Market or a national exchange at some time in the future, it is impossible at this time to predict when, if ever, such application will be made or whether such application will be successful.

Our common stock may be subject to penny stock rules, which make it more difficult for our stockholders to sell their common stock

      Our common stock is subject to certain rules and regulations relating to "penny stocks" (generally defined as any equity security that is not traded on the Nasdaq Stock Market and that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain non-exempt transactions (i.e., sales to persons other than established customers and "accredited investors"), including requiring delivery of a standardized risk disclosure document relating to the penny stock market and monthly statements disclosing recent bid and offer quotations for the penny stock held in the account, and certain other restrictions. If the broker-dealer is the sole market maker, the broker-dealer must disclose this, as well as the broker-dealer's presumed control over the market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. For as long as our securities are subject to the rules on penny stocks, the liquidity of our common stock could be significantly limited. This lack of liquidity may also make it more difficult for us to raise capital in the future.

Our Articles of Incorporation and By-Laws protect directors from liability

      The limitations on director liability contained in our Articles of Incorporation and By-laws may discourage lawsuits against directors for alleged breach of fiduciary duty. Our officers and directors are required to exercise good faith and high integrity in the management of our affairs. Our Articles of Incorporation provide, however, that our officers and directors shall not have any liability to our stockholders for losses sustained or liabilities incurred that arise from any transaction in their respective managerial capacities unless they engaged in intentional misconduct, knowingly violated the law, approved an improper dividend or stock repurchase, or derived an improper personal benefit from the transaction.

      Our Articles of Incorporation and By-Laws also provide for the indemnification by us of our officers and directors against any losses or liabilities they may incur as a result of the manner in which they operate the Company's business or conduct its internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of the Company, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations.

Our Articles of Incorporation and By-Laws and state law contain provisions that could discourage a takeover

      In addition to state law, our Articles of Incorporation and By-Laws may discourage, delay, or prevent a merger or acquisition that a stockholder may consider favorable. Our board is authorized to issue shares of preferred stock without stockholder approval, which means that our board could issue shares with special voting rights or other provisions that could deter a takeover. Further, cumulative voting, which would allow less than a majority of stockholders to elect director candidates, is not permitted. In addition to delaying or preventing an acquisition, the issuance of a substantial number of shares of preferred stock could adversely affect the price of our common stock and dilute existing stockholders.

Because a limited number of stockholders together beneficially own approximately 53.8% of our voting stock, the voting power of other stockholders may be limited

      Our directors, officers and greater than 5% stockholders own, as of June 22, 2005, approximately 53.8% of our outstanding common stock and 57.4% assuming issuance of all currently unissued shares underlying convertible debt, options or warrants held by such directors, officers and stockholders holding greater than 5% of our common stock. Accordingly, these stockholders may, if they act together, exercise significant influence over all matters requiring stockholder approval, including the election of a majority of the directors and the determination of significant corporate actions. This concentration could also have the effect of delaying or preventing a change in control that might be beneficial to our other stockholders, could delay or prevent an acquisition, and/or could cause the market price of our stock to decline. Some of these persons may have interests different than yours. For example, they could be more interested than our other stockholders in selling the Company to an acquirer or in pursuing alternative strategies.


                                 USE OF PROCEEDS

      We will not receive any proceeds from the disposition of any of the Shares being registered on behalf of the selling stockholders, nor will such proceeds be available for our use or benefit. We will not receive any proceeds in connection with a conversion of the Convertible Notes, when and if such conversion should occur. We will, however, reduce our total outstanding liability and experience a corresponding dilution of our common stock in the event of a conversion of the Convertible Notes.

      We currently expect that any proceeds received by us from the exercise of the Warrants would be used for general purposes. We cannot provide any assurance that any of the Warrants will be exercised and, if exercised, the amount of dilution, if any, to our stockholders as of such date. Except for any potential dilution that may result from the exercise of the Warrants, our stockholders will not suffer any dilution through the disposition of the common stock covered by this Prospectus.

                                 DIVIDEND POLICY

      We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

                                 CAPITALIZATION

      The following table sets forth our capitalization on February 28, 2005.

                                                                    Shares              Shares
                                                                  Authorized          Outstanding             Amount
                                                                  ----------          -----------             ------
Preferred stock...............................................    10,000,000                   --                    --
Common stock..................................................    40,000,000           11,228,886           $     1,123
Additional paid-in capital....................................            --                   --           $ 8,769,202
Accumulated deficit...........................................            --                   --           $(7,327,821)
Total stockholders' equity....................................            --                   --           $ 1,137,770

                           PRICE RANGE OF COMMON STOCK

      Our common stock has been quoted on the OTC Bulletin Board since December 2004, and is currently quoted under the symbol "ATTG". The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by Yahoo!(R) Finance. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

                                                                     Bid
                                                                     ---
                                                             High          Low
                                                             ----          ---
Year ending February 28, 2006:
First Quarter............................................. $ 7.65        $ 3.40
Year ended February 28, 2005:
Fourth Quarter(1).........................................   7.70          5.00

-----------
(1) Quotation of the Company's common stock commenced on the OTC Bulletin Board in December 2004.

      On June 22, 2005, the last sales price of our common stock was $3.40.

Penny Stock Rules

      The Securities and Exchange Commission (the "SEC") has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or traded on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction (by a person other than an established customer or an "accredited investor") in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

      The broker-dealer also must provide, prior to effecting any transaction (by a person other than an established customer or an "accredited investor") in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

      In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

      These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

      As of June 22, 2005, there were approximately 494 holders of record of our common stock.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS

      The  following   discussion   should  be  read  in  conjunction  with  our
consolidated financial statements and related notes and the other financial information included elsewhere in this Prospectus.

Forward-Looking Statements

      Historical results and trends should not be taken as indicative of future operations. Management's statements contained in this report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Actual results may differ materially from those included in the forward-looking statements. The Company intends such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "anticipate," "estimate," "project," "prospects," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to: changes in economic conditions generally in the United States of America and the other countries in which the Company operates, legislative/regulatory changes, the political climate in the foreign countries in which the Company operates, the availability of capital, interest rates, competition, and changes in generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on any such statements.
Further information concerning the Company and its business; including additional factors that could materially affect the Company's financial results, are included herein and in the Company's other filings with the SEC.

Company Overview and Recent Trends

Company Overview

      Astrata Group and its subsidiaries are in the telematics and GPS industry. The Company's expertise is focused on advanced location-based IT products and services that combine positioning, wireless communications, and information technologies. We provide advanced positioning products, as well as monitoring and airtime services to industrial, commercial, governmental entities, academic/research institutions, and professional customers in a number of markets, including surveying, utility, construction, homeland security, military, intelligence, mining, agriculture, public safety, marine, and transportation. We own an assembly and testing facility with 13 years of experience in position and wireless communication technology that has delivered in excess of 80,000 GPS/GSM (Global System for Mobile Telecommunications) fleet management products to customers.

Results of Operations for the Year Ended February 28, 2005 Compared to February 29, 2004

      Net sales were approximately $14.7 million for the twelve months ended February 28, 2005, an increase of approximately $4.7 million compared to the twelve months ended February 29, 2004 of approximately $10 million. This reflects an increase of approximately $1.8 million (100% growth) in Telematics and approximately $2.9 million in Geomatics (35% growth).

      Gross profit increased approximately $1.4 million to approximately $5.8 million for the twelve months ended February 28, 2005 compared to the twelve months ended February 29, 2004 of approximately $4.4 million. Gross profit as a percentage of revenue decreased from 44% to 40%. Telematics margins decreased from approximately 53% to 50% and Geomatics margins decreased from approximately 41% to 36%. The decline in Telematics margins reflects underlying changes in business mix and the transition to a service-based business. The decline in Geomatics margins reflects a combination of competitive factors plus the decision to accelerate the growth in sales volume in this sector.

      Selling general and administrative expenses for the year ended February 28, 2005 were approximately $11.4 million, an increase of approximately $7.6 million compared to the year ended February 29, 2004 of approximately $3.8 million. For the year ended February 28, 2005, approximately $1.0 million of this increase is directly related to fluctuations in foreign currency exchange rates. In South Africa, the increase resulted from the expansion of our business where overhead increased by approximately $0.8 million. In South East Asia (including Singapore, Malaysia, Brunei and Indonesia) and Europe the start up of businesses resulted in an overhead expense increase of approximately $1.4 million and $0.6 million, respectively. The majority of these expenses are specifically related to staffing, facilities and travel. Corporate overhead of approximately $3.8 million included public company expenses of approximately $1.5 million, investor relations and investment banker service expenses of approximately $0.5 million and administrative expenses of approximately $1.8 million. Public company expenses include audit expenses, legal fees, director fees and one time re-organization fees of approximately $0.6 million.
Administrative expenses primarily include marketing, salaries, facilities and travel expenses. For the year ended February 29, 2004, the $3.8 million was directly related to the South African operations covering, selling, general and administrative expenses.

      Research and development expenses increased to approximately $1.3 million in the year ended February 28, 2005 from approximately $0.4 million in the year ended February 29, 2004. This is due to the expansion of our hardware and software development staff and acceleration of the development of GLP derivatives.

      The Company's operating loss for the year ended February 28, 2005 was approximately $6.9 million, an increase of approximately $7 million over the prior year. This increase reflects the start-up costs of businesses in South East Asia and Europe; business expansion in South Africa; and corporate overhead relating to public company expenses, capital raising, and administrative expenses.

Net Results of Operations

      The Company reported approximately $50,000 in income from its joint venture with Barloworld ("BOT"). Since Astrata SA does not own a majority voting interest in BOT and does not otherwise have a controlling financial interest therein, the Company accounts for its investment in BOT using the equity method of accounting (see Note 10 to the consolidated financial statements included elsewhere herein).

      The Company reported a net loss of approximately $7.3 million or $0.78 per common share for the year ended February 28, 2005 compared to a net loss of approximately $25,000 or less than one cent per common share for the year ended February 29, 2004.

      Our basic and diluted loss per common share for the year ended February 28, 2005 was $(0.78), and less than 1(cent) for the year ended February 29, 2004.

Liquidity and Capital Resources

      Total assets increased by $6,659,236 from $7,671,771 as of February 29, 2004 to $14,331,007 as of February 28, 2005. The increase is due to the increase in cash of $1,016,997; an increase in accounts receivable of $191,982; an increase in inventory of $2,357,184, related to the manufacture and assembly of inventory in anticipation of the introduction of certain of our GLP products; deferred finance charges of $227,150; an increase in other assets of $242,687; an increase in property and equipment, net of $926,210; additional advances to an affiliate of $365,671; and an increase in goodwill and identifiable intangible assets of $1,331,497 related to two acquisitions.

      Total  liabilities  increased by $9,232,530 from $3,740,748 as of February
29, 2004 to $12,973,278 as of February 28, 2005. The increase is due to an increase in trade and accrued payables of $3,957,893, related to the manufacture and assembly of inventory in anticipation of the introduction of certain of our GLP products; an increase on a line of credit (secured by trade receivables) of $1,155,049; a net increase in a bridge loan of $1,369,125; liability for foreign exchange loss of $76,641; an increase in notes payable of $2,035,050; and an increase of $1,010,434 for the reclassification of a Subsidiary's preferred stock out of minority interest into liabilities due to a current year redemption.

      Net cash used in operating activities was $4,139,352 for the year ended February 28, 2005, as compared to cash used of $756,785 for the previous year. The cash used in operating activities for the year ended February 28, 2005 is a net loss of $7,311,460; gain on the sale of assets of $20,845; an increase in trade receivables of $191,324; an increase in inventory of $2,344,101; an increase in other assets of $444,593; offset by an increase in deferred tax liability of $122,000; an increase of trade and accrued payables of $3,210,609 and non-cash transactions totaling $2,840,362. The cash used by operating activities for the year ended February 29, 2004 is a net loss of $24,747; an increase in trade receivables of $856,392; an increase in inventory of $520,106; an increase in other assets of $4,053; an increase in deferred tax liability of $50,000; and an increase in trade and accrued payables of $1,156,901; offset by non-cash transactions totaling $1,855,414.

      Cash used in investing activities during the year ended February 28, 2005 was $1,079,834, as compared to cash used of $2,183,845 for the year ended February 29, 2004. The cash used in investing activities for the year ended February 28, 2005 is the purchase of property and equipment of $1,122,234; an investment in affiliate of $317,347; an acquisition of SureTrack of $318,861; offset by cash received from an acquired company of $678,608. The cash used in investing activities for the year ended February 29, 2004 is the purchase of property and equipment of $505,814; and an investment in subsidiaries of $1,678,031.

      Net cash provided by financing activities during the year ended February 28, 2005 was $6,363,988, as compared to $2,583,330 for the previous year. The cash provided by financing activities for the year ended February 28, 2005 is principally from proceeds received as a note payable from a stockholder of $2,035,050; proceeds received from a line of credit (secured by trade receivables) of $1,155,049; proceeds from a bridge loan of $1,500,000; proceeds received for debt financing of equipment of $153,152; an advance from a stockholder of $42,202; and proceeds received from the issuance of common stock of $1,895,027; offset by repayments on financed equipment of $35,707; and a redemption of preference stock of a subsidiary (Astrata SA) of $380,785. The cash provided by financing activities for the year ended February 29, 2004 is from proceeds received from a note payable from Optron Technologies, Inc. for $600,000; and equity financing from the stockholder of $2,000,000.

      Astrata SA has obtained a line of credit for use in its South African operations. This line of credit is secured by certain trade accounts receivable and allows for funding up to approximately $1.7 million based on current invoices. Interest on the outstanding balance is charged at the current prime rate in South Africa (11% as of February 28, 2005). Astrata SA has drawn approximately $1.2 million on the line of credit as of February 28, 2005. This allows it an additional source of funds of approximately $0.5 million.

Liquidity and Future Funding Requirements

      The consolidated financial statements included elsewhere herein have been prepared assuming the Company will continue in its present form, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. For the year ended February 28, 2005, the Company had a net loss of approximately $7.3 million and negative cash flow from operating activities of approximately $4.1 million. In addition, the Company had a working capital deficit of approximately $3.5 million as of February 28, 2005.

      Management is projecting significant growth in Telematics sales during fiscal 2006. It is anticipated that this growth will be driven by the GLP product that was introduced in November 2004 and linked with international sales and a marketing infrastructure that was established in fiscal 2005. However, there can be no assurance that such sales growth will generate margins that provide an adequate return on our invested assets, if at all, or that we will have sufficient resources to produce the products and provide the services required to support any such growth. (See Risk Factors for a more detailed analysis of the risks attendant to our business and its growth.)

      In order for the Company to fund its operations and continue this growth plan, substantial additional funding will be required from external sources. Management currently intends to fund operations through a combination of equity, lines of credit, and collateralized debt facilities. Management is currently in negotiations with a number of strategic investors, who have expressed an interest in making equity investments in the Company. These discussions are ongoing, and some of the potential investors are currently conducting their due diligence procedures. However, there can be no assurance of the outcome of these negotiations. In the event that the Company is not able to secure equity financing on acceptable terms beyond the $3.6 million of gross proceeds received in April and May 2005, management believes that it has the ability to access debt markets using sale and leaseback arrangements and/or collateralized debt facilities. In addition, management has the flexibility to revise the Company's business plan and thereby reduce its cash requirements by using alternate channels to access Telematics markets in selected geographic locations. While such revisions may yield immediate improvements in short-term profitability and cash flow, this will be achieved at the cost of a reduction in the Company's future growth rate and profitability, if any.

Off Balance Sheet Arrangements

      As of February 28, 2005, there were no off balance sheet arrangements. Please refer to the Commitment and Contingency footnote to the Company's consolidated financial statement included elsewhere herein.

Inflation

      We do not believe that inflation has had a material effect on our business, financial condition, or results of operations. If our costs were to become subject to significant inflationary pressures, we may not be able to offset fully such higher costs through price increases. Our inability or failure to do so could adversely affect our business, financial condition, and results of operations.

Foreign Currency Exchange Rate Risk

      The operation of the Company's subsidiaries in international markets results in exposure to fluctuations in foreign currency exchange rates. The potential of volatile foreign currency exchange rate fluctuations in the future could have a significant effect on our results of operations. The Company purchases forward foreign exchange contracts to cover certain product purchase transactions denominated in U.S. dollars.

      The principal foreign currency involved is the South African Rand. The Company translates all assets and liabilities at period-end exchange rates and income and expense accounts at average rates during the period. The U.S. Dollar weakened against the Rand by approximately 13.5% for the year ended February 28, 2005. This increases both our revenue and costs as compared to previous periods. During the current year, the Company also had transactions denominated in the British Pound, the Singapore Dollar, the Malaysian Ringgit, and the Brunei Dollar.

Interest Rate Risk

      Since many of the Company's credit facilities are directly based on various prime rates of interest, the Company is exposed to interest rate risk.

Critical Accounting Policies

      In December 2001, the SEC requested that all registrants explain their most "critical accounting policies" in the Management Discussion and Analysis. The SEC indicated that a "critical accounting policy" is one which is both important to the portrayal of the Company's financial condition and results, and requires management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We believe that the following accounting policies fit this definition:

Inventories

      Inventories are stated at the lower of cost (first-in, first-out) or estimated market, and consist of raw materials, work in process and finished goods. Market is determined by comparison with recent sales or estimated net realizable value.

      Net realizable value is based on management's forecasts for sales of the Company's products and services in the ensuing years and/or considerations and analysis of changes in the customer base, product mix, or other issues that may impact the estimated net realizable value. Should the demand for the Company's products or services prove to be significantly less than anticipated, the ultimate realizable value of the Company's inventories could be substantially less than reflected in the accompanying consolidated balance sheet.

Long-Lived Assets

      In July 2001, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value.

      As of February 28, 2005, management has determined that no such impairment exists and therefore, no adjustments have been made to the carrying values of long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's services and products will continue which could result in impairment of long-lived assets in the future.

Intangible Assets

      SFAS No. 142, "Goodwill and Other Intangible Assets" addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for upon their acquisition and after they have been initially recognized in the consolidated financial statements. SFAS No. 142 requires that goodwill and identifiable intangible assets that have indefinite lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives. SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. In addition, SFAS No. 142 expands the disclosure requirements about intangible assets in the years subsequent to their acquisition.

      The principal effect of SFAS No. 142 on the Company's consolidated financial statements included elsewhere herein is that the goodwill described in
Note 5 to such financial statements is not required to be amortized.

Revenue Recognition

      The Company's revenues are recorded in accordance with SEC Staff Accounting Bulletin No. 104, "Revenue Recognition." The Company recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is reasonably assured. In instances where final acceptance of the product is specified by the customer or is uncertain, revenue is deferred until all acceptance criteria have been met.

      Contracts and customer purchase orders are generally used to determine the existence of an arrangement. Shipping documents (and customer acceptance criteria, when applicable) are used to verify delivery. The Company assesses whether the fee is fixed or determinable based on the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment. The Company assesses collectibility based primarily on the credit worthiness of the customer as determined by credit checks and analysis, as well as the customer's payment history.

      The Company's orders are generally shipped free-on-board ("FOB") destination, which means that such orders are not recognized as revenue until the product is delivered and title has transferred to the buyer. FOB destination also means that the Company bears all costs and risks of loss or damage to the goods prior to their delivery.

      Revenue from distributors and resellers is recognized upon delivery, assuming that all other criteria for revenue recognition have been met. Distributors and resellers do not have the right of return.

      When a sale involves multiple elements, the arrangement fee is allocated to each element based on its relative estimated fair value and recognized when revenue recognition criteria for each element are met. The amount of product revenue allocated to an individual element is limited to the lesser of its relative estimated fair value or the amount not contingent on the Company's delivery of other elements under the arrangement, regardless of the probability of the Company's performance.

Research and Development Costs

      Research and development costs relating to computer software products to be sold or otherwise marketed that are incurred before technological feasibility of the product has been established and after general release of the product to customers are expensed as incurred.

      Management believes that technological feasibility is not established until a beta version of the product exists. Historically, costs incurred during the period from when a beta version is available until general release to the public have not been material. Thus the Company has not capitalized any software development costs.

Recently Issued Accounting Pronouncements

      In January 2003, the FASB issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities, and Interpretation of ARB 51." The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities, or "VIE's"), and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either (1) the equity investor does not have a controlling financial interest; or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. As amended in December 2003, the effective dates of FIN No. 46 for public entities that are small business issuers, as defined ("SBI's"), are as follows: (a) For interests in special-purpose entities: periods ended after December 15, 2003; and (b) For all other VIE's: periods ended after December 15, 2004. The December 2003 amendment of FIN No. 46 also includes transition provisions that govern how an SBI which previously adopted the pronouncement (as it was originally issued) must account for consolidated VIE's. Management has concluded that the Company does not have a significant variable interest in any VIE's.

      In April 2003, the FASB issued SFAS No. 149, "Amendments of Statement 133 on Derivative Instruments and hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. This pronouncement is effective for contracts entered into or modified after June 30, 2003 (with certain exceptions), and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on the Company's consolidated financial statements.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position ("FSP") FAS 150-03 ("FSP 150-3"), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all mandatorily redeemable non-controlling interests in (and issued by) limited-life consolidated subsidiaries, and (b) SFAS No. 150's measurement guidance for other types of mandatorily redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS No. 150 on the aforementioned effective dates. Based on this pronouncement and other considerations, the redeemable preferred stock of a subsidiary has been reported as a liability in the Company's February 28, 2005 consolidated balance sheet.

      In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an Amendment of ARB No. 43, Chapter 4," which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. In Chapter 4 of ARB 43, paragraph five previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges..." SFAS No. 151 requires that such items be recognized as current-period charges, regardless of whether they meet the criterion of "so abnormal" (an undefined term). This pronouncement also requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred in years beginning after June 15, 2005.

      In December 2004, the FASB issued SFAS No. 123-R, "Share-Based Payment," which requires that the compensation costs relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123-R replaces SFAS No. 123, and supersedes Accounting Principles Board ("APB") Opinion No. 25. Small Business Issuers are required to apply SFAS No. 123-R in the first interim reporting period that begins after December 15, 2005. Thus, the Company's consolidated financial statements will reflect an expense for (a) all share-based compensation arrangements granted after February 28, 2006 and for any such arrangements that are modified, cancelled, or repurchased after that date, and
(b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value.

      In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67." The American Institute of Certified Public Accountants (the "AICPA") concurrently issued Statement of Position ("SOP") 04-2 entitled "Accounting for Real Estate Time-Sharing Transactions." SFAS No. 152 amends SFAS No. 66 to reference the accounting and reporting guidance in SOP 04-2. As amended, SFAS No. 67 states that its guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions; these matters will now be governed by SOP 04-2. SFAS No. 152 and SOP 04-2 are effective for years beginning after June 15, 2005.

      In December 2004, the FASB issued SFAS No. 153, "Exchange of Nonmonetary Assets, and Amendment of APB No. 29, "Accounting for Nonmonetary Transactions." The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured using the estimated fair value of the assets exchanged. SFAS No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets, and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has "commercial substance" if the future cash flows of the entity are expected to change significantly as a result of the transaction. This pronouncement is effective for nonmonetary exchanges in fiscal periods beginning after June 15, 2005.

      In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections," which replaces APB Opinion No. 20 and FASB Statement No. 3. This pronouncement applies to all voluntary changes in accounting principle, and revises the requirements for accounting for and reporting a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable to do so. This pronouncement also requires that a change in the method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. SFAS No. 154 retains many provisions of APB Opinion 20 without change, including those related to reporting a change in accounting estimate, a change in the reporting entity, and correction of an error. The pronouncement also carries forward the provisions of SFAS No. 3 which govern reporting accounting changes in interim financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of SFAS No. 154.

      Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.


                             DESCRIPTION OF BUSINESS

Overview

      Astrata Group Incorporated was incorporated in Nevada on March 13, 1996 as Sportsman's Wholesale Company and changed its name to Cetalon Corporation on March 12, 2001. On January 15, 2003, Cetalon filed a petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the "Bankruptcy Court"). After a hearing on May 27, 2004, the Bankruptcy Court entered an order confirming Cetalon's Second Amended Disclosure Statement and Plan of Reorganization (the "Plan") followed by confirmation of the Plan by the Bankruptcy Court on May 28, 2004. On June 8, 2004, the Plan became effective (the "Effective Date"), and the Cetalon Corporation Liquidating Trust (the "Trust") was created.

      Pursuant to the Plan, all equity interests of Cetalon that existed prior to the Effective Date (including, but not limited to, common stock, warrants, conversion rights under debt agreements and options) were cancelled on the Effective Date. Under the Plan, if all unpaid creditor claims that were assigned to the Trust are satisfied in full with interest, Cetalon's pre-petition equity holders will be entitled to a pro rata distribution of any remaining Trust assets based on their pre-petition ownership of Cetalon.

      Under the terms of the Plan, effective August 2, 2004 Cetalon combined with (i) Cadogan Investments Limited ("Cadogan"), a London based company that owned Astrata South Africa (Pty) Limited, a South African company ("Astrata SA"); and (ii) Optron Technologies, Inc. ("Optron Technologies"), a Nevada corporation (collectively, the "Merger Transaction"). The subsidiaries of Optron Technologies, which were established shortly before the Effective Date are located in Singapore, Malaysia, Brunei, and England. As of August 2, 2004, Optron Technologies was merged into Cetalon and the subsidiaries of Optron Technologies became subsidiaries of Cetalon.

      In  June  2004,   the  Company  (as  defined  below  in  "Reverse   Merger
Accounting") issued (i) approximately 6,275,000 post-Effective Date common shares to the shareholders of Cadogan, and (ii) 1,800,000 post-Effective Date common shares to the stockholders of Optron Technologies in exchange for 100% ownership of those two entities. The Company issued an additional 156,000 post-Effective Date shares of common stock to the Trust for distribution pursuant to the terms of the Plan (62,400 shares for pro rata distribution to Class Two creditors, and 93,600 shares for other creditors and Trust expenses.). The Company also issued 609,000 post-Effective Date shares of common stock in satisfaction of approximately $520,000 of bankruptcy administration fees. Lastly, the Company issued an additional 1,560,000 post-Effective Date shares of common stock in satisfaction of approximately $53,000 of administrative-claim notes payable and accrued interest.

      As a result of the cancellation of all pre-petition equity instruments and issuance of the post-Effective Date common shares of Cetalon, a change in control occurred.

      On December 16, 2004 the Bankruptcy Court closed the Cetalon Chapter 11 case.

Reverse Merger Accounting

      Because of the structure of the Merger Transaction, Cetalon's acquisition of Cadogan (including its subsidiary) and Optron Technologies was accounted for as a "reverse merger" by Cetalon because the stockholders of Cadogan and Optron Technologies, as the legal acquirees, obtained more than 50% voting control of Cetalon, the legal acquiror. Since the shareholders of Cadogan obtained majority voting control of Cetalon, for accounting purposes Cadogan has been treated as the continuing reporting entity and the accounting acquiror in the Merger Transaction. This accounting treatment resulted in Cetalon adopting the February 28/29 fiscal year-end of Cadogan. In connection with the transactions described above, on August 3, 2004, Cetalon changed its name to Astrata Group Incorporated ("Astrata Group"). The Astrata Group and all of its majority-owned subsidiaries are sometimes hereinafter collectively referred to as the "Company", "we", "us", and "our".

      Subsequent to the closing of the Merger Transaction, the historical consolidated statements of operations are those of the Astrata Group and its majority-owned subsidiaries. The consolidated balance sheet represents the net assets of the aforementioned entities (including majority-owned subsidiaries since their acquisition dates) reported at historical cost. All capital stock shares and amounts and per share data have been retroactively restated to reflect the exchange ratio in the Merger Transaction.

Nature of Operations

      Astrata Group and its subsidiaries are in the telematics and geomatics sectors of Global Positioning System ("GPS") industries. The Company's expertise is focused on advanced location-based IT products and services that combine positioning, wireless communications, and information technologies. Astrata Group provides advanced positioning products, as well as monitoring and airtime services to industrial, commercial, governmental entities, academic/research institutions, and professional customers in a number of markets including surveying, utility, construction, homeland security, military, intelligence, mining, agriculture, public safety, marine, and transportation. Astrata Group leases facilities which accommodate the assembly, testing, and research and development personnel with 13 years of experience in position and wireless communication technology that has delivered in excess of 80,000 GPS/GSM (Global System for Mobile Telecommunications) fleet management products to customers.

      Examples of our products and services include surveying instrumentation using GPS and other augmenting technologies, such as wireless communication and lasers; fleet management for specialized machines, such as guidance for earth-moving equipment; positioning and IT technology for remote asset management and telematics products, field data collection equipment, and products and airtime communications services for high volume track and trace applications.

      Positioning technologies employed by Astrata Group include laser, optical and inertial navigation systems. Communication techniques employed by Astrata Group include both public networks such as GSM cellular and private networks such as paging or point-to-point private wireless networks and satellite communications.

      We believe that we add value to our products and services through the development of proprietary information technologies, such as applications and software that allow the customer to make use of the positioning information in a location of his choice.

      One of Astrata Group's predecessor entities was founded in 1986 as a reseller of Sokkia products, a Japanese manufacturer of survey instruments. In 1988-89, the Company integrated GPS products into its portfolio and became one of the first international dealers of Trimble Navigation Limited in 1989. Since then, Astrata Group has won the "Best International Dealer Award" on several occasions. In 1998, Astrata Group began developing its own software and proprietary products for the demanding commercial high precision positioning market. The Company sells geo-information technology ("Geo IT") products and services to commercial customers in the mining, surveying, utility, government, agriculture, oil and gas, construction, and offshore fleet markets often in demanding environments. Astrata Group's products include proprietary products and services as well as products from Trimble Navigation Limited, Nikon Surveying Instruments, Aquila, Thrane and Thrane, Itronix, and Optech. In addition, Astrata Group provides ongoing communications and IT services (e.g., Astrata Group is a satellite services provider for Telenor) for its customers with comprehensive service, training, and technical assistance.

      As new positioning and wireless technologies have been introduced in recent years, Astrata Group has grown by incorporating them into a product line to meet the expanding market. In two transactions during 2002 and 2003, Astrata Group purchased 100% of CyberPro Software Solutions (Pty) Ltd, a software solutions house with experience in systems integration, large-scale database applications and Internet technologies, which launched Astrata Group's web-based communications IT services for vehicle tracking and monitoring and controlling offshore and onshore fleets.

      The results have been organic growth and Astrata Group's concentration on two operating segments: 1) Geomatics and 2) Telematics.

Geomatics

      High precision surveying/positioning instruments are required for surveying and construction professionals, the mining industry, government agencies, utility companies and municipalities. We supply and support these markets with current products and factory certified technicians. We offer a full spectrum of after-sales service and training programs that help build and maintain long-term relationships with customers and suppliers.

      Astrata Group incorporates GPS positioning and critical performance and monitoring information from field equipment and personnel into earth moving, mining, and construction machines to lower costs, boost productivity, increase profits, and improve remote site management and operational control. Products in this segment automate certain functions in such machines and apply to the initial survey, earthmoving, and building phase of construction.

      This segment also supports our venture with Barloworld  Equipment  Company
(Pty) Limited ("Barloworld"), the exclusive distributor of Caterpillar Corporation in South Africa. In October 2003, Astrata SA and Barloworld entered into an agreement, pursuant to which Barloworld Optron Technologies (Pty) Ltd ("BOT") was formed. Astrata SA and Barloworld each own 50% of BOT (see Note 10 to the consolidated financial statements included elsewhere herein).

      Astrata Group is the sole distributor for Trimble Geomatics equipment in Southern Africa. Representative products marketed and sold by Astrata Group and its subsidiaries include: GPS Survey Products and related accessories; Geographic Information System ("GIS") Mapping Products and related accessories; Nikon Total Stations, Automatic Levels, Thedolites; Itronix Products; Ag Leader Products; Chicago Steel Accessories; Garmin Handheld GPS Units; Optech; and Caterpillar Technology Products.

      The Geomatics segment also includes products, accessories and services related to the business of measurement and setting out (i.e. Survey, Mapping and
GIS) and precise position monitoring (such as scanning excavations and industrial plants). Also included within this segment are the machine guidance products, accessories and services related to the business of guiding, controlling and monitoring machinery, including moving machinery such as graders, dump trucks and drills as well as agricultural products which have tractor and crop-spraying guidance in them.

Telematics

      Telematics products, accessories and services are related to the business of remote monitoring of assets, frequently in real-time (including tracking and tracing) whereby position, attributes, status and communication are involved. Telematics products often focus on people and assets in hostile and demanding environments such as monitoring hazardous materials for homeland security purposes. This segment addresses the market for fleet management, workforce management, remote asset management and tracking, meter reading, and emergency services by providing hardware for GPS information and data collection, as well as the software needed to access and analyze the data through the Internet. Astrata Group products combine positioning, wireless, and information technology and add measurable value to location-based information. The Company offers airtime to communicate data from the vehicle or field location to the customer's data center or provides access over the Internet to the data and application software. This allows critical real-time performance and monitoring data to be accessed and analyzed by supervisory, maintenance, or financial users and make real-time decisions for productivity improvement, cost reductions, safety improvement, or other critical decisions to be fed to the field.

      In addition, Astrata Group offers a range of rugged mobile computing, wireless and location-based solutions, which combine GPS and GSM technologies. The services markets for location-based technologies include workforce management, remote asset management and tracking, meter reading and emergency services. Astrata Group offers custom built solutions as well as "off-the-shelf" products to meet the specific needs of its customers.

      The Telematics segment also includes our seventh generation GPS/GSM transceiver (the Astrata Geo-Location Platform, or "GLP") that enables users to track, monitor, and control mobile platforms or remote assets such as trucks, vessels, containers, trailers, and other vehicles (see below for additional information about the Astrata GLP).

Technology Overview

      A major portion of our business is the application of GPS to terrestrial applications. GPS is a system of 24 orbiting satellites and associated ground control that is funded and maintained by the U.S. Government and is available worldwide free of charge. GPS positioning is based on a technique that precisely measures distances from four or more satellites. The satellites continuously transmit precisely timed radio signals using extremely accurate atomic clocks. A GPS receiver measures distances from the satellites in view by determining the travel time of a signal from the satellite to the receiver, and then uses those distances to compute its position. Under normal circumstances, a stand-alone GPS receiver is able to calculate its position at any point on earth, in the earth's atmosphere, or in lower earth orbit, to approximately ten meters, twenty-four hours a day. Much better accuracies are possible through a technique called
"differential   GPS".  In  addition,   GPS  provides   extremely  accurate  time
measurement.

      GPS technology is dependent upon the reception by a receiver of the GPS signals, which requires line-of-sight visibility between the satellites and the receiver. Buildings, hills, and dense foliage can block this line-of-sight visibility. The receiver must have a line-of-sight to at least four satellites to determine its latitude, longitude, altitude, and time. Distortion of GPS signals from atmospheric conditions, intentional or inadvertent signal interference, or Selective Availability may also limit the accuracy of GPS. Selective Availability, which was the largest component of GPS distortion, is controlled by the U.S. Department of Defense and was deactivated on May 1, 2000.

      The convergence of our position, wireless, and information technologies enables us to add significant value to location-based information. At the same time, wireless communications have become far less expensive in recent years. This allows the low-cost efficient transfer of the GPS receiver's position data (combined with critical performance and monitoring information from the field equipment or personnel) to locations distant from the positioning receiver. This in turn permits the data to be accessed by supervisory, maintenance, or financial users and thereby allows productivity improving, cost reducing, safety-related, or other critical real time data to be fed to the field.

      Laser and optical products sold and serviced by us measure distances and angles accurately using light. Laser diodes create light beams for distance measurement and precision mechanics and software algorithms in these products combine to give accurate distance and angle measurements for a variety of agricultural, surveying, academic research and construction applications.

Technical Support Services

      Astrata Group maintains workshops staffed with factory-trained personnel to service and repair the equipment sold by the Company. Also, the Company provides technical support by means of dedicated personnel via e-mail, telephone and in-house, and offers product training.

Recent Trends

Geographic Expansion

      The Company recently expanded the Geomatics business into the Asia Pacific region with offices in Singapore, Malaysia, and Brunei.

      Astrata (Asia Pacific) Pte Ltd was incorporated on October 6, 2003 and is a wholly owned subsidiary of ours. The subsidiary serves as our Asia Pacific Regional Headquarters and also as the holding entity for our other subsidiaries, joint ventures, and strategic partnerships located in Malaysia, Brunei, and Indonesia.

      Astrata (Singapore) Pte Ltd was incorporated on October 6, 2003 and is owned 51% by Astrata (Asia Pacific) Pte Ltd and 49% by PCS Security Pty Ltd (a Singapore security consultancy company), the management of which has served with various security and intelligence organizations in the Singapore government.

      Our strategy is to deploy our leading edge technologies into the homeland security, hazardous materials, and civil defense markets in the Asia Pacific region by providing our customers with comprehensive solutions to their needs.

Geo-Location Platform (the "GLP")

      The GLP is a GPS/GSM transceiver that enables users to track, monitor and control mobile platforms or remote assets such as trucks, vessels, containers and trailers. The device has been designed to meet certain international and domestic homeland security requirements and to be capable of handling vehicles carrying hazardous materials. The device has a number of input/outputs that allow connectivity to third party sensors on board the platform being tracked. Such sensors include temperature, ignition on/off, oil pressure, door open/close, tire pressure, and engine revolutions. The GPS receiver provides accurate positional, time, speed and directional information. All of these variables are used to make real-time Boolean type decisions and the GSM engine is used to communicate the result to a remote software application. The unit uses proprietary on-board software executing on a Linux operating system to manage the operation of the unit.

      Management believes that the GLP is the smallest, lowest cost, fully integrated, state of the art GPS location and GSM/CDMA (Code Division Multiple Access) wireless system, with on board over the air programmable intelligence operating on the MC Linux operating system. It combines a GPS system, a GSM phone, and a computer operating system integrated into a single package approximately half the size of a pack of cigarettes. The built-in wireless communication options include quad-band GSM, General Packet Radio Switching ("GPRS"), Short Message Service ("SMS"), circuit switched data ("CSD"), Bluetooth, and wireless Local Area Networks ("LAN"). The GLP is the backbone of the Astrata Group telematics product line and the foundation of our location-based services ("LBS") research and development plan.

      The Telematics segment also includes our seventh generation GPS/GSM transceiver (the Astrata "GLP") that enables users to track, monitor and control mobile platforms or remote assets such as trucks, vessels, containers, trailers and other vehicles. The Astrata GLP is based on ten years of experience designing, manufacturing, and supporting over 80,000 GLP units for major global commercial telematics companies such as Thales. Management believes that the GLP sets a new standard of capability and functionality, more expandability, and high reliability, while at the same time dramatically reducing the cost of LBS. Management believes that customers can reduce costs, increase productivity, and monitor and control virtually any equipment, vehicles, assets, or persons using state of the art monitoring, routing, control or other real-time information systems. The GLP platform allows Astrata Group to integrate customized applications for virtually any requirement in markets such as container tracking for homeland security and employees for compliance with the Department of Transportation legislation relating to driving hours.

      Astrata Systems built the first one hundred of the seventh generation GLP units in May 2004 for field-testing and then built one thousand additional GLP units in September 2004 for initial commercial release. The Astrata GLP system, comprising the complete software, firmware, and hardware was launched globally to customers in November 2004.

Joint Venture with Barloworld

      In October 2003, Astrata SA entered into an agreement with Barloworld, the exclusive distributor for Caterpillar Corporation in South Africa, pursuant to which Barloworld Optron Technologies (Pty) Limited ("BOT") was formed. Astrata SA and Barloworld each own 50% of BOT. Barloworld's core business is the sale, rental, service, and maintenance of new and used Caterpillar commercial equipment and related parts in South Africa and other African countries. The principal business of BOT is the supply of products and services to the mining industry in southern Africa.

      BOT's initial capitalization principally consisted of interest-bearing loans by the stockholders represented by (i) a contribution of inventory by Astrata SA with an agreed-upon value of approximately $200,000 and (ii) an equal amount in cash to be provided by Barloworld as needed for working capital requirements.

      Since Astrata SA does not own a majority voting interest in BOT and does not otherwise have a controlling financial interest therein, we account for Astrata SA's investment in BOT using the equity method of accounting. BOT has a September 30 fiscal year end.

SureTrack Acquisition

      In January 2005, Astrata SA closed the purchase of certain assets of SureTrack, a satellite-based tracking and communications enterprise, whose technology facilitates cross-border fleet management services, particularly in remote areas.

      SureTrack's Global Telemetry Monitoring System - renamed Solaris - integrates satellite communications capability with the Astrata GLP, the world's smallest advanced fleet management and real-time vehicle tracking device, which integrates a GPS receiver, a GSM cell phone, and a sophisticated computer operating system into a single package approximately 50% the size of a modern mobile phone. The Astrata-GLP can monitor and control fleets of virtually any equipment, vehicles, assets, shipping containers, as well as the status of individuals and personnel. Solaris was developed by SureTrack as a fleet management and vehicle monitoring software solution for the VISTA (MT2000) satellite communications platform. The application is designed to interface seamlessly with various on-board devices and biometric control systems. SureTrack was established in 2001 and was based in Centurion, South Africa. It employed 14 people, all of whom have remained with Astrata.

Principal Suppliers

      We are a distributor in sub-Saharan Africa for Trimble Navigation Limited's line of products and Trimble represents our largest single supplier.

Competition

      The markets for navigation, communications, and information products are highly competitive. We believe the principal competitive factors impacting the market for our products are design, functionality, quality and reliability, customer service, price, time-to-market, and availability. We believe that we generally compete favorably in these areas.

      While we believe our products and services offer superior features, there is no certainty that we will establish our self in the international market. A number of our competitors, as detailed below, offer products that provide some of the functionality of our products. While we do not believe that any one of our competitors has a dominant position in our market as a whole, we may not be able to maintain our competitive position against current or potential competitors, especially those with significantly greater financial, marketing, service, support, technical, and other resources. Substantially all of our principal competitors are international entities and are larger and more established than we are.

      We believe that our principal competitors for Telematics lines are @ Road, Inc, Xata Corporation, Trimble, Minor Planet Systems plc, Navman NZ Limited, Digicore Holdings Ltd, Seimens VDO Automotive (the automotive component arm of Siemens AG), CET and SES Systems Pte Ltd (subsidiaries of Singapore Technologies Electronics Limited), and Thales Telematics (part of the Thales Group). We believe that our principal competitors for our Geomatics Technology product lines are Lecia, Topcon, Sokkia and Riegal.

Research and Development

      Research and development costs relating to computer software products to be sold or otherwise marketed that are incurred before technological feasibility of the product has been established and after general release of the product to customers are expensed as incurred.

      Company management believes that technological feasibility is not established until a beta version of the product exists. Historically, costs incurred during the period from when a beta version is available until general release have not been material. Accordingly, the Company has not capitalized any software development costs. Research and development costs were approximately $1.3 million and $0.5 million for the years ended February 28, 2005 and February 29, 2004, respectively.

Employees

      We  currently  have 222  employees  in addition to four  consultants.  Our
employees  are  not  represented  by  labor  unions  or  collective   bargaining
agreements. We believe that our labor relations are good.

Properties

      We are currently leasing our executive offices, sales offices and manufacturing facilities. Our executive office is located at 1801 Century Park East, Suite 1830, Los Angeles, California 90067.

      We are currently leasing facilities at the following locations:

      o     England: Chelsea Harbour, London, approximately 3,000 square feet
      o     Brunei: Kuala Belait, approximately 3,000 square feet
      o     Malaysia: Kuala Lumpur, approximately 1,500 square feet
      o Singapore: Suntec Tower One, Singapore, approximately 4,700 square feet
      o     South Africa: Stellenbosch, approximately 8,400 square feet
      o     South Africa: Johannesburg, approximately 5,500 square feet

      We believe that these facilities are sufficient for the Company's operating purposes for the foreseeable future.


                                   MANAGEMENT

Executive Officers and Directors


      The following table sets forth certain information regarding our executive officers and directors as of June 22, 2005:

Name                       Age  Position
----                       ---  --------
Anthony J. Harrison......   46  Chairman of the Board
Trevor Venter............   38  Chief Executive Officer
Martin Euler.............   51  Chief Financial Officer, Secretary, and Director
Anthony J.A. Bryan.......   82  Non-Executive Vice-Chairman of the Board
Paul Barril..............   59  Director
Stefanie Powers..........   62  Director

Anthony J. Harrison, Chairman of the Board

      Mr. Harrison currently serves as our Chairman of the Board, a position that he has held since June 2005. He joined our board of directors in November 2004 and served as our Chief Executive Officer between November 2004 and June 2005. Prior to joining the Company, Mr. Harrison had been employed in various management capacities by Thales S.A. (a CAC 40 company) and, prior to its acquisition by Thales, by various subsidiaries of Racal Electronics Plc. for approximately 23 years, most recently (2002 and 2003) as the Chief Operating Officer of Thales GeoSolutions Ltd., a division of Thales S.A. During 2002, Mr. Harrison served as the Managing Director Group Marketing & Business Development (Racal Survey Group Ltd.) and, between 1998 and 2002, as the President of Racal Survey USA and Regional Director of the Americas (which was a board position of the Racal Survey Group Ltd.).

Trevor Venter, Chief Executive Officer

      Mr. Venter currently serves as our Chief Executive Officer, a position that he has held since June 2005, except for the period between November 2004 and June 2005 when he was our Chief Operating Officer. Between August 2004 and January 2005, Mr. Venter was also a member of our board of directors. Prior to June 2004, Mr. Venter served as our Regional Director of Africa and the Middle East. Prior to April 1995, he spent ten years at the office of the Chief Surveyor General of South Africa. Mr. Venter holds a 1st class degree in Geomatics from the University of Cape Town, South Africa, and is registered as a professional land surveyor with PLATO.

Martin Euler, Chief Financial Officer

      Mr. Euler currently serves as our Chief Financial Officer and Secretary, positions that he has held since January 2004 and January 2005, respectively. He has also been a member of our board of directors since August 2004. During the three years prior to his joining us, Mr. Euler served as Regional Director and member of the Executive Committee for Thales GeoSolutions with responsibility for the Americas Region. From 1998 to 2001, he served in various management capacities with Racal Electronics plc. Mr. Euler holds a Degree in Accounting and Financial Management from the University of Sheffield, England.

Anthony J.A. Bryan, Non-executive Vice-Chairman of the Board

      Mr. Bryan currently serves as our non-executive Vice-Chairman of the Board, a position that he has held since June 2005, having initially served as the Chairman of our Board since January 2005. He has also served as the non-executive Chairman of the Board of 360 Global Wine Company since November 2003. Mr. Bryan is the former Chairman and CEO of Copperweld Corporation, a bimetallic wire and steel tubing company, and the former CEO of Cameron Iron Works, a company in the oil service business. He has also served on the Boards of Directors of Federal Express Corporation, between 1987 and 1996; Chrysler Corporation (now, DaimlerChrysler Corporation), between 1975 and 1991); The PNC Financial Services Group, Inc., between 1978 and 1989; ITT Corporation; Koppers Inc.; Hamilton Oil Company Ltd.; First City National Bank of Houston; Imetal; and as Chairman of the Executive Committee of Hospital Corporation International (formerly the international division of Hospital Corporation of America), between 1991 and 1992. Mr. Bryan received his Master Degree in Business Administration from the Harvard Business School.

Paul Barril, Director

      Capitaine Barril currently serves as a member of our board of directors, a position that he has held since January 2005. He also serves as Chief Executive Officer of Groupe Barril Securite, a global security firm that he founded in 1984, and serves as a security advisor to various Heads of State. Capitaine Barril founded G.I.G.N. (Groupement d'Intervention de la Gendarmerie Nationale - the French gendarmerie intervention group). He holds a law degree from the University of Paris in Sorbonne.

Stefanie Powers, Director

      Ms. Powers currently serves as a member of our board of directors, a position that she has held since January 2005. Ms. Powers has been an actor since the age of 15. She serves as a director of two mutual funds, co-founded and currently serves as President of the William Holden Wildlife Foundation, and is a director of the Mount Kenya Game Ranch.

Term of Office

      Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our by-laws.

      Our executive officers are appointed by our board of directors and hold office until removed by the board.

Audit Committee Financial Expert

      We are not currently a listed company within the meaning of Rule 10A-3 of the Exchange Act and, therefore, are not required to have an audit committee or, accordingly, an audit committee financial expert. Nevertheless, our Board of Directors, a majority of whose members are currently independent directors, performs the functions of an audit committee, and Martin Euler, our Chief Financial Officer and one of our directors, serves in a capacity similar to that of an audit committee financial expert.

Executive Compensation

      The following table sets forth certain information with respect to the compensation of our Chief Executive Officer and each of our other most highly compensated executive officers who earned more than $100,000 for the fiscal year ended February 28, 2005.

                                  Summary Compensation Table
-----------------------------------------------------------------------------------------------------------------
                                    Annual Compensation                             Long Term Compensation
                                                               Other Annual  Restricted
                                                               Compensation    Stock      Options/     All Other
                                        Salary        Bonus         (4)       Awarded       SARs     Compensation
            Name               Year       $             $            $          $             #             $
-----------------------------------------------------------------------------------------------------------------
Anthony Harrison (1)             2005      203,500       --         --         500        250,000         --
    Chief Executive Officer      2004       27,700       --         --          --             --         --
                                 2003           --       --         --          --             --         --
-----------------------------------------------------------------------------------------------------------------
Trevor Venter (2)                2005      128,900       --      5,875         500         75,000         --
   Chief Operating Officer       2004      120,500       --      5,346          --             --         --
                                 2003       70,100   92,500      3,320          --             --         --
-----------------------------------------------------------------------------------------------------------------
Martin Euler                     2005      168,200       --         --         500        125,000         --
   Chief Financial Officer       2004       20,200       --         --          --             --         --
                                 2003           --       --         --          --             --         --
-----------------------------------------------------------------------------------------------------------------
Alexander Borthwick (3)          2005      180,000       --         --         500         25,000         --
   Chief Operating Officer       2004       30,000       --         --          --             --         --
                                 2003           --       --         --          --             --         --
-----------------------------------------------------------------------------------------------------------------

(1) Mr. Harrison served as our Chief Executive Officer between November 15, 2004 and June 6, 2005 and currently serves as our Chairman of the Board.
(2) Mr. Venter served as our Chief Operating Officer between November 15, 2004 and June 6, 2005 and currently serves as our Chief Executive Officer.
(3) Mr. Borthwick served as our Chief Operating Officer until November 15, 2004 and now serves as our Regional Director of the Asia Pacific Region.
(4) Consists of funds contributed to a defined contribution plan on behalf of the executive.

Compensation of Directors

      During 2005, each non-employee member of our Board of Directors received a one-time grant of an option to purchase 25,000 shares of the Company's common stock at an exercise price equal to the fair market value at the time of the grant and 50,000 shares of restricted common stock of the Company. At February 28, 2005, the closing market price of our common stock was $7.00 per share, or $350,000 for 50,000 shares. In addition, Anthony J.A. Bryan received an additional stipend of $18,000.

      The following table sets forth the individual grants of stock options that we made during the year ended February 28, 2005 to our executive officers:

                            Options/SAR Grants in Last Fiscal Year
                                    Individual Grants
------------------------------------------------------------------------------------------------
                                Number of      Percent of total       Exercise or
        Name                   securities    options/SARs granted     base price    Expiration
                               underlying        to employees           ($/Sh)         date
                              options/SARs      in fiscal year
                               granted (#)
------------------------------------------------------------------------------------------------
Anthony Harrison                 250,000                19.1%            $5.00        01/03/2015
------------------------------------------------------------------------------------------------
Martin Euler                     125,000                 9.5%            $5.00        01/03/2015
------------------------------------------------------------------------------------------------
Trevor Venter                     75,000                 5.7%            $5.00        01/03/2015
------------------------------------------------------------------------------------------------
Alexander Borthwick               25,000                 1.9%            $5.00        01/03/2015
------------------------------------------------------------------------------------------------

      The following table sets forth options exercised by our executive officers during the year ended February 28, 2005, and the value (market price less exercise price) of their unexercised in-the-money options at February 28, 2005.

                   Aggregated Options/SAR Grants in Last Fiscal Year
--------------------------------------------------------------------------------------------------------------------------
                                                          Number of securities underlying          Value of unexercised
                                                            unexercised options/SARs             in-the-money options/SARs
                                                                  at FY end (#)                        at FY-end ($)
                                                            --------------------------------------------------------------
                             Shares
                           acquired on    Value realized
                           exercise (#)        ($)            Exercisable   Unexercisable     Exercisable   Unexercisable
--------------------------------------------------------------------------------------------------------------------------
Anthony Harrison                --            --               250,000           --              500,000            --
--------------------------------------------------------------------------------------------------------------------------
Martin Euler                    --            --               125,000           --              250,000            --
--------------------------------------------------------------------------------------------------------------------------
Trevor Venter                   --            --                75,000           --              150,000            --
--------------------------------------------------------------------------------------------------------------------------
Alexander Borthwick             --            --                25,000           --               50,000            --
--------------------------------------------------------------------------------------------------------------------------

                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

      Nevada Revised Statutes ("NRS"), Chapter 78

      NRS 78.7502 provides for the discretionary and mandatory indemnification of officers, directors, employees and agents.

      NRS 78.7502 (1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amount paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      NRS 78.7502 (2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      NRS 78.7502 (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 78.7502 (1) or 78.7502
(2), or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

      NRS 78.751 provides that authorization is required for discretionary indemnification of directors, officers, employees or agents, advancement of expenses to those parties and a limitation on indemnification and advancement of expenses.

      NRS 78.751 (1) provides that any discretionary indemnification under NRS 78.7502, unless ordered by a court or advancement pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)   By the stockholders;
(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

      NRS 78.751 (2) provides that the articles of incorporation, the by-laws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

      NRS 78.751 (3) provides that the indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.
(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Articles of Incorporation

      Our Articles of Incorporation, as amended, limit the personal liability of directors and officers from damages for breach of fiduciary duty as a director or officer but such provision does not eliminate or limit the liability of a director or officer for:

(i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(ii)  the payments of distributions in violation of NRS 78.300.

      Specific provisions relating to the indemnification of our directors and officers are provided for in our By-Laws as specified below.

By-laws

      Article VIII, Section 1 of our By-Laws provides that any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that he or his testator or intestate is or was a director, officer, or employee of ours, or of any corporation which he, the testator, or intestate served as such at our request, shall be indemnified by us against expenses reasonably incurred by him or imposed on him in connection with or resulting from any appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer, director or employee was liable to us, or to such other corporation, for negligence or misconduct in the performance of his duty.

      Our By-Laws further provide that determination of the rights of such indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to procedure set forth, from time to time, in the By-Laws, or by any of the following procedures: (a) order of the Court or administrative body or agency having jurisdiction of the action, suit, or proceeding; (b) resolution adopted by a majority of a quorum of our Board of Directors without counting in such majority any directors who have incurred expenses in connection with such action, suit or proceeding; (c) if there is no quorum of directors who have not incurred expenses in connection with such action, suit or proceeding, then by resolution adopted by a majority of the committee of stockholders and directors who have not incurred such expenses appointed by the Board of Directors; (d) resolution adopted by a majority of a quorum of the directors entitled to vote at any meeting; or (e) Order of any Court having jurisdiction over us. Additionally, our By-Laws provide that such right of indemnification shall not be exclusive of any other right which our directors, officers, and employees and the other persons above mentioned may have or hereafter acquire, including their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under article VIII, section 1 of our By-Laws. The provisions of article VIII, section 1 of our By-Laws apply to any member of any committee appointed by the Board of Directors as fully as though each person had been a director, officer or employee.

SEC Policy on Indemnification

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                           RELATED PARTY TRANSACTIONS

      Except as disclosed below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

      In November 2004, Astrata Group accepted an unsecured advance from an officer/stockholder in the amount of $41,378. This advance accrues interest at LIBOR plus three percent and was payable in full on March 1, 2005 with no prepayment restrictions. This unsecured advance and accrued interest has not been repaid as of March 1, 2005, and is being extended until June 30, 2005.

      In September 2004, one of our stockholders (who then beneficially owned approximately 5.5% of our outstanding common stock) lent $1.5 million to us. Concurrently with our receipt of the proceeds of the loan, we agreed to grant the stockholder two-year warrants (which vested and became fully exercisable on the grant date) to purchase up to 48,000 shares of our common stock at an exercise price of $2.00 per share. The Company has recorded this transaction as a finance charge of $139,000 using the Black-Scholes option-pricing model to estimate the fair value. In connection with the grant of the warrants, we also agreed to provide certain registration rights for a period not to exceed five years in respect of the shares underlying the warrants and for certain other shares then owned by the stockholder. The registration rights agreement does not contain any specific deadlines or financial penalties relating to the filing or effectiveness of the registration statement. In November 2004, with retroactive effect to the date of the original borrowing, the stockholder and we amended the loan arrangement such that the due date was extended by approximately 90 days to June 30, 2005, and the principal and accrued interest became convertible into shares of our common stock at the rate of $5.00 per share. The stockholder's conversion privilege expires when we have privately issued our common stock for an aggregate consideration of at least $10 million. Interest at the rate of 15%, compounded annually, continues to be due and payable concurrently with the principal. Concurrently with the amendment of the loan arrangement, we also granted the stockholder two-year warrants (which vested and became fully exercisable on the grant date) to purchase up to 32,000 shares of our common stock at an exercise price of $2.00 per share. The transactions described in this paragraph constituted exempt offerings under Rule 506 of Regulation D to a single accredited investor.

      In December 2005, we entered into an agreement pursuant to which we sold 100,000 units of our securities to a then-existing stockholder at $5.25 per unit, for an aggregate of $525,000 in gross proceeds. Each unit consisted of one share of common stock and one five-year warrant to purchase one share of our common stock at an exercise price of $5.00. The warrants vested and became fully exercisable on the issuance date. We also granted the stockholder certain "piggy-back" and "S-3" re-sale registration rights for the common stock and the shares of common stock underlying the warrants, as well as for other shares then owned by such stockholder for a period not to exceed three years and agreed to file a re-sale registration statement with the SEC covering the registrable securities on or before June 2005. We are not subject to any contractual penalties in the event that any such registration statement is not filed timely or not declared effective by the SEC by any specific date. The transaction described in this paragraph constituted an exempt offering under Rule 506 of Regulation D to a single accredited investor.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Securities Authorized for Issuance Under Equity Compensation Plans:

      The following table provides information about our compensation plans under which shares of common stock may be issued upon the exercise of options and warrants as of February 28, 2005. See Note 8 to the consolidated financial statements included elsewhere herein.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Number of securities remaining
                                 Number of securities to be issued       Weighted-average            available for future issuance
                                  upon exercise of outstanding       price of outstanding options,     under equity compensation
                                  options, warrants and rights         warrants and rights            plans (excluding securities
                                                                                                         reflected in column (a))
       Plan Category                            (a)                              (b)                              (c)
-----------------------------------------------------------------------------------------------------------------------------------
Equity Compensation plans
approved by security holders                    --                           --                                       --
-----------------------------------------------------------------------------------------------------------------------------------
Equity compensation
plans not approved
by security holders                      1,924,748(1)                  $   5.00                                  263,400
-----------------------------------------------------------------------------------------------------------------------------------
        Total                            1,924,748                     $   5.00                                  263,400
-----------------------------------------------------------------------------------------------------------------------------------

----------
(1) Includes 1,296,600 options to purchase common stock at $5.00 per share, and 628,148 warrants to purchase common stock between $2.00 and $5.00 per share.

Rule 144

      In general, under Rule 144, as currently in effect, a person who owns shares that were acquired from us or an affiliate of us at least one year prior to the proposed sale is entitled to sell within any three-month period a number of shares that does not exceed 1% of the then outstanding shares of common stock, or approximately 122,845 shares as of June 22, 2005.

      Sales under Rule 144, however, are subject to specific manner of sale provisions, notice requirements and the availability of current public information about our Company. As of the date of this Prospectus, there are no shares eligible for sale under Rule 144. We cannot estimate the number of shares of common stock our existing stockholders will sell under Rule 144 as this will depend on the market price of our common stock, the personal circumstances of the stockholders and other factors.

Rule 144(k)

      Under Rule 144(k), in general, a stockholder who has beneficially owned shares of our common stock for at least two years and who, at the time of the sale of such shares, is not then, or at any time during the 90 days immediately preceding such sale was not, an officer, director or affiliate of our Company may sell such shares without complying with the manner of sale provisions, notice requirements, public information requirements or volume limitations of Rule 144.

Beneficial Ownership / Management

      The following table sets forth, as of June 22 2005, the beneficial ownership of the Company's common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the Company's common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 12,284,492 shares of common stock issued and outstanding on June 22, 2005.

--------------------------------------------------------------------------------------------------------
Name and address                                                     Amount of            Percent
of beneficial owner                                          beneficial ownership (1)     of class
--------------------------------------------------------------------------------------------------------
Executive Officers & Directors:
--------------------------------------------------------------------------------------------------------
Anthony J. Harrison
47 Warriner Gardens                                           1,110,600 shares (2)          8.9%
London, UK SW11 4 EA
--------------------------------------------------------------------------------------------------------
Martin Euler
P.O. Box 941844                                                 985,600 shares (3)          7.9%
Houston, TX  77094-8844
--------------------------------------------------------------------------------------------------------
Tevor Venter
P.O. Box 1462                                                   935,600 shares (4)          7.6%
Rivonia, South Africa  2128
--------------------------------------------------------------------------------------------------------
Alexander Borthwick
8 Temasek Blvd., #29-03 Suntec Town One                         885,600 shares (5)          7.2%
Singapore
--------------------------------------------------------------------------------------------------------
Anthony J.A. Bryan
2525 N. Ocean Blvd                                               75,000 shares (6)            *
Gulf Stream, FL  33483
--------------------------------------------------------------------------------------------------------
Paul Barril
207 Bd Pereire                                                   75,000 shares (7)            *
Paris, France  75017
--------------------------------------------------------------------------------------------------------
Stephanie Powers
10400 Wilshire Blvd.                                             75,000 shares (8)            *
Los Angeles, CA  90024
--------------------------------------------------------------------------------------------------------
Total of All Directors and Executive Officers (six persons)   4,142,400 shares (9)         32.6%
--------------------------------------------------------------------------------------------------------
More than 5% Beneficial Owners:
--------------------------------------------------------------------------------------------------------
Infomax Co. Ltd.
38 Hertfort Street                                            1,080,000 shares              8.8%
London, England W1J 7SG
--------------------------------------------------------------------------------------------------------
Walter Jared Frost
TTEE FBO The Frost 1987 Rev Trust DTD 9/11/87
Jalan Adityawarman No. 40A, Kebayoran Baru                      967,738 shares (10)         7.6%
Jakarta 12160 Indonesia
--------------------------------------------------------------------------------------------------------
Pointe Capital Limited
38 Hertford Street                                              794,744 shares              6.5%
London W1J7SG, UK
--------------------------------------------------------------------------------------------------------
Global Master Investments
Suite 2002A, 18 Harbour Road                                    655,200 shares              5.3%
Wanchai, Hong Kong
--------------------------------------------------------------------------------------------------------

----------
*     Constitutes less than 1%

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2) Includes 860,600 shares of common stock beneficially owned by Mr. Harrison and 250,000 shares of common stock underlying options that are exercisable as of the date set forth above or within 60 days thereafter.

(3) Includes 860,600 shares of common stock beneficially owned by Mr. Euler and 125,000 shares of common stock underlying options that are exercisable as of the date set forth above or within 60 days thereafter.

(4) Includes 860,600 shares of common stock beneficially owned by Mr. Venter and 75,000 shares of common stock underlying options that are exercisable as of the date set forth above or within 60 days thereafter.

(5) Includes 860,600 shares of common stock beneficially owned by Mr. Borthwick and 25,000 shares of common stock underlying options that are exercisable as of the date set forth above or within 60 days thereafter.

(6) Includes 50,000 shares of common stock beneficially owned by Mr. Bryan and 25,000 shares of common stock underlying options that are exercisable as of the date set forth above or within 60 days thereafter.

(7) Includes 50,000 shares of common stock beneficially owned by Mr. Barril and 25,000 shares of common stock underlying options that are exercisable as of the date set forth above or within 60 days thereafter.

(8) Includes 50,000 shares of common stock beneficially owned by Ms. Powers and 25,000 shares of common stock underlying options that are exercisable as of the date set forth above or within 60 days thereafter.

(9)   Includes all shares and options described in notes 2 through 8, above.

(10) Includes 489,672 shares of common stock beneficially owned by Walter Jared Frost TTEE FBO The Frost 1987 Rev Trust DTD 9/11/87, 92,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter, and 386,066 shares of common stock underlying two convertible promissory notes that are convertible as of the date set forth above or within 60 days thereafter.

                          DESCRIPTION OF CAPITAL STOCK

      Our amended certificate of incorporation authorizes 40,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of June 22, 2005, we had 12,284,492 shares of common stock issued and outstanding.

Common Stock

      Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote of the outstanding shares present at a stockholders' meeting is required for most actions to be taken by stockholders. Our directors are elected by a plurality. The holders of the common stock do not have cumulative voting rights. Accordingly, the holders of a majority of the voting power of the shares voting for the election of directors can elect all of the directors if they choose to do so. The common stock bears no preemptive rights, and is not subject to redemption, sinking fund or conversion provisions.

      Holders of common stock are entitled to receive dividends if, as and when declared by our Board of Directors out of funds legally available for dividends, subject to the dividend and liquidation rights of any series of preferred stock that may be issued in the future. Any dividends declared with respect to shares of common stock will be paid pro rata in accordance with the number of shares of common stock held by each stockholder.

Preferred Stock

      We have not designated the rights and preferences of our preferred stock. We have no present intention to issue any shares of our preferred stock.

                              SELLING STOCKHOLDERS

      For ease of reference, the term "selling stockholder" also includes any transferees, pledgees, donees, or successors to the selling stockholders named in the table below. Pledgees could include banks, brokers, financial institutions, or other lenders. To the extent required, we will name any additional selling stockholder in a supplement to this Prospectus.

      The following table sets forth certain information with respect to the number of shares of our common stock beneficially owned by each of the selling stockholders as of June 22, 2005. We have determined beneficial ownership in accordance with the rules of the SEC.

      Except as otherwise indicated in this Prospectus, none of the selling stockholders has had any position, office, or material relationship with us or any of our affiliates within the past three years, other than as a result of the acquisition, or current ownership, of the shares being registered for sale hereby or our other securities. The shares being registered by this Prospectus may be offered from time to time by the selling stockholders named below.

                                     Number of                                Number of
                                        Shares                  Number of        Shares
                                  Beneficially                     Shares  Beneficially
                                         Owned  Percentage of  Registered         Owned  Percentage of
                                        Before    Outstanding    for Sale         After    Outstanding
Name                                  Offering         Shares      Hereby      Offering         Shares
----                                  --------         ------      ------      --------         ------
Walter Jared Frost TTEE FBO
The Frost 1987 Rev Trust DTD
9/11/87 (1)......................      967,738           7.8%     967,738             0              *
Pointe Capital Limited(2)........      794,744           6.5%     794,744             0              *
AJ Investors(3)..................      110,000              *     110,000             0              *
Anthony Pintsopolous(4)..........        5,500              *       5,500             0              *
DAS Consulting LLC(5)............        5,500              *       5,500             0              *
David & Marian Fass(6)...........        2,750              *       2,750             0              *
Felicia Lew(7)...................        2,750              *       2,750             0              *
Hanka Lew(8).....................        2,750              *       2,750             0              *
Jay & Bernice Salomon(9).........        5,500              *       5,500             0              *
Jeffrey & Jamie Schnapper(10)....        2,750              *       2,750             0              *
John O'Shea(11)..................        5,500              *       5,500             0              *
Kaare Kolstad(12)................        2,750              *       2,750             0              *
Robin Smith(13)..................        5,500              *       5,500             0              *
Stuart Michael(14)...............        2,750              *       2,750             0              *
Todd DeMatteo(15)................       11,000              *      11,000             0              *
Westminster Securities(16).......       56,740              *      56,740             0              *
The Watley Group LLC(17).........      319,406           2.6%      38,406       281,000           2.3%
Frank Bartlett(18)...............          800              *         800             0              *
Bradley James Bastard(19)........        4,800              *       4,800             0              *
Pieter Conradie(20)..............          200              *         200             0              *
Jochem Erasmus(21)...............        4,800              *       4,800             0              *
Christiaan Johannes Fourie(22)...          600              *         600             0              *
Dennis John Kattowitz(23)........        9,000              *       9,000             0              *
John George Kemp(24).............        1,300              *       1,300             0              *
Viura Trust (25).................       39,000              *      39,000             0              *
Stephanus Philippus Malan(26)....        6,600              *       6,600             0              *
Charles Mark Meyer(27)...........          800              *         800             0              *
Willem Daniel Myburgh(28)........          200              *         200             0              *
Frank Pienaar(29)................          800              *         800             0              *
Danie du Preez(30)...............          400              *         400             0              *
Ilze du Preez(31)................          400              *         400             0              *
Lizette Retief(32)...............        1,240              *       1,240             0              *
Hannah van Niekerk(33)...........        1,960              *       1,960             0              *
Ian du Toit(34)..................          200              *         200             0              *
Dawid Van Rooy van den Berg(35)..          400              *         400             0              *
Willie Vermeulen(36).............          200              *         200             0              *
Ronelle de Villiers(37)..........          200              *         200             0              *
Wilco de Villiers(38)............          200              *         200             0              *

                                     Number of                                Number of
                                        Shares                  Number of        Shares
                                  Beneficially                     Shares  Beneficially
                                         Owned  Percentage of  Registered         Owned  Percentage of
                                        Before    Outstanding    for Sale         After    Outstanding
Name                                  Offering         Shares      Hereby      Offering         Shares
----                                  --------         ------      ------      --------         ------
Abraham Hermanus de Vries(39)....          800              *         800       0                 *
Maurice Borer(40)................        6,800              *       6,800       0                 *
Mashuri Lambana(41)..............          600              *         600       0                 *
Teck Boon Lim(42)................        4,000              *       4,000       0                 *
Febrita Suwardy(43)..............        2,000              *       2,000       0                 *
William Thornton(44).............        2,220              *       2,220       0                 *
Gregory Henry van Laun(45).......       16,000              *      16,000       0                 *
Giacomo Oliver Squintani(46).....       10,000              *      10,000       0                 *
Mark Michell(47).................        2,000              *       2,000       0                 *
Teresa M. Nelson(48).............        4,000              *       4,000       0                 *
Anthony William Irwin(49)........        7,420              *       7,420       0                 *
Roonie G. & Rosemary A.
Kelly(50)........................       71,500              *      71,500       0                 *
Jeannie Sprecher(51).............      114,286              *     114,286       0                 *
Trevor Daniels(52)...............       12,000              *      12,000       0                 *
AS Capital Partners, LLC(53).....       30,000              *      30,000       0                 *
Cranshire Capital, L.P.(54)......      120,000              *     120,000       0                 *
Enable Growth Partners LP(55)....      300,000           1.2%     300,000       0                 *
Enable Opportunity Partners
LP(56)...........................       43,500              *      43,500       0                 *
FK Capital Partners LLC(57)......      150,000              *     150,000       0                 *
Iroquois Master Fund Ltd.(58)....       80,000              *      80,000       0                 *
Lindsey A. Rosenwald, M.D.(59)...       75,000              *      75,000       0                 *
Nite Capital LP(60)..............      150,000              *     150,000       0                 *
Omicron Master Trust(61).........      214,284              *     214,284       0                 *
SIBEX Capital Fund Inc.(62)......      220,000              *     220,000       0                 *
Truk International Fund, LP(63)..        6,858              *       6,858       0                 *
Truk Opportunity Fund, LLC(64)...      107,428              *     107,428       0                 *
Perritt Emerging Opportunities
Fund Ltd.(65)....................      120,000              *     120,000       0                 *
Stellar Capital Fund LLC(66).....      160,000              *     160,000       0                 *
Basso Multi-Strategy Holding Fund
Ltd.(67).........................       80,000              *      80,000       0                 *
Basso Private Opportunity Holding
Fund Ltd.(68)....................       62,856              *      62,856       0                 *
JR Squared LLC(69)...............       40,000              *      40,000       0                 *
Rodman & Renshaw LLC(70).........       47,050              *      47,050       0                 *
Spirit Ltd(71)...................      200,000              *     200,000       0                 *
Traditions LP(72)................       80,000              *      80,000       0                 *
Universal Telecommunications(73).       80,000              *      80,000       0                 *
Robert Graham Muir(74)...........       30,000              *      30,000       0                 *
Colin David Pressdee(75).........       15,000              *      15,000       0                 *
Bruce D. Bohuny(76)..............        9,522              *       9,522       0                 *
Ronnie Gaston Kelly(77)..........       35,790              *      35,790       0                 *
Starobin Partners(78)                    7,000              *       7,000       0                 *
Dr. Robin Smith(79)..............        2,000              *       2,000       0                 *
WestPark Capital Inc.(80)........        1,750              *       1,750       0                 *

                                     Number of                                Number of
                                        Shares                  Number of        Shares
                                  Beneficially                     Shares  Beneficially
                                         Owned  Percentage of  Registered         Owned  Percentage of
                                        Before    Outstanding    for Sale         After    Outstanding
Name                                  Offering         Shares      Hereby      Offering         Shares
----                                  --------         ------      ------      --------         ------
Neal Scott(81)...................         500            *           500              0           *
Michelle-Lee Cona(82)............         675            *           675              0           *
Marissa McKelvey(83).............         575            *           575              0           *
Mario Caietta(84)................      20,000            *        20,000              0           *
Thomas A. Wagner(85).............       9,000            *         9,000              0           *

                            Total   5,130,142                  4,849,142        281,000

----------
* represents less than one percent.

(1) As previously discussed under the heading "Beneficial Owner/Management beginning on page 34, at the time of the closing of the Private Placement, Walter Jared Frost TTEE FBO The Frost 1987 Rev Trust DTD 9/11/87 beneficially owns 5% or more of our common stock.

(2) As previously discussed under the heading "Beneficial Owner/Management beginning on page 34, at the time of the closing of the Private Placement, Pointe Capital Limited beneficially owns 5% or more of our common stock. Includes 753,472 shares of common stock beneficially owned by Pointe Capital and 41,272 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter.

(3) Includes 10,000 shares of common stock beneficially owned by AJ Investors issued in connection with the Bridge Private Placement and 100,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(4) Includes 500 shares of common stock beneficially owned by Mr. Pintsopolous issued in connection with the Bridge Private Placement and 5,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(5) Includes 500 shares of common stock beneficially owned by DAS Consulting issued in connection with the Bridge Private Placement and 5,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(6) Includes 250 shares of common stock beneficially owned by Mr. & Mrs. Fass issued in connection with the Bridge Private Placement and 2,500 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(7) Includes 250 shares of common stock beneficially owned by Ms. Lew issued in connection with the Bridge Private Placement and 2,500 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(8) Includes 250 shares of common stock beneficially owned by Mr. Lew issued in connection with the Bridge Private Placement and 2,500 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(9) Includes 500 shares of common stock beneficially owned by Mr. & Mrs. Salomon issued in connection with the Bridge Private Placement and 5,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(10) Includes 250 shares of common stock beneficially owned by Mr. & Mrs. Schapper issued in connection with the Bridge Private Placement and 2,500 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(11) Includes 500 shares of common stock beneficially owned by Mr. O'Shea issued in connection with the Bridge Private Placement and 5,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(12) Includes 250 shares of common stock beneficially owned by Mr. Kolstad issued in connection with the Bridge Private Placement and 2,500 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(13) Includes 500 shares of common stock beneficially owned by Mr. Smith issued in connection with the Bridge Private Placement and 5,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(14) Includes 250 shares of common stock beneficially owned by Mr. Michael issued in connection with the Bridge Private Placement and 2,500 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(15) Includes 1,000 shares of common stock beneficially owned by Mr. DeMatteo issued in connection with the Bridge Private Placement and 10,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(16) Includes 15,000 shares of common stock beneficially owned by Westminster Securities, issued as a finder's fee in connection with the Rodman/Westminister Private Placement, 10,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Bridge Private Placement and 31,740 shares common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(17) Includes 290,000 shares of the Company's common stock beneficially owned by The Watley Group LLC, of which, the resale of 9,000 shares of common stock underlying warrants issued in connection with the Bridge Private Placement that are exercisable as of the date set forth above or within 60 days thereafter, is being registered hereby and 29,406 shares common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(18) Includes 400 shares of common stock beneficially owned by Mr. Barlett and 400 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(19) Includes 2,400 shares of common stock beneficially owned by Mr. Bastard and 2,400 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(20) Includes 100 shares of common stock beneficially owned by Mr. Conadie and 100 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(21) Includes 2,400 shares of common stock beneficially owned by Mr. Erasmus and 2,400 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(22) Includes 300 shares of common stock beneficially owned by Mr. Fourie and 300 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(23) Includes 4,500 shares of common stock beneficially owned by Mr. Kattowitz and 4,500 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(24) Includes 650 shares of common stock beneficially owned by Mr. Kemp and 650 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(25) Includes 19,500 shares of common stock beneficially owned by the Viura Trust and 19,500 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(26) Includes 3,300 shares of common stock beneficially owned by Mr. Malan and 3,300 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(27) Includes 400 shares of common stock beneficially owned by Mr. Meyer and 300 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(28) Includes 100 shares of common stock beneficially owned by Mr. Myburgh and 100 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(29) Includes 400 shares of common stock beneficially owned by Mr. Pienaar and 400 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(30) Includes 200 shares of common stock beneficially owned by Mr. Preez and 200 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(31) Includes 200 shares of common stock beneficially owned by Ms. Preez and 200 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(32) Includes 620 shares of common stock beneficially owned by Ms. Retief and 620 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(33) Includes 980 shares of common stock beneficially owned by Ms. Niekerk and 980 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(34) Includes 100 shares of common stock beneficially owned by Mr. du Toit and 100 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(35) Includes 200 shares of common stock beneficially owned by Mr. van den Berg and 200 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(36) Includes 100 shares of common stock beneficially owned by Mr. Vermeulen and 100 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(37) Includes 100 shares of common stock beneficially owned by Mr. de Villiers and 100 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(38) Includes 100 shares of common stock beneficially owned by Ms. de Villiers and 100 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(39) Includes 400 shares of common stock beneficially owned by Mr. de Vries and 400 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(40) Includes 3,400 shares of common stock beneficially owned by Mr. Borer and 3,400 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(41) Includes 300 shares of common stock beneficially owned by Mashuri Lambana and 300 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(42) Includes 2,000 shares of common stock beneficially owned by Teck Boon Lim and 2,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(43) Includes 1,000 shares of common stock beneficially owned by Febrita Suwardy and 1,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(44) Includes 1,100 shares of common stock beneficially owned by Mr. Thornton and 1,100 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(45) Includes 8,000 shares of common stock beneficially owned by Mr. van Laun and 8,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(46) Includes 5,000 shares of common stock beneficially owned by Mr. Squintani and 5,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(47) Includes 1,000 shares of common stock beneficially owned by Mr. Michell and 1,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(48) Includes 2,000 shares of common stock beneficially owned by Ms. Nelson and 2,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(49) Includes 3,710 shares of common stock beneficially owned by Mr. Irwin and 3,710 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(50) Includes 35,750 shares of common stock beneficially owned by Mr. & Mrs. Kelly and 35,750 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation S Private Placement.

(51) Includes 57,143 shares of common stock beneficially owned by Ms. Sprecher and 51,743 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(52) Includes 6,000 shares of common stock beneficially owned by Mr. Daniels and 6,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(53) Includes 15,000 shares of common stock beneficially owned by AS Capital Partners, LLC and 15,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(54) Includes 60,000 shares of common stock beneficially owned by Cranshire Capital Partners, L.P. and 60,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(55) Includes 150,000 shares of common stock beneficially owned by Enable Growth Partners LP and 150,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(56) Includes 21,750 shares of common stock beneficially owned by Enable Opportunity Partners and 21,750 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(57) Includes 75,000 shares of common stock beneficially owned by FK Capital Partners LLC and 75,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(58) Includes 40,000 shares of common stock beneficially owned by Iroquois Master Fund Ltd. and 40,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(59) Includes 37,500 shares of common stock beneficially owned by Dr. Rosenwald and 37,500 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(60) Includes 75,000 shares of common stock beneficially owned by Nite Capital and 75,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(61) Includes 107,142 shares of common stock beneficially owned by Omicron Master Trust and 107,142shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(62) Includes 110,000 shares of common stock beneficially owned by SIBEX Capital Fund Inc and 110,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(63) Includes 3,429 shares of common stock beneficially owned by Truk International Fund, LP and 3,429 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement. (64) Includes 53,714 shares of common stock beneficially owned by Truk Opportunity Fund, LLC and 53,714 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(65) Includes 60,000 shares of common stock beneficially owned by Perritt Emerging Opportunities Fund Ltd. and 60,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(66) Includes 80,000 shares of common stock beneficially owned by Stellar Capital Fund LLC and 80,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(67) Includes 40,000 shares of common stock beneficially owned by Basso Multi-Strategy Holding Fund Ltd. and 40,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(68) Includes 31,428 shares of common stock beneficially owned by Basso Private Opportunity Holding Fund Ltd. and 31,428 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(69) Includes 20,000 shares of common stock beneficially owned by JR Squared LLC and 20,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Rodman/Westminster Private Placement.

(70) Includes 47,050 shares common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter, beneficially owned by Rodman & Renshaw LLC and issued in connection with the Rodman/Westminster Private Placement.

(71) Includes 100,000 shares of common stock beneficially owned by Spirit Ltd. and 100,000shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(72) Includes 40,000 shares of common stock beneficially owned by Traditions LP and 40,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(73) Includes 40,000 shares of common stock beneficially owned by Universal Telecommunications, Inc. and 40,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(74) Includes 15,000 shares of common stock beneficially owned by Mr. Muir and 15,000 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(75) Includes 7,500 shares of common stock beneficially owned by Mr. Pressdee and 7,500 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(76) Includes 4,761 shares of common stock beneficially owned by Mr. Bohuny and 4,761 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(77) Includes 17,895 shares of common stock beneficially owned by Mr. Kelly and 17,895 shares of common stock underlying warrants that are exercisable as of the date set forth above or within 60 days thereafter issued in connection with the Regulation D Private Placement.

(78) Includes 7,000 shares of common stock beneficially owned by Starobin Partners issued in connection with certain consulting services provided to the Company.

(79) Includes 2,000 shares of common stock beneficially owned by Dr. Smith issued in connection with certain consulting services provided to the Company.

(80) Includes 1,750 shares of common stock owned by WestPark Capital Inc issued in connection with certain consulting services provided to the Company.

(81) Includes 500 shares of common stock beneficially owned by Mr. Scott issued in connection with certain consulting services provided to the Company.

(82) Includes 675 shares of common stock beneficially owned by Ms. Cona issued in connection with certain consulting services provided to the Company.

(83) Includes 575 shares of common stock beneficially owned by Ms. McKelvey issued in connection with certain consulting services provided to the Company.

(84) Includes 20,000 shares of common stock beneficially owned by Mr. Caietta issued in connection with certain consulting services provided to the Company.

(85) Includes 9,000 shares of common stock owned by Mr. Wagner issued in connection with certain consulting services provided to the Company.

                              PLAN OF DISTRIBUTION

      The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this Prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are quoted or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

      The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o short sales effected after the effective date of the registration statement of which this Prospectus is a part;

      o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this Prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

      In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

      The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

      The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

      The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

      To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this Prospectus.

      In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

      We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this Prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

      We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this Prospectus.

      We have agreed with the selling stockholders to keep the registration statement of which this Prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this Prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

      Each selling stockholder has represented and warranted to us that, at the time it acquired the securities subject to the registration statement, it did not have any agreement or understanding, directly or indirectly, with any person to distribute any of such securities. We have advised each selling stockholder that it may not use shares registered on the registration statement to cover short sales of our common stock made prior to the date on which the registration statement is declared effective by the SEC.

                                   LITIGATION

      From  time to  time,  the  Company  may be  involved  in  various  claims, lawsuits, disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business. The Company is not currently a party to any material legal proceedings.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered in this Prospectus will be passed upon by Bryan Cave LLP, Irvine, California.

                                     EXPERTS

      Squar, Milner, Reehl & Williamson, LLP, an independent registered public accounting firm, has audited our financial statements for the year ended February 28, 2005, as stated in their report appearing elsewhere herein, which have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      BKR Logista Incorporated, an independent public accounting firm, has audited our financial statements for the year ended February 29, 2004, as stated in their report appearing elsewhere herein, which have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

      We are subject to certain informational requirements of the Exchange Act. As a result, we file annual, quarterly and current reports, and other information with the SEC. We are not required to deliver an annual report to our stockholders but voluntarily send to our stockholders our annual report on Form

10-KSB in connection with our annual meeting, which includes audited financial statements. Here are ways you can reach us and obtain copies of this information:

                     WHAT IS AVAILABLE                                   WHERE TO GET IT
                     -----------------                                   ---------------
                                                                   SEC's Public Reference Room
                                                                     Judiciary Plaza Building
                                                                450 Fifth Street, N.W., Room 1024
    Paper copies of information                                       Washington, D.C. 20549
                                                                  SEC's Pacific Regional Office
                                                               5670 Wilshire Boulevard, 11th Floor
                                                                   Los Angeles, CA 90036-3648

    On-line information, free of charge                    SEC's Internet website at http://www.sec.gov

    Information about the SEC's Public Reference Rooms            Call the SEC at 1-800-SEC-0330

      This Prospectus is part of a registration statement on Form SB-2 we filed with the SEC. This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You can get a copy of the registration statement from the sources listed above.

                           ASTRATA GROUP INCORPORATED
                          INDEX TO FINANCIAL STATEMENTS

Index to Consolidated Financial Statements:

      Audited Financial Statements:

        F-1  Report of Independent Registered Public Accounting Firm

        F-2  Independent Auditor's Report

        F-3  Consolidated Balance Sheet as of February 28, 2005

        F-4  Consolidated Statements of Operations and Comprehensive Income
             (Loss) for the years ended February 28, 2005 and February 29, 2004

        F-5 Consolidated Statements of Stockholders' Equity for years ended February 28, 2005 and February 29, 2004

        F-6 Consolidated Statements of Cash Flows for the years ended February 28, 2005 and February 29, 2004

        F-8  Notes to Consolidated Financial Statements

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Astrata Group Incorporated (Formerly Known As Cetalon
Corporation) and Subsidiaries

      We have audited the accompanying consolidated balance sheet of Astrata Group Incorporated and Subsidiaries (collectively the "Company") as of February 28, 2005, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Astrata Group Incorporated and Subsidiaries as of February 28, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP

June 6, 2005
Newport Beach, California

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Astrata Group Incorporated

      We have audited the accompanying consolidated statements of operations and comprehensive income, stockholders' equity, and cash flows of Astrata Group Incorporated and Subsidiaries [formerly Cadogan Investments Limited and Subsidiaries] (collectively the "Company") for the year ended February 29, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

      We conducted our audit in accordance with South African auditing standards, which are substantially similar to the standards of the Public Company Accounting Oversight Board in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of the Company's operations and their cash flows for the year ended February 29, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ BKR LOGISTA INCORPORATED
Chartered Accountants (S.A.)

September 27, 2004
Stellenbosch, South Africa

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                           CONSOLIDATED BALANCE SHEET
                                FEBRUARY 28, 2005

                                     ASSETS
Current assets:
       Cash and cash equivalents                                 $  1,281,064
       Trade and other receivables, net                             2,608,779
       Inventories                                                  3,990,966
       Deferred financing costs, net                                  227,150
       Other assets                                                   247,517
                                                                 ------------
Total current assets                                                8,355,476
Property and equipment, net                                         1,311,372
Intangible assets, net                                              1,817,208
Goodwill                                                            2,481,280
Investment in and advances to affiliate                               365,671
                                                                 ------------
Total assets                                                     $ 14,331,007
                                                                 ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Accounts payable                                          $  6,398,157
       Line of credit                                               1,155,049
       Bridge loan, net of debt issue discount                      1,369,125
       Income taxes payable                                           204,523
       Unrealized foreign exchange loss                                76,641
       Notes payable to stockholders                                2,035,050
       Advance from stockholder                                        42,781
       Current portion of long-term liabilities                       546,466
                                                                 ------------
Total current liabilities                                          11,827,792
Redeemable preferred stock of subsidiary                              542,824
Deferred tax liability                                                553,673
Long-term liabilities                                                  48,989
                                                                 ------------
Total liabilities                                                  12,973,278
                                                                 ------------
Minority interest                                                     219,959
Commitments and contingencies
Stockholders' equity:
       Preferred stock, $0.0001 par value, 10,000,000 shares
         authorized, none issued or outstanding                            --
       Common stock, $0.0001 par value, 40,000,000 shares
         authorized, 11,228,886 issued and outstanding                  1,123
       Additional paid-in capital, net                              8,769,202
       Deferred compensation cost                                    (687,500)
       Accumulated deficit                                         (7,327,821)
       Accumulated other comprehensive income                         382,766
                                                                 ------------
Total stockholders' equity                                          1,137,770
                                                                 ------------
Total liabilities and stockholders' equity                       $ 14,331,007
                                                                 ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
      CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
             FOR YEARS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

                                                    February 28,      February 29,
                                                       2005              2004
                                                    ------------      ------------
Net sales                                           $ 14,677,230      $ 10,036,803
Cost of goods sold                                     8,885,885         5,668,395
                                                    ------------      ------------
Gross profit                                           5,791,345         4,368,408
Selling, general and administrative expenses          11,427,291         3,818,716
Research and development                               1,255,361           380,934
Purchased in-process research and development                 --           102,578
                                                    ------------      ------------
Operating (loss) income                               (6,891,307)           66,180
                                                    ------------      ------------
Other income (expense):
       Interest expense                                 (536,850)          (10,436)
       Other income                                      110,132            33,582
                                                    ------------      ------------
Total other (expense) income                            (426,718)           23,146
                                                    ------------      ------------
Income (loss) before provision for income
       taxes and minority interest                    (7,318,025)           89,326
Income tax provision                                      38,010           105,349
                                                    ------------      ------------
(Loss) before minority interest and equity income     (7,356,035)          (16,023)
Minority interest                                         (3,749)           (8,724)
Equity in net earnings of affiliate                       48,324                --
                                                    ------------      ------------
Net (loss)                                          $ (7,311,460)     $    (24,747)
                                                    ============      ============

Other comprehensive income (loss)
and its components consist of the following:
       Net (loss)                                   $ (7,311,460)     $    (24,747)
       Foreign currency translation
       adjustment, net of tax                           (127,805)          341,859
                                                    ------------      ------------
Other comprehensive income (loss)                   $ (7,439,265)     $    317,112
                                                    ============      ============

Loss per common share:
       Basic                                        $      (0.78)     $         --
       Diluted                                      $      (0.78)     $         --

Weighted average common shares outstanding:
       Basic                                           9,363,594         6,275,000
                                                    ============      ============
       Diluted                                         9,363,594         6,275,000
                                                    ============      ============

                 The accompanying notes are an integral part of
                     the consolidated financial statements.

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             FOR YEARS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004


                                        Common Stock            Additional
                                ---------------------------       Paid-in
                                  Shares           Amount         Capital
                                -----------     -----------     -----------
Balance, March 1, 2003                5,000     $     5,000     $        --
Additional investment by sole
stockholder                              --              --       2,000,000
Net loss                                 --              --              --
Foreign currency translation
adjustment, net of tax                   --              --              --
                                -----------     -----------     -----------
Balance, February 29, 2004            5,000           5,000       2,000,000
Effect of change in par value
related to reverse merger            (5,000)         (5,000)             --
Issuance of common stock in
exchange for subsidiary stock     8,075,000             808       2,007,330
Issuance of common stock in
connection with reverse merger    2,325,000             232         519,505
Issuance of common stock for
services rendered                   226,600              22       1,132,978
Issuance of common stock in
private placements                  367,148              37       1,894,990
Issuance of common stock in
connection with bridge loan          15,000               2          95,623
Issuance of common stock in
connection with acquisitions        220,138              22         783,776
Estimated fair value of
warrants issued in connection
with debt financing                      --              --         335,000
Amortization of deferred
compensation cost                        --              --              --
Net loss                                 --              --              --
Foreign currency translation
adjustment, net of tax                   --              --              --
                                -----------     -----------     -----------
Balance, February 28, 2005       11,228,886     $     1,123     $ 8,769,202
                                ===========     ===========     ===========
                                                               Accumulated
                                  Deferred                        Other
                                Compensation    Accumulated    Comprehensive
                                    Cost          Deficit         Income           Total
                                -----------     -----------     -----------     -----------
Balance, March 1, 2003          $        --     $     8,386     $   168,712     $   182,098
Additional investment by sole
stockholder                              --              --              --       2,000,000
Net loss                                 --         (24,747)             --         (24,747)
Foreign currency translation
adjustment, net of tax                   --              --         341,859         341,859
                                -----------     -----------     -----------     -----------
Balance, February 29, 2004               --         (16,361)        510,571       2,499,210
Effect of change in par value
related to reverse merger                --              --              --          (5,000)
Issuance of common stock in
exchange for subsidiary stock            --              --              --       2,008,138
Issuance of common stock in
connection with reverse merger           --              --              --         519,737
Issuance of common stock for
services rendered                  (750,000)             --              --         383,000
Issuance of common stock in
private placements                       --              --              --       1,895,027
Issuance of common stock in
connection with bridge loan              --              --              --          95,625
Issuance of common stock in
connection with acquisitions             --              --              --         783,798
Estimated fair value of
warrants issued in connection
with debt financing                      --              --              --         335,000
Amortization of deferred
compensation cost                    62,500              --              --          62,500
Net loss                                 --      (7,311,460)             --      (7,311,460)
Foreign currency translation
adjustment, net of tax                   --              --        (127,805)       (127,805)
                                -----------     -----------     -----------     -----------
Balance, February 28, 2005      $  (687,500)    $(7,327,821)    $   382,766     $ 1,137,770
                                ===========     ===========     ===========     ===========

                 The accompanying notes are an integral part of
                     the consolidated financial statements.

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR YEARS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

                                                               February 28,     February 29,
                                                                   2005             2004
                                                               ------------     ------------
CASH FLOW FROM OPERATING ACTIVITIES:
     Net (loss)                                                $(7,311,460)     $   (24,747)
     Adjustments to reconcile net (loss) to
     net cash used in operating activities:
         Gain on sale of assets                                    (20,845)              --
         Depreciation and amortization                             641,820          423,601
         Issuance of stock for services                          1,125,987               --
         Issuance of stock for reverse merger                      850,294               --
         Warrants issued for services                              243,000               --
         Equity in net earnings of affiliate                       (48,324)              --
         Minority interest                                           4,271        1,431,813
         Deferred income taxes                                     (53,327)              --
         Unrealized foreign exchange loss                           76,641               --
     Changes in operating assets and liabilities:
         Accounts receivable                                      (191,324)        (856,392)
         Inventories                                            (2,344,101)        (520,106)
         Other assets                                             (444,593)          (4,053)
         Deferred tax liability                                    122,000          (50,000)
         Accounts payable                                        3,210,609       (1,156,901)
                                                               -----------      -----------
Net cash used in operating activities                           (4,139,352)        (756,785)
                                                               -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                         (1,122,234)        (505,814)
     Purchase of subsidiary                                       (318,861)      (1,678,031)
     Investment in affiliates                                     (317,347)              --
     Cash of acquired company                                      678,608               --
                                                               -----------      -----------
Net cash (used in) investing activities                         (1,079,834)      (2,183,845)
                                                               -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from long term liabilities                           153,152          600,000
     Proceeds from notes payable to stockholders                 2,035,050               --
     Proceeds from advance by stockholder                           42,202               --
     Proceeds from bridge loan, net of debt issue discount       1,500,000               --
     Proceeds from line of credit, net                           1,155,049               --
     Proceeds from issuance of common stock                      1,895,027        2,000,000
     Repayments of long term liabilities                           (35,707)         (16,670)
     Redemption of preferred stock                                (380,785)              --
                                                               -----------      -----------
Net cash provided from financing activities                      6,363,988        2,583,330
                                                               -----------      -----------

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
             FOR YEARS ENDED FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

(Continued)
                                                                    February 28,    February 29,
                                                                        2005            2004
                                                                    ------------    ------------
Effect of foreign currency exchange rate changes on
     cash and cash equivalents                                      $  (127,805)     $   341,859
Net increase (decrease) in cash and cash equivalents                  1,016,997          (15,441)
Cash and cash equivalents at beginning of year                          264,067          279,508
                                                                    -----------      -----------
Cash and cash equivalents at end of year                            $ 1,281,064      $   264,067
                                                                    ===========      ===========
Supplemental disclosure of cash flow information
  Cash paid for:
     Interest                                                       $    53,830      $    10,436
                                                                    ===========      ===========
     Income taxes                                                   $   156,892      $   152,885
                                                                    ===========      ===========

See accompanying notes for noncash investing and financing activities.

Pre-August 2, 2004 assets (excluding cash), liabilities and equity of Optron Technologies not included above are as follows:

      Assets                                                    $  739,132
      Liabilities                                                  193,802
      Minority interest                                            175,094
      Equity                                                     1,048,844

                 The accompanying notes are an integral part of
                     the consolidated financial statements.

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

1. ORGANIZATION AND NATURE OF OPERATIONS

Organization

         On January 15, 2003, Cetalon Corporation ("Cetalon") filed a petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the "Bankruptcy Court"). After a hearing on May 27, 2004, the Bankruptcy Court entered an order confirming Cetalon's Second Amended Disclosure Statement and Plan of Reorganization (the "Plan") followed by confirmation of the Plan by the Bankruptcy Court on May 28, 2004. On June 8, 2004 (the "Effective Date"), the Plan became effective, and the Cetalon Corporation Liquidating Trust (the "Trust") was created.

         Pursuant to the Plan, all equity interests of Cetalon that existed prior to the Effective Date (including, but not limited to, common stock, warrants, conversion rights under debt agreements and options) were cancelled on the Effective Date. Under the Plan, if all unpaid creditor claims that were assigned to the Trust are satisfied in full with interest, Cetalon's pre-petition equity holders will be entitled to a pro rata distribution of any remaining Trust assets based on their pre-petition ownership of Cetalon.

         Under the terms of the Plan, effective August 2, 2004 Cetalon combined with (i) Cadogan Investments Limited ("Cadogan"), a London based company that owns Astrata South Africa (Pty) Limited, a South African company ("Astrata SA"); and (ii) Optron Technologies, Inc. ("Optron Technologies"), a Nevada corporation (collectively, the "Merger Transaction"). The subsidiaries of Optron Technologies, which have only recently been established, are located in Singapore, Malaysia, Brunei, and England. As of August 2, 2004, Optron Technologies was merged into Cetalon and the subsidiaries of Optron Technologies became subsidiaries of Cetalon.

         In June 2004, the Company (as defined below in "Reverse Merger Accounting") issued (i) approximately 6,275,000 post-Effective Date common shares to the shareholders of Cadogan, and (ii) 1,800,000 post-Effective Date common shares to the stockholders of Optron Technologies in exchange for 100% ownership of those two entities. The Company issued an additional 156,000 post-Effective Date shares of common stock to the Trust for distribution pursuant to the terms of the Plan (62,400 shares for pro rata distribution to Class Two creditors, and 93,600 shares for other creditors and Trust expenses.). The Company also issued 609,000 post-Effective Date shares of common stock in satisfaction of approximately $520,000 of bankruptcy administration fees. Lastly, the Company issued an additional 1,560,000 post-Effective Date shares of common stock in satisfaction of approximately $53,000 of administrative-claim notes payable and accrued interest.

         As a result of the cancellation of all pre-petition equity instruments and issuance of the post-Effective Date common shares of Cetalon, a change in control occurred.

         On December 16, 2004 the Bankruptcy Court closed the Cetalon Chapter 11 case.

Reverse Merger Accounting

         Because of the structure of the Merger Transaction, Cetalon's acquisition of Cadogan (including its subsidiary) and Optron Technologies was accounted for as a "reverse merger" by Cetalon because the stockholders of Cadogan and Optron Technologies, as the legal acquirees, obtained more than 50% voting control of Cetalon, the legal acquiror. Since the shareholders of Cadogan obtained majority voting control of Cetalon, for accounting purposes Cadogan has been treated as the continuing reporting entity and the accounting acquiror in the Merger Transaction. This accounting treatment resulted in Cetalon adopting the February 28/29 fiscal year-end of Cadogan. In connection with the transactions described above, on August 3, 2004 Cetalon changed its name to Astrata Group Incorporated ("Astrata Group"). The Astrata Group and all of its majority-owned subsidiaries are sometimes hereinafter collectively referred to as the "Company", "we", "us", and "our".

         Subsequent to the closing of the Merger Transaction, the historical consolidated statements of operations are those of the Astrata Group and its majority-owned subsidiaries. The consolidated balance sheet reflects the net assets of the aforementioned entities (including majority-owned subsidiaries since their acquisition dates) reported at historical cost. All capital stock shares and amounts and per share data have been retroactively restated to reflect the exchange ratio in the Merger Transaction.

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

Nature of Operations

         The Company, which is in the telematics and Global Positioning System ("GPS") industry, is focused on advanced location-based IT products and services that combine positioning, wireless communications, and information technologies. GPS positioning is based on a technique that precisely measures distances from four or more satellites. The satellites continuously transmit precisely timed radio signals using extremely accurate atomic clocks. A GPS receiver measures distances from the satellites in view by determining the travel time of a signal from the satellite to the receiver, and uses those distances to compute its position. The positional data acquired from the GPS satellites are transmitted in real time using data links over cellular telephone networks, or satellite communication when a cellular network is not available.

         The Company provides advanced positioning products, as well as monitoring and airtime services to industrial, commercial, governmental entities, academic/research institutions, and professional customers in a number of markets including surveying, utility, construction, homeland security, military, intelligence, mining, agriculture, marine, public safety, and transportation. The Company leases facilities which accommodate the assembly, testing; and research and development personnel with thirteen years of experience in position and wireless communication technology that has delivered more than 80,000 GPS/GSM fleet management products to customers. GSM (Global System for Mobile Telecommunictions) is the dominant cellular telephone standard currently developed throughout the world.

         A major portion of the Company's business is the application of GPS positioning technology to terrestrial applications. GPS is a system of twenty-four orbiting satellites and associated ground control that is funded and maintained by the United States Government; this system has been fully operational since March 1995. A significant reduction in the number of operating satellites would impair the current ability of the GPS system, and the growth of existing and potential market opportunities. In addition, the United States Government may not remain committed to the operation and maintenance of the GPS satellites over an extended period, and the policy of the United States Government for the world wide use of GPS without charge may change.

         Since some of the Company's sales and purchases transactions are denominated in currencies other than the South African Rand, the Company is exposed to foreign currency risk. Astrata SA purchases forward foreign exchange contracts to cover certain product - purchase transactions denominated in U.S. dollars.

         Under the currency controls of the Republic of South Africa, overseas remittances exceeding R50,000 are subject to advance review and approval by the Central Banking Authorities.

Liquidity and Future Funding Requirements

         The accompanying consolidated financial statements have been prepared assuming the Company will continue in its present form, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. For the year ended February 28, 2005, the Company had a net loss of approximately $7.3 million and negative cash flow from operating activities of approximately $4.1 million. In addition, the Company had a working capital deficit of approximately $3.5 million as of February 28, 2005.

         Management of the Company is projecting significant growth in Telematics sales during fiscal 2006. It is anticipated that this growth will be driven by the Astrata Geo-Location Platform ("GLP") product that was introduced in November 2004, linked with international sales and a marketing infrastructure that was established in fiscal 2005.

         In order for the Company to fund its operations and continue this growth plan, substantial additional funding will be required from external sources. Management currently intends to fund operations through a combination of equity, lines of credit, and collateralized debt facilities. Management is currently in negotiations with a number of strategic investors, who have expressed an interest in making equity investments in the Company. These discussions are ongoing, and some of the potential investors are currently conducting their due diligence procedures. However, there can be no assurance of the outcome of these negotiations. In the event that the Company is not able to secure equity financing on acceptable terms beyond the $3.6 million of gross proceeds received in April and May 2005 (see Note 15), management believes that it has the ability to access debt markets using sale and leaseback arrangements and/or collateralized debt facilities. In addition, management has the flexibility to revise the Company's business plan and thereby reduce its cash

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

requirements by using alternate channels to access Telematics markets in selected geographic locations. While such revisions may yield immediate improvements in short-term profitability and cash flow, this will be achieved at the cost of a reduction in the Company's future growth rate and profitability, if any.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The  summary of  significant  accounting  policies  presented  below is designed to assist in understanding the Company's consolidated financial statements. Such consolidated financial statements and accompanying notes are the representation of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

Principles of Consolidation

         The consolidated financial statements include the accounts of Astrata Group Incorporated and its majority-owned subsidiaries in which it has a controlling financial interest. All significant intercompany transactions and balances have been eliminated in consolidation.

Equity investments in which the Company owns at least 20% of the voting interest, or otherwise exercises significant influence over the investee, but in which the Company does not have a controlling financial interest are accounted for using the equity method.

Use of Estimates

         The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include current and deferred income taxes, the deferred tax asset valuation allowance, allowance for doubtful accounts, and realization of inventories and long-lived assets. Actual results could materially differ from these estimates.

Concentrations

         The financial instrument that potentially exposes the Company to a concentration of credit risk principally consists of cash. The Company deposits its cash with high credit financial institutions, principally in the Republic of South Africa. This country does not have any institutional depository insurance comparable to the United States, which insures bank balances up to $100,000. At February 28, 2005, the Company's bank balances approximated $1,357,000. The Company had approximately $87,000 in bank accounts in the U.S., which is covered by the Federal Deposit Insurance Corporation limit of $100,000.

         The Company does not require collateral from its customers, but performs ongoing credit evaluations of its customers' financial condition. Credit risk with respect to the accounts receivable is limited because of the large number of customers included in the Company's customer base and the geographic dispersion of those customers. The Company also performs periodic reviews of collectibility and provides an allowance for doubtful accounts receivable. Management considers the allowance for doubtful accounts receivable at February 28, 2005 of approximately $76,000 to be adequate.

         The following table lists principal suppliers of the Company for the years ended:

                                  February 28, 2005   February 29, 2004
                                  -----------------   -----------------
Trimble Navigation Int'l Ltd.            44%                 57%
Siemens Ltd.                              9%                  0%
RF Design                                 7%                  0%

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

Translation of Foreign Currencies

         The Company uses the U.S. dollar as its functional currency. Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at period-end exchange rates, and revenues and expenses are translated at average rates prevailing during the periods presented. In accordance with SFAS No. 52, "Foreign Currency Translation," such adjustments are reported as a component of stockholders' equity.

Derivative Instruments and Hedging Activities

         The Company records all derivative financial instruments in its consolidated financial statements at fair value regardless of the purpose or intent for holding the instrument. Changes in the fair value of derivative financial instruments are either recognized periodically in the results of operations or in stockholders' equity as a component of accumulated other comprehensive income, depending on whether the derivative instrument qualifies for hedge accounting as defined by SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and related interpretations. Changes in the fair value of derivatives not qualifying for hedge accounting are included in the results of operations as they occur.

Fair Value of Other Financial Instruments

         The carrying amount of the Company's trade accounts receivable, trade accounts payable, accrued expenses, and credit facilities approximates their estimated fair values due to either the short-term maturities of those financial instruments or the fact that the credit facilities bear market interest rates. In the opinion of management, the fair value of payables to related parties cannot be estimated without incurring excessive costs; for that reason, the Company has not provided such disclosure. Other information about related-party liabilities (such as the carrying amount, the interest rate, and the maturity date) is provided, where applicable, elsewhere in these notes to the consolidated financial statements.

Cash and Cash Equivalents

         The Company considers all highly liquid short-term investments with original maturities of three months or less when purchased, to be cash equivalents.

Inventories

         Inventories are stated at the lower of cost (first-in, first-out) or estimated market, and consist of raw materials, work in process and finished goods. Market is determined by comparison with recent sales or estimated net realizable value. Net realizable value is based on management's forecasts for sales of the Company's products and services in the ensuing years and/or consideration and analysis of any change in the customer base, product mix, or other factors that may impact the estimated net realizable value. Should the demand for the Company's products and/or services prove to be significantly less than anticipated, the ultimate realizable value of the Company's inventories could be substantially less than reflected in the accompanying consolidated balance sheet.

Property and Equipment

         Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the assets, which generally range between three and seven years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining lease terms. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement, other disposition of property and equipment or termination of a lease, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is reflected in results of operations.

Deferred Financing Costs

         Direct costs of securing debt financing are capitalized and amortized over the term of the related debt using the straight-line method. When a loan is paid in full, any unamortized financing costs are removed from the related accounts and charged to operations. During the year ended February 28, 2005, the Company recorded approximately $139,000 of finance charges in relation to the unamortized portion of deferred financing costs for the debt that was refinanced (see Note 7).

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

Goodwill and Other Intangible Assets

         Statement of Financial Accounting Standard ("SFAS") No. 142, "Goodwill and Other Intangible Assets", addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for upon their acquisition and after they have been initially recognized in the financial statements. SFAS No. 142 requires that goodwill and identifiable intangible assets that have indefinite lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives. SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment, and expands the disclosure requirements about intangible assets in the years subsequent to their acquisition.

         The principal effect of SFAS No. 142 on the Company's accompanying consolidated financial statements is that the goodwill described in Note 5 below is not required to be amortized.

         For additional information, see the discussion in "Long-Lived Assets" immediately below.

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

Long-Lived Assets

         SFAS No. 144, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value.

         As of February 28, 2005, management has determined that no such impairment indicators exists and therefore, no adjustments have been made to the carrying values of long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company's services and products will continue which could result in impairment of long-lived assets in the future.

Business Combinations

         SFAS No. 141, "Business Combinations," eliminated the pooling of interest method of accounting for business combinations and requires that all business combinations be accounted for using the purchase method.

Revenue Recognition

         The Company's revenues are recorded in accordance with the Securities and Exchange Commission's (the "SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition." The Company recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is reasonably assured. In instances where final acceptance of the product is specified by the customer or is uncertain, revenue is deferred until all acceptance criteria have been met.

         Contracts and customer purchase orders are generally used to determine the existence of an arrangement. Shipping documents (and customer acceptance criteria, when applicable), are used to verify delivery. The Company assesses whether the fee is fixed or determinable based on the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment. The Company assesses collectibility based primarily on the credit worthiness of the customer as determined by credit checks and analysis, as well as the customer's payment history.

         The Company's orders are generally shipped free-on-board ("FOB") destination, which means that such orders are not recognized as revenue until the product is delivered and title has transferred to the buyer. FOB destination also means that the Company bears all costs and risks of loss or damage to the goods prior to their delivery.

         Revenue from distributors and resellers is recognized upon delivery, assuming that all other criteria for revenue recognition have been met. Distributors and resellers do not have the right of return.

         When a sale involves multiple elements, the arrangement fee is allocated to each element based on its relative estimated fair value and recognized when revenue recognition criteria for each element are met. The amount of product revenue allocated to an individual element is limited to the lesser of its relative estimated fair value or the amount not contingent on the Company's delivery of other elements under the arrangement, regardless of the probability of the Company's performance.

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

Advertising

      The Company expenses the cost of advertising when incurred. Advertising costs for the years ended February 28, 2005 and February 29, 2004 were immaterial to the consolidated financial statements, and are included in selling, general and administrative expense in the accompanying consolidated statements of operations.

Research and Development Costs

      Research and development costs relating to GPS positioning hardware and software systems including the GLP to be sold or otherwise marketed that are incurred before technological feasibility of the product has been established and after general release of the product to customers are expensed as incurred. The Company incurred approximately $1.3 million and $0.5 million of research and development expenses during the years ended February 28, 2005 and February 29, 2004, respectively.

      Management believes that technological feasibility is not established until a beta version of the software product exists. Historically, costs incurred during the period from when a beta version is available until general release to the public have not been material. Accordingly, the Company has not capitalized any computer software development costs.

Stock-Based Compensation

      The Company accounts for stock-based compensation issued to employees using the intrinsic value based method prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock issued to Employees" and related interpretations. Under the intrinsic value based method, compensation expense is the excess, if any, of the fair value of the underlying stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

      SFAS No. 123, "Accounting for Stock-Based Compensation," if fully adopted, changes the method of accounting for employee stock-based compensation to the fair value based method. For stock options and warrants, fair value is estimated using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant, estimated stock volatility and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

      Adoption of the accounting methodology of SFAS No. 123 is optional and the Company has elected to account for stock-based compensation issued to employees using APB No. 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirement of SFAS No. 123, are required to be presented. For stock-based compensation issued to non-employees, the Company uses the fair value method of accounting under the provisions of SFAS No. 123.

      Financial Accounting Standards Board ("FASB") Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25," clarifies the application of APB No. 25 for (a) the definition of employee for purpose of applying APB No. 25, (b) the criteria for determining whether a stock option plan qualifies as a non-compensatory plan,
(c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Management believes that the Company accounts for transactions involving stock compensation in accordance with FIN 44.

      SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of SFAS No. 123," was issued in December 2002 and is effective for fiscal years ending after December 15, 2002. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. At February 28, 2005 the Company has one stock-based employee compensation plan, which is described more fully in Note 8. The following table illustrates the effect on net loss and loss per common share for the year ended February 28, 2005, as if the Company had applied the fair value recognition provisions of SFAS No. 123 for its stock-based employee compensation plan.

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004


Net (loss) as reported                        $(7,311,460)
Stock based compensation, net of tax            1,694,224
                                              -----------
Pro forma net (loss)                          $(9,005,684)
                                              -----------

Basic and diluted (loss) per common share:
As reported                                   $     (0.78)
                                              ===========
Pro forma                                     $     (0.96)
                                              ===========


The assumptions used in the Black Scholes option pricing model for the above table were as follows:


Risk-free interest rate                                 3%
Estimated volatility                                  140%
Expected life (years)                                   3
Expected dividend yield                                --

      The above pro forma effect of applying SFAS 123 is not necessarily representative of the impact on the results of operations for future years.

Basic and Diluted Loss per Common Share

      The Company computes loss per common share in accordance with SFAS No. 128 "Earnings per Share". Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted loss per share reflects the potential dilution that could occur if securities or other contacts, such as stock options and warrants were exercised or converted into common stock. Because the Company has incurred net losses, basic and diluted loss per common share are the same.

Income Taxes

      The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates for the year in which the differences are expected to reverse (see Note 13).

Segment Reporting

      The Company discloses information regarding segments in accordance with SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for reporting of financial information about operating segments in annual financial statements, and requires reporting selected information about operating segments in interim financial reports (see Note 12).

Recently Issued Accounting Pronouncements

      In January 2003, the FASB issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities, or "VIEs"), and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

which either (1) the equity investor does not have a controlling financial interest; or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. As amended in December 2003, the effective dates of FIN No. 46 for public entities that are small business issuers, as defined ("SBI's"), are as follows: (a) For interests in special-purpose entities: periods ended after December 15, 2003; and (b) For all other VIE's: periods ended after December 15, 2004. The December 2003 amendment of FIN No. 46 also includes transition provisions that govern how an SBI which previously adopted the pronouncement (as it was originally issued) must account for consolidated VIE's. Management has concluded that the Company does not have a significant variable interest in any VIE's.

      In April 2003, the FASB issued SFAS No. 149, "Amendments of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. This pronouncement is effective for contracts entered into or modified after June 30, 2003 (with certain exceptions), and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on the Company's consolidated financial statements.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position ("FSP") FAS 150-03 ("FSP 150-3"), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all mandatorily redeemable non-controlling interest in (and issued by) limited-life consolidated subsidiaries, and (b) SFAS No. 150's measurement guidance for other types of mandatorily redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS No. 150 on the aforementioned effective dates. Based on this pronouncement and other considerations, the redeemable preferred stock of a subsidiary has been reported as a liability in the Company's February 28, 2005 consolidated balance sheet.

      In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an Amendment of ARB No. 43, Chapter 4," which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. In Chapter 4 of ARB 43, paragraph five previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges..." SFAS No. 151 requires that such items be recognized as current-period charges, regardless of whether they meet the criterion of "so abnormal" (an undefined term). This pronouncement also requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred in years beginning after June 15, 2005.

      In December 2004, the FASB issued SFAS No. 123-R, "Share-Based Payment," which requires that the compensation costs relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123-R replaces SFAS No. 123, and supersedes APB Opinion No. 25. Small Business Issuers are required to apply SFAS No. 123-R in the first interim reporting period that begins after December 15, 2005. Thus, the Company's consolidated financial statements will reflect an expense for (a) all share-based compensation arrangements granted after February 28, 2006 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value.

      In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67." The American Institute of Certified Public Accountants (the "AICPA") concurrently issued Statement of Position ("SOP") 04-2 entitled "Accounting for Real Estate Time-Sharing Transactions." SFAS No. 152 amends SFAS No. 66 to reference the accounting and reporting guidance in SOP 04-2. As amended, SFAS No. 67 states that its guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions; these matters will now be governed by SOP 04-2. SFAS No. 152 and SOP 04-2 are effective for years beginning after June 15, 2005.

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

      In December 2004, the FASB issued SFAS No. 153, "Exchange of Nonmonetary Assets, and Amendment of APB No. 29, "Accounting for Nonmonetary Transactions." The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured using the estimated fair value of the assets exchanged. SFAS No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets, and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has "commercial substance" if the future cash flows of the entity are expected to change significantly as a result of the transaction. This pronouncement is effective for nonmonetary exchanges in fiscal periods beginning after June 15, 2005.

      In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections," which replaces APB Opinion No. 20 and FASB Statement No. 3. This pronouncement applies to all voluntary changes in accounting principle, and revises the requirements for accounting for and reporting a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable to do so. This pronouncement also requires that a change in the method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle. SFAS No. 154 retains many provisions of APB Opinion 20 without change, including those related to reporting a change in accounting estimate, a change in the reporting entity, and correction of an error. The pronouncement also carries forward the provisions of SFAS No. 3 which govern reporting accounting changes in interim financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of SFAS No. 154.

      Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force, or "EITF"), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

3. INVENTORY

         Inventories consisted of the following as of February 28, 2005:

                     South Africa        Europe        Asia        Total
                    --------------   ------------   ----------   ----------
Raw materials         $  835,475      $       --    $       --   $  835,475
Work in progress         555,766              --            --      555,766
Finished goods         2,411,313          58,598       129,814    2,599,725
                      ----------      ----------    ----------   ----------
       Totals         $3,802,554      $   58,598    $  129,814   $3,990,966
                      ==========      ==========    ==========   ==========

4. PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at February 28, 2005:

                  ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004


Vehicles                                           $    89,695
Leasehold improvements                                 123,984
Furniture and fittings                                 206,314
Workshop equipment                                     664,541
Computer hardware                                      560,487
                                                   -----------
                                                     1,645,021
Less accumulated depreciation and amortiztion         (333,649)
                                                   -----------
                                                   $ 1,311,372
                                                   ===========

      Depreciation and amortization expense related to property and equipment was approximately $317,000 and $53,000 for years ended February 28, 2005 and February 29, 2004, respectively.

      See Note 12 for additional information.

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

5. BUSINESS COMBINATIONS

Acquisition of Minority Interest in Subsidiary

      Prior to the transaction described in the following paragraph, the Company owned a 60% equity interest in Astrata Geotrax Sdn Bhd ("Geotrax"); thus, Geotrax has been a consolidated subsidiary of the Company since its acquisition.

      In February 2005, a wholly-owned subsidiary of the Company acquired the 40% minority interest in Geotrax (which is located in Selangor, Malaysia) from Geotrax Technologies Sdn Bhd (the "Seller") for a purchase price of $300,000 which was satisfied by issuing approximately 60,000 shares of the Company's restricted common stock. If Geotrax achieves certain annual performance milestones during the three-year period ending February 2008, the Seller will receive a maximum of $300,000 in additional Company common stock in annual increments during such period, based on an agreed-upon value of approximately $5.01/share. The Company has allocated the purchase price to goodwill based on the underlying economics of the transaction.

Other Acquisitions

Overview

      In order to measure and allocate the purchase price of the business combinations described below, the Company engaged a third-party valuation firm based in the United States of America to estimate the fair value of the non-cash portion of the purchase price and the acquirees' net assets. Based on these independent valuations, the purchase price allocations relating to the transactions discussed below are summarized as follows:


Accounts receivable, net                      $ 2,064,976
Property and equipment, net                       228,387
Inventory and other assets                      2,039,580
Customer relationships                          2,216,717
Completed technologies                            109,998
In-process research and development               102,578
Other identifiable intangible assets               14,208
Preliminary goodwill (see below)                1,479,180
Less liabilities assumed                       (3,065,624)
                                              -----------
                                              $ 5,190,000
                                              ===========

      The estimated fair value of the customer relationship assets is being amortized over a weighted average useful life of approximately six years. The caption "Intangible assets, net" in the accompanying consolidated balance sheet includes customer relationship assets of approximately $1,734,000 net of accumulated amortization of $482,000 at February 28, 2005. Annual amortization of such assets is estimated at $385,000 for fiscal 2006-2009, and approximately $265,000 for fiscal 2010.

      A deferred tax liability of approximately $700,000, which was charged to goodwill, has been recorded to account for the estimated tax effect of non-deductible amortization of identifiable intangible assets (other than purchased in-process research and development, which was expensed on a pre-tax basis at acquisition) acquired in the transactions. The deferred tax liability is relieved by reducing deferred income tax expense as the related assets are amortized for financial reporting purposes. Thus, the above purchase price allocations (including Geotrax, as discussed in the preceding section of this Note) resulted in total goodwill of approximately $2,481,000.

      Goodwill is not deductible for income tax purposes under the tax laws of either the Republic of South Africa or the United States of America.

                  ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

Nanini 209 CC

      In January 2005, a wholly-owned subsidiary of the Company consummated an agreement (as amended in January 2005, the "Acquisition Agreement") to acquire certain assets of Nanini 209 CC ("SureTrack"). SureTrack's principal business in the telematics industry is the sale and rental of equipment and tracking software, along with providing airtime and associated services. The primary Operating areas of SureTrack are South Africa and other sub-Saharan African countries.

      For financial reporting purposes, the Company recorded the SureTrack acquisition as of December 1, 2004. SureTrack's results of operations for the period from that date to the closing date are not material to the Company's February 28, 2005 consolidated financial statements.

      Under the terms of the Acquisition Agreement, the Company's subsidiary purchased all of SureTrack's tangible and intangible assets for a purchase price of R7.8 million which is payable as follows:

      o R1.9 million in cash at closing (January 2005), plus R1.0 million in cash on each of the first two anniversaries of the closing date;

      o R2.0 million liability at February 28, 2005 approximates $391,000 (based on the applicable exchange rate), and is included in current liabilities in the accompanying consolidated balance sheet; and

      o R3.9 million balance in the equivalent number of shares of Company common stock at $4.00/share, based on the prevailing exchange rate on July 15, 2004.

      If the former sole stockholder of SureTrack (the "Stockholder") does not remain in the Company's employ until at least July 15, 2007, (a) the Company will be relieved of its liability for any portion of the purchase price then remaining unpaid and (b) the Stockholder will be required to forfeit any Company common stock that is then subject to the lock-up provision (see below) of the Acquisition Agreement.

      As of January 24, 2005, R1.9 million represented approximately $319,000; based on the formula described above, R3.9 million equated to approximately 160,000 shares of the Company's common stock. The Acquisition Agreement includes a lock-up provision which prohibits the Stockholder from selling or encumbering
(a) more than 50% of the shares of Company common stock received until July 15, 2006, and (b) the remaining shares until July 15, 2007. Based on these marketability restrictions, the fair value of the Company's common stock issued to the Stockholder was estimated at $484,000.

Approximately $550,000 of the purchase price was allocated to goodwill. The principal reasons that the subsidiary agreed to pay a purchase price for SureTrack in excess of its recorded net assets plus the estimated fair value of its identifiable intangible assets (customer relationships of approximately $556,000) were to acquire a service-based tracking provider using a satellite communications system that could be integrated with the Company's GPS/GSM vehicle tracking device, and create the opportunity to market that technology in other geographic regions - particularly Southeast Asia.

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

Astrata South Africa (Pty) Ltd.

      Effective December 1, 2002, the Company acquired all of the issued and outstanding capital stock of Astrata South Africa (Pty) Ltd. [then known as Optron (Pty) Ltd] ("Astrata SA") for an all-cash purchase price of approximately $2 million. Astrata SA is a company in the telematics and GPS industry focused on advanced location-based IT products and services that combine positioning, wireless communications, and information technologies. Based on the independent valuation described above, the purchase price was allocated to the net assets of Astrata SA as follows:


Accounts receivable, net                  $ 1,303,294
Property and equipment, net                   130,245
Inventory and other assets                  1,613,364
Customer relationships                        795,329
Other identifiable intangible assets           14,208
Preliminary goodwill                          143,477
Less liabilities assumed                   (1,999,917)
                                          -----------
                                          $ 2,000,000
                                          ===========


      The principal reasons that the Company agreed to pay a purchase price for Astrata SA in excess of its recorded net assets plus the estimated fair value of the identifiable intangible assets were (i) the acquiree's history of profits over an extended period of time, and (ii) an opportunity to enter the emerging telematics market. Given that Astrata SA had been profitable in prior years, management concluded that the purchase price was reasonable under the circumstances.

Astrata Systems (Pty) Ltd.

      Effective November 1, 2003, a wholly owned subsidiary of the Company (the "Subsidiary") acquired all of the issued and outstanding capital stock of Astrata Systems (Pty) Ltd. [then known as Nicon Systems (Pty) Ltd.] ("Astrata Systems") for a total purchase price of approximately $2 million. Astrata Systems is a South African company engaged in the design and manufacture of products for the GPS and telematics markets. Based on the independent valuation described above, the purchase price was allocated to the net assets of Astrata Systems as follows:


Accounts receivable, net                 $   242,896
Property and equipment, net                   55,103
Inventory and other assets                   413,504
Customer relationships                       865,288
Completed technologies                       109,998
In-process research and development          102,578
Preliminary goodwill                         702,747
Less liabilities assumed                    (492,114)
                                         -----------
                                         $ 2,000,000
                                         ===========

Consideration:
   Cash                                  $   600,000
   Redeemable preferred stock              1,400,000
                                         -----------
                                         $ 2,000,000
                                         ===========

      Management has concluded that the above in-process research and development ("R&D") asset did not have any alternative future use as of November 1, 2003. Thus, the estimated fair value of approximately $103,000 allocated to in-process R&D in the purchase accounting was immediately expensed.

      The principal reasons that the subsidiary agreed to pay a purchase price for Astrata Systems in excess of its recorded net assets plus the estimated fair value of the identifiable intangible assets were its strong telematics research and development team, the manufacturing and marketing expertise of Astrata Systems, and its product lines.

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

      As amended in June 2004, the merger agreement with Astrata Systems (the "Agreement") provides that the agreed-upon total purchase price is comprised of the following:

       $2 million, which was satisfied by (a) paying $600,000 in cash and (b) the Subsidiary issuing 1.4 million shares of its non-voting redeemable preferred stock with a par value of R6.8236/share (the "initial preferred shares"); plus approximately $72,000 of additional consideration, which was satisfied by the Subsidiary issuing 71,776 additional shares of non-voting redeemable preferred stock with a par value of $6.8236/share.

      The purchase price in the Astrata Systems acquisition was the result of an arm's -length negotiation among unrelated parties. Thus, management has concluded that the estimated fair value of the Subsidiary's initial preferred shares approximated $1.4 million as of November 1, 2003, and has measured the purchase price accordingly. None of the Subsidiary's outstanding common or preferred stock is publicly traded.

      Under the terms of the Agreement, the significant rights and privileges of the Subsidiary's non-voting redeemable preferred stock are as follows:

       The initial preferred shares accrue dividends at an annual rate of 2% and are redeemable at the option of the stockholders in annual increments from November 2004 to November 2007 at 100% of the par value. The liquidation preference of the initial preferred shares is equal to the par value until August 30, 2008; thereafter, the liquidation preference increases to 125% of the par value.

      The Company has reported the Subsidiary's preferred stock described above as a liability in the accompanying consolidated balance sheet.

Pro Forma Financial Information

      Certain pro forma financial information of the Company is presented below, based on the assumption that the SureTrack acquisition occurred at the beginning of the years ended February 29, 2004 or February 28, 2005, respectively, and that the Astrata Systems acquisition occurred at the beginning of the year ended February 29, 2004.

                                            Unaudited Consolidated
                                       Pro Forma Financial Information
                                   -----------------------------------------
                                       Fiscal 2004          Fiscal 2005
                                   -------------------- --------------------
                                     (In thousands)       (In thousands)
Revenue                               $     13,930         $     15,870
Net income (loss)                              300               (6,925)
Basic and diluted income (loss)
   per common share                           0.05                (0.74)

6. NOTES PAYABLE TO/AND ADVANCE FROM RELATED PARTIES

      In September 2004, Astrata Group entered into a series of agreements, pursuant to which a stockholder (who then beneficially owned approximately 5.5% of the Company's outstanding common stock) lent $1.5 million to the Company, as an unsecured note payable. Under the amended loan agreement described in the following paragraph, the principal is due upon fifteen days' written demand, but no later than June 30, 2005. Interest at the rate of 15%, compounded annually, is due and payable concurrently with the principal. The Company granted the stockholder two-year warrants (which vested and became fully exercisable on the grant date) to purchase up to 48,000 shares of the Company's common stock at an exercise price of $2.00 per share. In connection with granting the warrants, the Company also provided certain registration rights for the shares underlying the warrants and for those shares then owned by the stockholder for a period not to exceed five years. The outstanding balance of this demand note was $1,500,000 as of February 2, 2005 and is included in the notes payable to stockholders in the accompanying balance sheet. The agreement to register such stock with the SEC does not require any specific deadlines or financial penalties relating to the filing or effectiveness of a registration statement that registers any of the stockholder's shares. The transaction described above constituted an exempt offering under Rule 506 of Regulation D to a single accredited investor. See
Note 8 for additional information regarding the transaction described in this and the following paragraph.

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

      In November 2004, with retroactive effect to the date of the original borrowing, the Company and the holder amended the promissory note described in the preceding paragraph. Subject to an earlier demand for repayment, the holder was granted the option to convert any or all of the principal and interest into shares of the Company's common stock at a conversion price of $5.00, subject to certain adjustments and anti-dilution provisions. The holder's conversion privilege expires when the Company has privately issued its common stock for an aggregate of at least $10 million. In connection with such amendment, the Company also granted warrants (which vested and become fully exercisable on the grant date) to the holder to purchase up to 32,000 shares of the Company's common stock with an exercise price of $5.00 per share.

      In October 2004, Astrata Group entered into an agreement pursuant to which a stockholder agreed to lend $600,000 to the Company, as an unsecured credit facility. The note accrues interest at 3% above the prime rate. The note has no prepayment penalty and may be paid in full before the due date. The outstanding balance of this credit facility was $151,000 as of February 28, 2005 and is included in the notes payable to stockholders in the accompanying balance sheet. Principal and accrued interest are payable by June 30, 2005.

      In November 2004, Astrata Group received an unsecured advance from an officer/stockholder in the amount of $41,378. This advance accrues interest at LIBOR plus 3% and had an original maturity date of March 1, 2005 with no prepayment restrictions. The maturity date was extended to June 30, 2005.

      In December 2004, the Company sold a $384,000 convertible demand note to one of its stockholders, who then beneficially owned approximately 6% of the Company's outstanding common stock and had previously lent the Company $1.5 million on an unsecured basis, (see the first paragraph of this Note). The holder's conversion privilege expires when the Company has privately issued its common stock for an aggregate of at least $10 million. The principal is due upon fifteen days' written demand, but no later than June 30, 2005. Interest at the rate of 15%, compounded annually, is due and payable concurrently with the principal. The outstanding balance of this demand note was $384,000 as of February 28, 2005 and is included in the notes payable to stockholders in the accompanying balance sheet In connection with the sale of this note, the Company granted warrants (which vested and became fully exercisable on the grant date) to the holder to purchase up to 12,000 shares of the Company's common stock with an exercise price of $5.00 per share. The Company recorded the warrants as a finance charge of $28,000 using an option-pricing model to estimate their fair value. The Company provided the holder with certain registration rights for the common stock underlying the warrants granted in November and December 2004, and principal and interest represented by the two loan agreements. The Company is not subject to any contractual penalties in the event that any such registration statement is not timely filed or not declared effective by the SEC by any specific date. The transactions described in this paragraph constituted an exempt offering under Rule 506 of Regulation D to an accredited investor.

7. OTHER DEBT TRANSACTIONS

Line of Credit

      Astrata SA has secured a line of credit for use in its South Africa operations. The line of credit is secured by certain trade accounts receivable and allows for funding up to 70% of the outstanding accounts receivable offered for sale and accepted by the lender with a maximum of approximately $1.7 million. Interest on the outstanding balance is charged at the current prime rate in South Africa (11% as of February 28, 2005). The Company has drawn approximately $1.2 million on the line of credit as of February 28, 2005.

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

Bridge Loan

      On February 15, 2005, the Company secured a bridge loan of $1,500,000 for use in its world wide operations. The principal balance, together with all accrued interest at the rate of nine percent per annum, was due on the earlier of (i) June 15, 2005, (ii) the date on which the Company had privately issued shares of common stock for an aggregate of not less than five million dollars in a single offering or a series of offerings, or (iii) the occurrence of any default event. The Company repaid this obligation in full as of April 26, 2005.

      In connection with the bridge loan, the Company issued 15,000 shares of its common stock for financing charges (see Note 8). Such shares were valued at approximately $96,000 (estimated to be the fair value based on the trading price on the issuance date). Accordingly, the Company recorded deferred financing costs of approximately $96,000 and common stock and additional paid-in capital of $2 and $95,623, respectively. The deferred financing cost was amortized over the life of the note (considering that it had an early maturity of April 26, 2005) resulting in expense of $32,000, which is included in interest expense in the accompanying statement of operations.

      In February 2005, the Company issued 150,000 five-year warrants to purchase one share of its common stock to the lender at an exercise price of $5.00 (see Note 8). The warrants vested and became fully exercisable on their issue dates. The Company also provided certain "piggy-back" registration rights for the 15,000 shares (see the preceding paragraph) and the shares underlying the warrants for a period not to exceed five years, and agreed to file a registration statement with the SEC covering the registrable securities on or before April 2005. The Company is not subject to any contractual penalties in the event that any such registration statement is not filed timely or not declared effective by the SEC by any specific date. The transaction described in this paragraph constituted an exempt offering under Rule 506 of Regulation D to accredited investors.

In accordance with EITF 88-9 and APB 14, the Company allocated a portion of the $1,500,000 loan proceeds to the warrants issued. The amount allocated was approximately $196,000, which was originally recorded as additional paid-in capital and a debt issue discount. The debt issue discount was amortized on a straight-line basis to interest expense over the life of the loan (considering its early maturity of April 26, 2005). The remaining balance of such debt issue discount of approximately $131,000 at February 28, 2005 has been netted against the loan in the accompanying consolidated balance sheet, and the unamortized balance was charged to operations upon repayment of the loan on April 26, 2005.

Five-Year Maturities

      The  scheduled   maturities  of  the  debt  instruments   described  above
(including redeemable preferred stock -see Note 5) and in Note 6 during the next five years ending February 28/29 and thereafter are approximately as follows:

               2006       $2,488,000
               2007          400,000
               2008          200,000
               2009               --
               2010               --
         Thereafter
                          ----------
              Total       $3,088,000
                          ==========

8. EQUITY TRANSACTIONS

Preferred Stock of the Company

      The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001 per share. The preferred shares do not have any voting rights or liquidation preference. As of February 28, 2005, no shares of preferred stock were issued or outstanding, nor has any class of preferred stock been designated.

Issuance of Preferred Stock by Subsidiary

      During the year ended February 29, 2004, a wholly owned subsidiary of the Company issued approximately 1.5 million shares of non-voting redeemable preferred stock in connection with an acquisition. See Note 5 for additional information.

                  ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

Issuance of Common Stock and Other Equity Instruments

      In September 2004, one of our stockholders (who then beneficially owned approximately 5.5% of our outstanding common stock) lent $1.5 million to us. Concurrently with our receipt of the loan proceeds, we agreed to grant the stockholder two-year warrants (which vested and became fully exercisable on the grant date) to purchase up to 48,000 shares of our common stock at an exercise price of $2.00 per share. The Company recorded this transaction as a finance charge of $139,000 using the Black-Scholes option-pricing model to estimate the fair value. In connection with granting the warrants, we also agreed to provide certain registration rights for a period not to exceed five years in respect of the shares underlying the warrants and for certain other shares then owned by the stockholder. The registration rights agreement does not contain any specific deadlines or financial penalties relating to the filing or effectiveness of the registration statement. In November 2004, with retroactive effect to the date of the original borrowing, the loan arrangement was amended such that the due date was extended to June 30, 2005, and the principal and accrued interest became convertible into shares of our common stock at the rate of $5.00 per share. The stockholder's conversion privilege expires when we have privately issued our common stock for an aggregate consideration of at least $10 million. Interest at the rate of 15%, compounded annually, continues to be due and payable concurrently with the principal. In connection with amending the loan arrangement, we also granted the stockholder two-year warrants (which vested and became fully exercisable on the grant date) to purchase up to 32,000 shares of our common stock at an exercise price of $5.00 per share. The transactions described in this paragraph constituted exempt offerings under Rule 506 of Regulation D to a single accredited investor.

      The Company also provided the holder with certain "piggy-back" and "S-3" registration rights for the shares underlying the note and the warrant, as well as for the shares underlying the amended $1.5 million note agreement and the 32,000 shares underlying the warrant granted to the holder in connection with such amendment. The Company is not subject to any contractual penalties in the event that any such registration statement is not filed timely or not declared effective by the SEC by any specific date.

      In December 2004, the Company sold a $384,000 convertible demand note to one of its stockholders, who then beneficially owned approximately 6% of the Company's outstanding common stock and had previously lent the Company $1.5 million on an unsecured basis (see above). The holder's conversion privilege expires when the Company has privately issued its common stock for an aggregate of at least $10 million. The principal is due upon fifteen days' written demand, but no later than June 30, 2005. Interest at the rate of 15%, compounded annually, is due and payable concurrently with the principal. In connection with the sale of the note, the Company granted warrants (which vested and became fully exercisable on the grant date) to the holder to purchase up to 12,000 shares of the Company's common stock with an exercise price of $5.00 per share. The Company recorded this transaction as a finance charge of $28,000 using the Black-Scholes option-pricing model to estimate the fair value. The transaction described in this paragraph constituted an exempt offering under Rule 506 of Regulation D to an accredited investor.

      In December 2004, the Company entered into a series of agreements, pursuant to which it sold 166,428 units of its securities at $5.25 per unit, or an aggregate of $841,247 in net proceeds. Each unit consisted of one share of common stock and one two-year warrant to purchase one share of common stock at an exercise price of $5.00. The warrants vested and became fully exercisable on their issuance dates. The Company also provided certain "piggy-back" registration rights for the shares and the shares underlying the warrants for a period not to exceed three years, and agreed to file a re-sale registration statement with the SEC covering the registrable securities on or before June 2005. The Company is not subject to any contractual penalties because such registration statement was not filed timely or declared effective by the SEC by any specific date. The transactions described in this paragraph constituted exempt offerings under Rule 506 of Regulation D to accredited investors.

      In December 2004, the Company entered into an agreement pursuant to which it sold 100,000 units of its securities at $5.25 per unit, or an aggregate of $525,000 in net proceeds. Each unit consisted of one share of common stock and one five-year warrant to purchase one share of common stock at an exercise price of $5.00. The warrants vested and became fully exercisable on the issuance date. The Company also provided certain "piggy-back" and "S-3" registration rights for the shares and the shares underlying the warrants, as well as for existing shares for a period not to exceed three years and agreed to file a re-sale registration statement with the SEC covering the registrable securities on or before June 2005. The Company is not subject to any contractual penalties because such registration statement was filed timely or declared effective by the SEC by any specific date. The transaction described in this paragraph constituted an exempt offering under Rule 506 of Regulation D to a single accredited investor.

                  ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

      In January 2005, we entered into a series of agreements to sell 100,720 units of our securities at $5.25 per unit, for an aggregate of $528,780 in gross proceeds. Each unit consisted of one share of common stock and one three-year warrant, each for the purchase of one share of our common stock at an exercise price of $5.00 per share. The warrants vested and became fully exercisable on their issuance dates. We also provided certain "piggy-back" registration rights for the shares and the shares underlying the warrants for a period not to exceed three years, and agreed to file a registration statement with the SEC covering the resale of the registrable securities on or before June 2005. We are not subject to any contractual penalties in the event that any such registration statement is not filed timely or not declared effective by the SEC by any specific date. None of the subscribers was a "U.S. person" (as defined in Rule 902 of Regulation S), and each of the sales constituted an "offshore transaction" (as defined in Rule 902 of Regulation S). The transactions described in this paragraph constituted exempt offerings under Regulation S.

      In December 2004, the Company issued 52,500 shares of its common stock in exchange for services provided by certain consultants. Such shares were valued at $262,500 (estimated to be the fair value based on the trading price on the issuance date). The transactions described in this paragraph constituted exempt offerings under Section 4(2) of the Securities Act.

      In December 2004, the Company issued 24,100 shares of its common stock to approximately 190 employees in exchange for services rendered. Such shares were valued at $120,500 (estimated to be the fair value based on the trading price on the issuance date). With the exception of one employee and his family member designees and two minor designees of a second employee of the Company, none of the persons was a "U.S. person" (as defined in Rule 902 of Regulation S), and each of the issuances constituted an "offshore transaction" (as defined in Rule 902 of Regulation S). The per-share value of the common stock was $5.00 recorded as compensation expense in the amount of $120,500. The transactions described in this paragraph constituted exempt offerings under Regulation S or Section 4(2) of the Securities Act.

      In January 2005, the Company issued 150,000 shares of its common stock to three newly appointed, non-management directors in consideration of their agreement to serve as directors. Such shares were valued at $750,000 (estimated to be the fair value based on the trading price on the issuance date). These shares are earned over a two year period and recorded as compensation expense over the earned period. The Company has recognized $62,500 in the fiscal year ended February 28, 2005 and the balance as deferred compensation in the amount of $687,500. The transactions described in this paragraph constituted exempt offerings under Rule 506 of Regulation D to accredited investors.

      In February 2005, we entered into a series of short-term convertible notes pursuant to which we borrowed an aggregate of $1,500,000. Principal and accrued interest (at the rate of nine percent per annum) were repaid in full in April 2005. In connection with obtaining the loans, we issued an aggregate of 15,000 shares of our common stock to the lenders. In February 2005, we also sold and issued 150,000 five-year warrants for the purchase of an equivalent number of shares of common stock. The warrant exercise price was $5.00, subject to certain anti-dilution provisions. See Note 7 for additional information.

      In January 2005, the Company issued 160,198 shares of its common stock in connection with a business combination; these shares are restricted as described in Note 5. The Company had an independent valuation prepared as of the measurement date, which assigned an estimated value of $3.02 per share for a total of $483,798.

      In February 2005, the Company issued 59,940 shares of its common stock in connection with a business combination (see Note 5). The purchase agreement assigned an agreed-upon value of $5.01 per share for a total of $300,000. These shares are restricted under Rule 144, and reflect a legend restricting the shares for a three-year period. The transaction described in this paragraph constitutes an exempt offering under Section 4(2) of the Securities Act.

Warrants

      During the year ended February 28, 2005, in connection with the financing arrangements, private placements and the bridge loan described above, the Company issued 628,148 warrants to purchase one share of restricted common stock at an exercise price of $5.00 exercisable for between two and five years from September 27, 2004.

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

The number of outstanding and exercisable warrants as of February 28, 2005 is provided below:

                                                                Weighted
                                              Number of          Average
                                               Warrants       Exercise Price
                                            --------------    --------------
Outstanding at February 29, 2004                    --         $    --
Granted                                        628,148            5.00
Exercised                                           --              --
Cancelled or forfeited                              --              --
                                               -------         -------
Outstanding at February 28, 2005               628,148         $  5.00
                                               =======         =======
Exercisable at February 28, 2005               628,148
                                               =======

      An additional 1,043,106 warrants were issued in April and May 2005 in connection with certain equity transactions (see Note 15).

                                          Warrants Outstanding                      Warrants Exercisable
                            ------------------------------------------------    -----------------------------
                                                 Weighted
                                 Number           Average                           Number
                              Outstanding        Remaining       Weighted        Exercisable       Weighted
                                   at           Contractual       Average             at            Average
Range of                      February 28,         Life          Exercise        February 28,      Exercise
Exercise Prices                   2005           in Years          Price             2005            Price
--------------------------  -----------------  --------------   ------------    ---------------   -----------
$ 2.00                                48,000             1.6        $  2.00             48,000      $  2.00
$ 2.00      $ 5.00                   580,148             2.9           5.00            580,148         5.00
                            -----------------                                   ---------------
                                     628,148                                           628,148
                            =================                                   ===============

      The outstanding and the exercisable warrants are equal because the warrants became vested immediately.

Stock Option Plan

      In December 2004, the Board of Directors of the Company approved the 2004 Equity Incentive Plan (the "2004 Plan"). The 2004 Plan is intended to provide a means by which selected employees, directors of and consultants to the Company, or its affiliates, could receive options to purchase common stock of the Company, and other equity interests in the Company as more fully described in the 2004 Plan. As amended on April 27, 2005 (subject to stockholder approval, to the extent necessary), the 2004 Plan provides for the issuance of options to purchase 2.4 million shares of the Company's common stock, subject to any adjustments required or permitted by the 2004 Plan.

      The 2004 Plan provides for the granting to employees (including employees who are also directors and officers) of options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for the granting of non-statutory stock options to directors, employees and consultants. The Board of Directors of the Company currently administers the 2004 Plan.

      The exercise price of incentive stock options granted under the 2004 Plan must be at least equal to the fair market value of the common stock on the date of the grant. With respect to any participant who owns shares representing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive or non-statutory stock options must be equal to at least 110% of the fair market value on the grant date, and the maximum term of the option must not exceed five years. Upon a merger of the Company, the options outstanding under the 2004 Plan will terminate unless assumed or substituted for by the successor corporation. As of February 28, 2005, 1,296,600 options have been granted and 263,400 options are available for grant under the 2004 Plan.

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

The following table summarize information concerning outstanding options at February 28, 2005:

                                                                 Weighted
                                                                 Average
                                            Stock Options     Exercise Price
                                            -------------     --------------
Outstanding at February 29, 2004                     --         $      --
Granted                                       1,296,600              5.00
Exercised                                            --                --
Cancelled or forfeited                               --                --
                                              ---------         ---------
Outstanding at February 28, 2005              1,296,600         $    5.00
                                              =========         =========
Exercisable at February 28, 2005              1,296,600
                                              =========

      On December 8, 2004 the Company's Board of Directors (the "BoD") approved granting the employee stock options set forth in the above table. Since the Company's common stock was not quoted on the Over-the-Counter Bulletin Board until December 16, 2004, it was necessary for the BoD to make a good-faith determination of the estimated grant-date fair value of the Company's common stock. Based in part on a recommendation by the Company's investment advisor, the BoD determined that such value approximated $5.00 per share. The outstanding employee stock options have an exercise price of $5.00 per share, expire five years from the issuance date, and vest over a three-year period.

9. OTHER RELATED PARTY TRANSACTIONS

      The Company currently leases facilities from an entity controlled by two directors of a Company subsidiary under cancelable operating leases expiring in 2007. The annual rent is subject to adjustment based on the terms of the leases. The consolidated statements of operations include expenses from these operating leases of approximately $190,000 and $41,000 for the years ended February 28, 2005 and February 29, 2004, respectively.

10. INVESTMENT IN AFFILIATE

      In October 2003, Astrata SA (a wholly-owned subsidiary of the Company) entered into an agreement with Barloworld Equipment (Pty) Limited ("Barloworld"), the exclusive distributor for Caterpillar Corporation in South Africa. Such agreement established a corporate entity, Barloworld Optron Technologies (Pty) Limited ("BOT"), which is owned 50% each by Barloworld and Astrata SA. Barloworld's core business is the sale, rental, service and maintenance of new and used Caterpillar commercial equipment and related parts in South Africa and certain other African countries. The principal business of BOT is the supply of products and services to the mining industry in southern Africa.

      BOT's initial capitalization principally consisted of interest-bearing loans by the stockholders represented by (i) a contribution of inventory by Astrata SA with an agreed-upon value of approximately $200,000 and (ii) an equal amount in cash to be provided by Barloworld as needed for working capital requirements.

      Since Astrata SA does not own a majority voting interest in BOT and does not otherwise have a controlling financial interest therein, the Company accounts for its investment in BOT using the equity method of accounting. BOT has a September 30 fiscal year end.

                  ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

      Condensed unaudited historical financial information of BOT as of February 28, 2005 is presented below:


Current assets                 $815,948
Other assets                   $100,980
Payable to stockholders        $556,136
Other liabilties               $247,595
Equity                         $113,197

                             12 Months Ended
                            February 28, 2005
                           --------------------

    Sales                     $ 1,580,734
    Cost of good sold            (953,661)
                              -----------
    Gross margin                  627,073
    Operating expenses           (300,905)
                              -----------
Operating income              $   326,168
                              ===========
Net income                    $    96,648
                              ===========
Equity distributions          $        --
                              ===========

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

11. OTHER COMMITMENTS AND CONTINGENCIES

Legal Matters

      From  time to  time,  the  Company  may be  involved  in  various  claims, lawsuits, disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business. The Company is not currently involved in any litigation which management believes could have a material adverse effect on the Company's financial position or results of operations.

Operating Leases

      The Company occupies facilities under operating lease agreements expiring on various dates through August 2014. Certain leases include future rental escalations and renewal options. As of February 28, 2005, minimum payments under operating leases approximated the following for the fiscal years ending February 28/29 listed below:

      2006        $  623,000
      2007           444,000
      2008           278,000
      2009            96,000
      2010            96,000
Thereafter           423,000
                  ----------
                  $1,960,000
                  ==========

      Rent expense approximated $551,000 and $141,000 for the years ended February 28, 2005 and February 29, 2004, respectively.

Other Matters

      See Note 15 for additional commitments.

12. SEGMENT REPORTING AND GEOGRAPHIC INFORMATION

      The Company is operating in the following two reportable segments:

Geomatics

      Products, accessories and services related to the business of measurement and setting out (i.e. Survey, Mapping and Geographic Information Systems) and precise position monitoring (such as scanning excavations and industrial plants). Also included within this segment are the machine guidance products, accessories and services related to the business of guiding, controlling and monitoring machinery, including mobile machinery such as graders, dump trucks and drills as well as agricultural products which have tractor and crop-spraying guidance in them.

Telematics

      Products, accessories and services related to the business of remote monitoring of assets (including track-and-trace) whereby position, attributes, status and communication are involved.

      Total assets, revenues and gross profit for each of the Company's reportable segments in addition to a reconciliation of the gross profit of the two segments to the Company's consolidated statements of operations are presented below:

                  ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

For the year ended February 28, 2005:

                           Geomatics        Telematics      Consolidated
                          ------------     ------------     ------------
Total assets              $ 10,837,033     $  3,493,974     $ 14,331,007
                          ============     ============     ============
Revenue                   $ 11,114,247     $  3,562,983     $ 14,677,230
Gross profit                 4,019,153        1,772,192        5,791,345
Operating expenses                                           (12,682,652)
                                                            ------------
Operating loss                                              $ (6,891,307)
                                                            ============

For the year ended February 29, 2004:

                           Geomatics        Telematics      Consolidated
                          ------------     ------------     ------------
Total assets              $  6,290,852     $  1,310,919     $  7,601,771
                          ============     ============     ============
Revenue                   $  8,253,194     $  1,783,609     $ 10,036,803
Gross profit                 3,419,831          948,577        4,368,408
Operating expenses                                            (4,302,228)
                                                            ------------
Operating income                                            $     66,180
                                                            ============

Geographic Information

      Certain condensed geographic information is presented below including property and equipment, revenues, gross profit and operating income (loss):

For the year ended February 28, 2005:

                       Property and                     Gross          Operating       Operating
                      Equipment, net     Revenue        Profit         Expenses      Income (Loss)
                      --------------   -----------    -----------     -----------    -----------
Brunei                $     2,369      $   363,778    $   104,977     $   104,418    $       559
Malaysia                   22,311          136,881         59,988         205,223       (145,235)
Singapore                 316,357          367,648        202,797       1,097,223       (894,426)
South Africa              633,869       13,808,923      5,423,583       6,735,209     (1,311,626)
United States               5,279               --             --       2,991,967     (2,991,967)
Western Europe            331,187               --             --       1,548,612     (1,548,612)
                      -----------      -----------    -----------     -----------    -----------
Total                 $ 1,311,372      $14,677,230    $ 5,791,345     $12,682,652    $(6,891,307)
                      ===========      ===========    ===========     ===========    ===========

For the year ended February 29, 2004:

                       Property and                       Gross        Operating      Operating
                      Equipment, net    Revenue          Profit        Expenses         Income
                      --------------   -----------    -----------     -----------    -----------
Brunei                $        --      $        --    $        --     $        --    $        --
Malaysia                       --               --             --              --             --
Singapore                      --               --             --              --             --
South Africa              385,162       10,036,803      4,368,408       4,302,228         66,180
United States                  --               --             --              --             --
Western Europe                 --               --             --              --             --
                      -----------      -----------    -----------     -----------    -----------
Total                 $   385,162      $10,036,803    $ 4,368,408     $ 4,302,228    $    66,180
                      ===========      ===========    ===========     ===========    ===========

      See Note 3 for geographic information on inventory.

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

13. INCOME TAXES

The components of income (loss) before income taxes are as follows for the years ended February 28/29:

                             2005            2004

United States            $        --     $        --
Foreign                   (7,318,025)         89,326
                         -----------     -----------
  Total                  $(7,318,025)    $    89,326
                         ===========     ===========

      The provision for taxes on income (loss) is comprised of the following for the years ended February 28/29:

                             2005        2004
                           --------    --------
Current:
    Federal                $     --    $     --
    State                        --          --
    Foreign                  38,010     105,349
                           --------    --------
                             38,010     105,349
Deferred:
    Federal                      --          --
    State                        --          --
    Foreign                      --          --
                           --------    --------
                                 --          --
                           --------    --------
      Total                $ 38,010    $105,349
                           ========    ========

      The reported provision for taxes on income (loss) from continuing operations differs from the amount computed by applying the statutory federal income tax rate of 34% to income (loss) before income taxes as follows for the years ended February 28/29:

                                               2005             2004
                                           -----------      -----------

Income tax (benefit) at statutory rate     $(2,488,129)     $    30,371
State taxes, net of federal benefit           (439,081)              --
Foreign income tax rate differential           484,547           74,978
Change in valuation allowance                2,480,673               --
                                           -----------      -----------
                                           $    38,010      $   105,349
                                           ===========      ===========

      The Company provides deferred income taxes for temporary differences between assets and liabilities recognized for financial reporting and income tax purposes. The tax effects of temporary differences for continuing operations at February 28, 2005 and February 29, 2004 are as follows:

                                                    2005             2004
                                                -----------      -----------
Deferred tax assets:
    Net operating loss carry forwards           $ 2,485,480      $     4,807
                                                -----------      -----------

           Total deferred tax assets              2,485,480            4,807
           Less: valuation allowance             (2,485,480)          (4,807)
                                                -----------      -----------
           Net deferred tax assets              $        --      $        --
                                                ===========      ===========

Deferred tax liabilities:
    Amortization of identifiable intangible     $  (553,673)     $  (475,773)
      assets
                                                -----------      -----------
           Total deferred tax liabilities       $  (553,673)     $  (475,773)
                                                ===========      ===========

                   ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

      At February 28, 2005, the Company had tax net operating loss carryforwards ("NOLs") of approximately $2.9 million for federal and state income tax purposes, which expire at varying dates from 2024 to 2019, respectively, and approximately $4.5 million for foreign income tax purposes, which expire at varying dates beginning in 2009. Due to the "change in ownership" provisions of the Tax Reform Act of 1986, the Company's NOLs may be subject to an annual limitation on their utilization against taxable income in future periods if a cumulative change in ownership of more than 50% occurs during any three-year period.

      In assessing the realizability of the net deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends upon either the generation of future taxable income during the periods in which those temporary differences become deductible or the carryback of losses to recover income taxes previously paid during the carryback period. As of February 28, 2005, the Company has provided a valuation allowance of $2,485,480 to reduce the deferred tax assets. The net change in the valuation allowance for fiscal 2005 was an increase of $2,480,673.

      Deferred taxes have been provided for U.S. federal and state income taxes and foreign withholding taxes on the undistributed earnings of non-U.S. subsidiaries expected to be remitted. Applicable foreign taxes have also been provided. On October 22, 2004, the American Jobs Creation Act of 2004 ("AJCA") was signed into law. The AJCA provides several incentives for U.S. multinational corporations and U.S. manufacturers. Subject to certain limitations, the incentives include an 85% dividend received deduction for certain dividends from controlled foreign corporations that repatriate accumulated income abroad, and a deduction for domestic qualified production activities taxable income. The U.S. Treasury Department is expected to issue additional guidance with regard to these provisions. In December 2004, the FASB issued FSP 109-2, "Accounting and Disclosure Guidance for the Foreign Repatriation Provision within the American Jobs Creation Act of 2004." FSP 109-2 states that an enterprise is allowed time beyond the financial reporting period of enactment to evaluate the effect of the AJCA on its plan for reinvestment or repatriation of foreign earnings for the purposes of applying SFAS No. 109. Management is in the process of analyzing whether to take advantage of this opportunity and the potential impact on the Company's income tax provision, if any.

14. LOSS PER COMMON SHARE

      The following is a reconciliation of the numerators and denominators of the basic and diluted loss per common share computations for the years ended February 28, 2005 and February 29, 2004:

                                                  Year Ended      Year Ended
                                                  February 28,    February 29,
                                                     2005            2004
                                                 ------------    ------------
Numerator for basic and diluted loss
per common share:
     Net loss charged to common shareholders     $ (7,311,460)   $    (24,747)

Denominator for basic and diluted loss
per common share:
     Weighted average number of
       common shares outstanding                    9,363,594       6,275,000

                                                 ------------    ------------
Basic and diluted loss per common share          $      (0.78)   $         --
                                                 ============    ============

15. SUBSEQUENT EVENTS (Unaudited)

      In March 2005, the Company issued 12,500 shares of its common stock in exchange for service provided by a consultant. The per-share value of the common stock was $5.95. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act of 1933, as amended.

      In April 2005, the Company entered into a series of agreements, pursuant to which it sold 950,142 units of its securities at $3.50 per unit, or an aggregate of $2,893,497 in net proceeds. Each unit consisted of one share of common stock and one five-year warrant to purchase one share of common stock at an exercise price of $3.50. The warrants vested and became fully exercisable on their issuance dates. The Company also provided certain "piggy-back" registration rights for the shares and the shares underlying the warrants for a period not to exceed five years and agreed to file a re-sale registration statement with the SEC covering the registrable securities on or before June 2005. The Company is subject to certain contractual penalties in the event that any such registration statement is not filed timely or not declared effective by the SEC by the dates specified in the related agreement. The transactions described in this paragraph constituted exempt offerings under Rule 506 of Regulation D to accredited investors.

                  ASTRATA GROUP INCORPORATED AND SUBSIDIARIES
                     (FORMERLY KNOWN AS CETALON CORPORATION)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     FEBRUARY 28, 2005 AND FEBRUARY 29, 2004

      In May 2005, the Company entered into a series of agreements, pursuant to which it sold 92,964 units of its securities at $3.50 per unit, or an aggregate of $283,374 in net proceeds. Each unit consisted of one share of common stock and one five-year warrant to purchase one share of common stock at an exercise price of $3.50. The warrants vested and became fully exercisable on their issuance dates. The Company also provided certain "piggy-back" registration rights for the shares and the shares underlying the warrants for a period not to exceed five years and agreed to file a re-sale registration statement with the SEC covering the registrable securities on or before June 2005. The Company is subject to certain contractual penalties in the event that any such registration statement is not filed timely or not declared effective by the SEC by the dates specified in the related agreement. The transactions described in this paragraph constituted exempt offerings under Rule 506 of Regulation D to accredited investors.

      Subsequent to February 28, 2005, a director of the Company, two of its executive officers, and a director of two wholly-owned subsidiaries of the Company provided unsecured short-term loans to four subsidiaries of the Company totalling $333,000. Of this amount, loans of approximately $168,500 and $50,000 are due on August 31, 2005 and June 30, 2005, respectively; the remaining loans do not have a scheduled due date at this time. The $168,500 loan bears interest at LIBOR plus 3%. The total borrowings also include a loan of approximately $97,000, which bears interest at the rate of 11% per annum (the prime rate of interest when the transaction was consummated). The other $67,500 of loans described in the first sentence of this paragraph are non-interest bearing.

      From February 28, 2005 to June 3, 2005, the South African Rand weakened against the U.S. dollar by approximately 17%.

      See Notes 7 and 8 for other subsequent events.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Nevada Revised Statutes ("NRS"), Chapter 78

      NRS 78.7502 provides for the discretionary and mandatory indemnification of officers, directors, employees and agents.

      NRS 78.7502 (1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amount paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      NRS 78.7502 (2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      NRS 78.7502 (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 78.7502 (1) or 78.7502
(2), or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

      NRS 78.751 provides that authorization is required for discretionary indemnification of directors, officers, employees or agents, advancement of expenses to those parties and a limitation on indemnification and advancement of expenses.

      NRS 78.751 (1) provides that any discretionary indemnification under NRS 78.7502, unless ordered by a court or advancement pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)   By the stockholders;
(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
(c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
(d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

      NRS 78.751 (2) provides that the articles of incorporation, the by-laws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

      NRS 78.751 (3) provides that the indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.
(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Articles of Incorporation

      Our Articles of Incorporation, as amended, limit the personal liability of directors and officers from damages for breach of fiduciary duty as a director or officer but such provision does not eliminate or limit the liability of a director or officer for:

(i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or
(ii)  the payments of distributions in violation of NRS 78.300.

      Specific provisions relating to the indemnification of our directors and officers are provided for in our By-Laws as specified below.

By-laws

      Article VIII, Section 1 of our By-Laws provides that any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that he or his testator or intestate is or was a Director, officer, or employee of ours, or of any corporation which he, the testator, or intestate served as such at our request, shall be indemnified by us against expenses reasonably incurred by him or imposed on him in connection with or resulting from any appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer, director or employee was liable to us, or to such other corporation, for negligence or misconduct in the performance of his duty.

      Our By-Laws further provide that determination of the rights of such indemnification and the amount thereof may be made at the option of the person to be indemnified pursuant to procedure set forth, from time to time, in the By-Laws, or by any of the following procedures: (a) order of the Court or administrative body or agency having jurisdiction of the action, suit, or proceeding; (b) resolution adopted by a majority of a quorum of our Board of Directors without counting in such majority any directors who have incurred expenses in connection with such action, suit or proceeding; (c) if there is no quorum of directors who have not incurred expenses in connection with such action, suit or proceeding, then by resolution adopted by a majority of the committee of stockholders and directors who have not incurred such expenses appointed by the Board of Directors; (d) resolution adopted by a majority of a quorum of the directors entitled to vote at any meeting; or (e) Order of any Court having jurisdiction over us. Additionally, our By-Laws provide that such right of indemnification shall not be exclusive of any other right which our directors, officers, and employees and the other persons above mentioned may have or hereafter acquire, including their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under article VIII, section 1 of our By-Laws. The provisions of article VIII, section 1 of our By-Laws apply to any member of any committee appointed by the Board of Directors as fully as though each person had been a director, officer or employee.

SEC Policy on Indemnification

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

      The expenses relating to the registration of shares of common stock will be borne by the Company. These expenses, except the SEC registration fee, are estimated to be as follows*:

SEC Registration fee .............................  $  1,941
Accounting fees and expenses .....................    20,000
Legal fees and expenses ..........................    75,000
Printing and engraving expenses ..................     2,000
Registrar and transfer agent's fees...............       500
Miscellaneous fees and expenses ..................     1,000
    Total ........................................  $100,441

----------
* The selling stockholders will pay any sales commissions or underwriting discounts incurred in connection with the sale of shares registered hereunder.

Item 26. Recent Sales of Unregistered Securities

      The information set forth below relates to our issuances of securities without registration under the Securities Act, during the year ended February 28, 2005, that were not previously disclosed in one of our periodic reports during the year.

      In September 2004, one of our stockholders (who then beneficially owned approximately 5.5% of our outstanding common stock) lent $1.5 million to us. Concurrently with our receipt of the proceeds of the loan, we agreed to grant the stockholder two-year warrants (which vested and became fully exercisable on the grant date) to purchase up to 48,000 shares of our common stock at an exercise price of $2.00 per share. The Company has recorded this transaction as a finance charge of $139,000 using Black-Scholes to estimate the fair value. In connection with the grant of the warrants, we also agreed to provide certain registration rights for a period not to exceed five years in respect of the shares underlying the warrants and for certain other shares then owned by the stockholder. The registration rights agreement does not contain any specific deadlines or financial penalties relating to the filing or effectiveness of the registration statement. In November 2004, with retroactive effect to the date of the original borrowing, the stockholder and we amended the loan arrangement such that the due date was extended by approximately 90 days to June 30, 2005, and the principal and accrued interest was initially convertible into shares of our common stock at the rate of $5.00 per share but subsequently adjusted in November 2004 to $4.88 per share. The stockholder's conversion privilege expires when we have privately issued our common stock for an aggregate consideration of at least $10 million. Interest at the rate of 15%, compounded annually, continued to be due and payable concurrently with the principal. Concurrently with the amendment of the loan arrangement, we also granted the stockholder two-year warrants (which vested and became fully exercisable on the grant date) to purchase up to 32,000 shares of our common stock at an exercise price of $5.00 per share. The transactions described in this paragraph constituted exempt offerings under Rule 506 of Regulation D to a single accredited investor.

      In December 2004, we sold a $384,000 convertible demand note to the same stockholder who was referenced in the preceding paragraph. The holder's conversion privilege under the December 2004 note expires when we have privately issued our common stock for an aggregate of at least $10 million. The principal is due upon 15 days' written demand, but no later than June 30, 2005. Interest at the rate of 15%, compounded annually, is due and payable concurrently with the principal. In connection with the sale of the note, we granted warrants (which vested and became fully exercisable on the grant date) to the holder to purchase up to 12,000 shares of our common stock at an exercise price of $5.00 per share. We recorded the grant of the warrants as a finance charge of $28,000 using the Black-Scholes option-pricing model to estimate their fair value. The transaction described in this paragraph constituted an exempt offering under Rule 506 of Regulation D to an accredited investor.

      In December 2004, we entered into a series of agreements, pursuant to which we sold 151,428 units of our securities at $5.25 per unit, or an aggregate of $841,247 in net proceeds. Each unit consisted of one share of common stock and one two-year warrant to purchase one share of common stock at an exercise price of $5.00. The warrants vested and became fully exercisable on their issuance dates. We also provided certain "piggy-back" registration rights for the shares and the shares underlying the warrants for a period not to exceed three years, and agreed to file a re-sale registration statement with the SEC covering the registrable securities on or before June 2005. We are not subject to any contractual penalties if such registration statement is not filed timely or declared effective by the SEC by any specific date. The transactions described in this paragraph constituted exempt offerings under Rule 506 of Regulation D to accredited investors.

      In December 2004, we entered into an agreement pursuant to which we sold 100,000 units of our securities to a then-existing stockholder at $5.25 per unit, for an aggregate of $525,000 in gross proceeds. Each unit consisted of one share of common stock and one five-year warrant to purchase one share of our common stock at an exercise price of $5.00. The warrants vested and became fully exercisable on the issuance date. We also granted the stockholder certain "piggy-back" and "S-3" re-sale registration rights for the common stock and the shares of common stock underlying the warrants, as well as for other shares then owned by such stockholder for a period not to exceed three years and agreed to file a re-sale registration statement with the SEC covering the registrable securities on or before June 2005. We are not subject to any contractual penalties in the event that any such registration statement is not filed timely or not declared effective by the SEC by any specific date. The transaction described in this paragraph constituted an exempt offering under Rule 506 of Regulation D to a single accredited investor.

      In December 2004, we issued 52,500 shares of our common stock in exchange for services provided by certain consultants. Such shares were valued at $262,500 (estimated to be the fair value based on the trading price on the issuance date). The transactions described in this paragraph constituted exempt offerings under Section 4(2) of the Securities Act.

      In December 2004, we issued 24,100 shares of our common stock to approximately 190 employees in exchange for services rendered. Such shares were valued at $120,500 (estimated to be the fair value based on the trading price on the issuance date). With the exception of one employee and his family member designees and two minor designees of a second employee of ours, none of the persons was a "U.S. person" (as defined in Rule 902 of Regulation S), and each of the issuances constituted an "offshore transaction" (as defined in Rule 902 of Regulation S). The per-share value of the common stock was $5.00 recorded as compensation expense in the amount of $120,500. The transactions described in this paragraph constituted exempt offerings under Regulation S or Section 4(2) of the Securities Act.

      In January 2005, we issued 150,000 shares of our common stock to three newly appointed, non-management directors in connection with their appointment as directors. The per-share value of the common stock was $5.00 for an aggregate amount of $750,000. The shares will be earned over a two-year period and are being recorded as compensation expense over such period. We have recognized $62,500 in the year ended February 28, 2005 and recorded the balance of $687,500 as deferred compensation. The transactions described in this paragraph constituted an exempt offering under Rule 506 of Regulation D to accredited investors.

      In January 2005, we issued 160,198 shares of our common stock in connection with an acquisition. We had an independent valuation prepared regarding the acquisition, which estimated a per-share value of $3.02, or an aggregate value of $483,798. The shares bear a legend restricting the resale of 50% thereof for a two-year period and the remaining 50% for a three-year period. The transaction described in this paragraph constituted an exempt offering under
Section 4(2) of the Securities Act.

      In January 2005, we entered into a series of agreements to sell 100,720 units of our securities at $5.25 per unit, for an aggregate of $528,780 in gross proceeds. Each unit consisted of one share of our common stock and one three-year warrant, each for the purchase of one share of our common stock at an exercise price of $5.00 per share. The warrants vested and became fully exercisable on their issuance dates. We also provided certain "piggy-back" registration rights for the shares and the shares underlying the warrants for a period not to exceed three years and agreed to file a registration statement with the SEC covering the resale of the registrable securities on or before June 2005. We are not subject to any contractual penalties in the event that any such registration statement is not filed timely or not declared effective by the SEC by any specific date. None of the subscribers was a "U.S. person" (as defined in Rule 902 of Regulation S), and each of the sales constituted an "offshore transaction" (as defined in Rule 902 of Regulation S). The transactions described in this paragraph constituted exempt offerings under Regulation S.

      In February 2005, we entered into a series of agreements pursuant to which we sold 15,000 units of our securities at $5.25 per unit, for an aggregate of $79,000 in gross proceeds. Each unit consisted of one share of our common stock and one three-year warrant to purchase one share of our common stock at an exercise price of $5.00. The warrants vested and became fully exercisable on their issuance dates. We also provided certain "piggy-back" registration right for the shares and the shares underlying the warrants for a period not to exceed three years and agreed to file a registration statement with the SEC covering the resale of the registrable securities on or before June 2005. We are not subject to any contractual penalties in the event that any such registration statement is not filed timely or not declared effective by the SEC by any specific date. The transactions described in this paragraph constituted exempt offerings under Rule 506 of Regulation D to accredited investors.

      In February 2005, we entered into a series of short-term convertible notes, pursuant to which we borrowed an aggregate of $1,500,000. Principal and accrued interest (at the rate of nine percent per annum) were repaid in April 2005. In connection with obtaining the loans, we issued an aggregate of 15,000 shares of our common stock to the lenders. In February 2005, we also sold and issued 150,000 five-year warrants for the purchase of an equivalent number of shares of common stock. The exercise price of each warrant was $5.00, subject to certain anti-dilution provisions. The warrants vested and became fully exercisable on their issue dates. The values assigned to the shares and warrants represent finance charges and will be expensed over the term of the short-term loan. The values for the shares or common stock and the warrants were estimated separately, with the 15,000 shares being valued at $6.375 per share and the 150,000 warrants being valued using an option-pricing model at $196,000. The Company also provided certain "piggy-back" registration rights for the shares underlying the notes, for the issued shares, and for the shares underlying the warrants for a period not to exceed five years and agreed to file a registration statement with the SEC covering the registrable securities on or before June 2005. The Company is not subject to any contractual penalties in the event that any such registration statement is not filed timely or not declared effective by the SEC by any specific date. The transactions described in this paragraph constituted exempt offerings under Rule 506 of Regulation D to accredited investors.

      In February 2005, we issued 59,940 shares of our common stock in connection with an acquisition. The purchase agreement assigned a per-share value of $5.005 with an aggregate amount of $300,000. The shares bear a legend restricting the resale thereof for a three-year period. The transaction described in this paragraph constitutes an exempt offering under Section 4(2) of the Securities Act.

      In March 2005, the Company issued 12,500 shares of its common stock in exchange for service provided by a consultant. The per-share value of the common stock was $5.95. The transaction described in this paragraph constituted an exempt offering under Section 4(2) of the Securities Act of 1933, as amended.

      In April 2005, the Company entered into a series of agreements, pursuant to which it sold 950,142 units of its securities at $3.50 per unit, or an aggregate of $2,893,497 in net proceeds. Each unit consisted of one share of common stock and one five-year warrant to purchase one share of common stock at an exercise price of $3.50. The warrants vested and became fully exercisable on their issuance dates. The Company also provided certain "piggy-back" registration rights for the shares and the shares underlying the warrants for a period not to exceed five years and agreed to file a re-sale registration statement with the SEC covering the registrable securities on or before June 2005. The Company is subject to certain contractual penalties in the event that any such registration statement is not filed timely or not declared effective by the SEC by the dates specified in the related agreement. The transactions described in this paragraph constituted exempt offerings under Rule 506 of Regulation D to accredited investors.

      In May 2005, the Company entered into a series of agreements, pursuant to which it sold 92,964 units of its securities at $3.50 per unit, or an aggregate of $283,374 in net proceeds. Each unit consisted of one share of common stock and one five-year warrant to purchase one share of common stock at an exercise price of $3.50. The warrants vested and became fully exercisable on their issuance dates. The Company also provided certain "piggy-back" registration rights for the shares and the shares underlying the warrants for a period not to exceed five years and agreed to file a re-sale registration statement with the SEC covering the registrable securities on or before June 2005. The Company is subject to certain contractual penalties in the event that any such registration statement is not filed timely or not declared effective by the SEC by the dates specified in the related agreement. The transactions described in this paragraph constituted exempt offerings under Rule 506 of Regulation D to accredited investors.

Item 27. Exhibits

Exhibit No.        Description

Exhibit 2.1        Cetalon  Corporation  Court  Order  of May 27,  2004 and
                   Second Amended Disclosure Statement and Plan of Reorganization incorporated by reference to Exhibit 2.1 to Form 8-K filed on August 9, 2004.

Exhibit 2.2 Articles of Merger between Astrata Group Incorporated (as merging entity) and Cetalon Corporation (as surviving entity), filed with Secretary of State of Nevada on August 3, 2004 incorporated by reference to
                   Exhibit 2.2 to Form 8-K filed on August 9, 2004.

Exhibit 2.3 Certificate of Correction to the Articles of Merger filed with Secretary of State of Nevada on August 4, 2004, incorporated by reference to Exhibit 2.2a to Form 8-K filed on August 9, 2004.

Exhibit 3.1 Amended and Restated Articles of Incorporation of the Registrant as filed with the Secretary of State of Nevada on July 30, 2004, incorporated by reference to
                   Exhibit 3.1b to Form 8-K filed on August 9, 2004.

Exhibit 3.2 By-Laws of the Registrant, incorporated by reference from Exhibit 3.2 of the Company's Registration Statement on Form SB-2, as filed with the Securities an Exchange Commission on October 7, 1998.

Exhibit 5.1 Form of opinion of Bryan Cave LLP regarding legality of common stock (to be filed by amendment).

Exhibit 10.1 Share Exchange Agreement, dated August 2, 2004, by and among the Registrant and the entities listed on the signature page thereof, incorporated by reference to
                   Exhibit 10.1 to Form 8-K filed on August 9, 2004.

Exhibit 10.2 Consultant Agreement between Optron Technologies, Inc. and The Watley Group LLC, dated February 14, 2004, incorporated by reference to Exhibit 10.2 to the
                   Company's  Annual  Report on Form 10-KSB,  filed on June
                   14, 2005.

Exhibit 10.3 Amended and Restated Promissory Note of Astrata Group Incorporated in favor of Walter Jared Frost, dated September 27, 2004, incorporated by reference to Exhibit
                   10.3 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.4 Common Stock Purchase Warrant for 48,000 shares of Astrata Group Incorporated common stock in favor of Walter Jared Frost, dated September 27, 2004, incorporated by reference to Exhibit 10.4 to the
                   Company's  Annual  Report on Form 10-KSB,  filed on June
                   14, 2005.

Exhibit 10.5 Registration Rights Agreement between Astrata Group Incorporated and Walter Jared Frost, dated September 27, 2004, incorporated by reference to Exhibit 10.5 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.6 Common Stock Purchase Warrant for 32,000 shares of Astrata Group Incorporated common stock in favor of
                   Walter Jared Frost, dated November 30, 2004, incorporated by reference to Exhibit 10.6 to the
                   Company's  Annual  Report on Form 10-KSB,  filed on June
                   14, 2005.

Exhibit 10.7 Promissory Note of Astrata Group Incorporated in favor of Walter Jared Frost, dated December 14, 2004, incorporated by reference to Exhibit 10.7 to the
                   Company's  Annual  Report on Form 10-KSB,  filed on June
                   14, 2005.

Exhibit 10.8 Common Stock Purchase Warrant for 12,000 shares of Astrata Group Incorporated common stock in favor of
                   Walter Jared Frost, dated December 14, 2004, incorporated by reference to Exhibit 10.8 to the
                   Company's Annual Report on Form 10-KSB, filed on June 14, 2005. Exhibit 10.9 Registration Rights Agreement
                   between  Astrata  Group  Incorporated  and Walter  Jared
                   Frost, dated December 14, 2004, incorporated by reference to Exhibit 10.9 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.10 Form of Astrata Group Incorporated Regulation S Subscription Agreement, incorporated by reference to
                   Exhibit 10.10 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.11 Form of Astrata Group Incorporated Regulation S Common Stock Purchase Warrant Agreement, incorporated by reference to Exhibit 10.11 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.12 Form of Astrata Group Incorporated Regulation D Subscription Agreement, incorporated by reference to
                   Exhibit 10.12 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.13 Form of Astrata Group Incorporated Regulation D Common Stock Purchase Warrant Agreement, incorporated by reference to Exhibit 10.13 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.14 Engagement Letter among Westminster Securities Corporation, Rodman & Renshaw, LLC, and Astrata Group Incorporated, dated March 2, 2005, incorporated by reference to Exhibit 10.14 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.15 Co-Placement Agents Agreement among Westminster Securities Corporation, Rodman & Renshaw, LLC, and Astrata Group Incorporated, dated March 2, 2005, incorporated by reference to Exhibit 10.15 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.16 Medium Term Loan Facility Agreement between Pointe Capital Limited and Astrata Europe Ltd, dated August 1, 2004, incorporated by reference to Exhibit 10.16 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.17 Registration Rights Agreement between Pointe Capital Limited and Astrata Group Incorporated, dated November 2004, incorporated by reference to Exhibit 10.17 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.18 Letter of Instruction and Amendment to Medium Term Loan Facility between Pointe Capital Limited and Astrata Group Incorporated, dated February 2, 2005, incorporated by reference to Exhibit 10.18 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.19 Form of short-term Convertible Promissory Note of Astrata Group Incorporated, dated February 22, 2005, incorporated by reference to Exhibit 10.19 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.20 Form of short-term conversion Warrant to Purchase Shares of Astrata Group Incorporated common stock, dated February 22, 2005, incorporated by reference to Exhibit
                   10.20 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.21 Warrants for 10,000 shares of Astrata Group Incorporated common stock in favor of Westminster Securities Corporation, dated February 28, 2005, incorporated by reference to Exhibit 10.21 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.22 Form of standard Warrant to Purchase Shares of Astrata Group Incorporated common stock, dated February 2005, incorporated by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.23 Acquisition Agreement between Optron (Pty) Ltd. and Nanini 209 CC (SureTrack), dated June 3, 2004, incorporated by reference to Exhibit 10.23 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.24 Addendum to Acquisition Agreement between Optron (Pty) Ltd. and Nanini 209 CC (SureTrack), dated January 5, 2005, incorporated by reference to Exhibit 10.24 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.25 Share Sale Purchase Agreement between Astrata (Malaysia) Sdn Bhd (Co. No. 645257-D), Astrata Geotrax Sdn Bhd (Co. No. 645151-M) and Geotrax Technologies Sdn Bhd (Co. No. 519403A), dated February 28, 2005, incorporated by reference to Exhibit 10.25 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.26 Form of Private Placement Subscription Agreement, incorporated by reference to Exhibit 10.26 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 10.27 Form of Private Placement Warrant to purchase shares of Astrata Group Incorporated common stock, incorporated by reference to Exhibit 10.27 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 21.1 Subsidiaries of Astrata Group Incorporated, incorporated by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-KSB, filed on June 14, 2005.

Exhibit 23.1*      Consent of Squar, Milner, Reehl & Williamson, LLP.

Exhibit 23.2*      Consent of BKR Logista Incorporated.

Exhibit 24.1*      Power of Attorney (included on signature page).

-------------------
*     Filed herewith

Item 28. Undertakings

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii)  To  include   any   additional   or  changed   material
information with respect to the plan of distribution.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on June 24, 2005.

                                      ASTRATA GROUP INCORPORATED

                                      By:      /s/ Trevor Venter
                                               ---------------------------------
                                      Name:    Trevor Venter
                                      Title:   Chief Executive Officer

                                      By:      /s/ Martin Euler
                                               ---------------------------------
                                      Name:    Martin Euler
                                      Title:   Chief Financial Officer and
                                               Secretary

      Each person whose signature appears below constitutes and appoints Trevor Venter and Martin Euler each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      In accordance with the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By:       /s/ Trevor Venter                               Dated: June 24, 2005
          ------------------------------------------
Name:     Trevor Venter
Title:    Chief Executive Officer
          (Principal Executive Officer)

By:       /s/ Martin Euler                                Dated: June 24, 2005
          ------------------------------------------
Name:     Martin Euler
Title:    Chief Financial Officer, Secretary
          and Director
          (Principal Accounting Officer)

By:       /s/ Anthony Harrison                            Dated: June 24, 2005
          ------------------------------------------
Name:     Anthony Harrison
Title:    Chairman of the Board

By:       /s/ Anthony J.A. Bryan                          Dated: June 24, 2005
          ------------------------------------------
Name:     Anthony J.A. Bryan
Title:    Director

By:                                                       Dated: June 24, 2005
          ------------------------------------------
Name:     Paul Barril
Title:    Director

By:                                                       Dated: June 24, 2005
          ------------------------------------------
Name:     Stefanie Powers
Title:    Director